   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1998
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           SPECTRASITE HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATES OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      4899
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   56-2027322
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                              8000 REGENCY PARKWAY
                                   SUITE 570
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112
                         (ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                           AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                DAVID P. TOMICK
                           SPECTRASITE HOLDINGS, INC.
                              8000 REGENCY PARKWAY
                                   SUITE 570
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112
                      (NAME, ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                 AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                               ------------------
                Please address a copy of all communications to:

                               TIMOTHY J. KELLEY
                                THOMAS D. TWEDT
                         DOW, LOHNES & ALBERTSON, PLLC
                        1200 NEW HAMPSHIRE AVENUE, N.W.
                             WASHINGTON, D.C. 20036
                                 (202) 776-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                               ------------------

                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

TITLE OF EACH CLASS OF SECURITIES TO            PROPOSED MAXIMUM AGGREGATE                AMOUNT OF
BE REGISTERED                                         OFFERING PRICE                   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
12% Senior Discount Notes Due 2008....                 $128,916,137                        $35,839
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f).

                               ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

THIS INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                              [SPECTRASITE LOGO]

                 SUBJECT TO COMPLETION, DATED NOVEMBER 10, 1998
PROSPECTUS

                           SPECTRASITE HOLDINGS, INC.

OFFER TO EXCHANGE SERIES B 12% SENIOR DISCOUNT NOTES DUE 2008
FOR ANY AND ALL OUTSTANDING 12% SENIOR DISCOUNT NOTES DUE 2008.

                            TERMS OF EXCHANGE OFFER

- Expires 5:00 p.m., New York City time,           , 1998, unless extended

- Subject to certain customary conditions, which we may waive

- All outstanding notes that are validly tendered and not withdrawn will be exchanged

- Tenders of outstanding notes may be withdrawn any time prior to the expiration of the Exchange Offer

- The exchange of notes will not be a taxable exchange for U.S. Federal tax purposes

- We will not receive any proceeds from the Exchange Offer

- The terms of the notes we will issue in the Exchange Offer are substantially identical to the outstanding notes, except that certain transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes

     Each broker-dealer that receives registered notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such notes. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers may use this Prospectus in connection with resales of notes received in exchange for the outstanding notes where such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. SpectraSite has agreed that, for a period of 180 days after the expiration of the Exchange Offer or until such broker-dealers have sold all registered notes held by them, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" COMMENCING ON PAGE 12.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                          , 1998

                          CERTAIN INTRODUCTORY MATTERS

     Our company was formed in 1997 by combining three existing companies: U.S. Towers, Inc., a Delaware corporation; TeleSite Services, LLC, an Arkansas limited liability company ("Telesite"); and Metrosite Management LLC, an Arkansas limited liability company ("Metrosite"). We have grown since our formation primarily through equity financings and either completed or pending acquisitions. Because of the number of parties and transactions involved in our development, we use the following terms in this Prospectus:

     - "SpectraSite" refers to SpectraSite Holdings, Inc., a Delaware corporation, and the "Company" and "we" or "our" each refers to SpectraSite, its subsidiaries and all predecessor entities to SpectraSite and its subsidiaries collectively, unless the context requires otherwise.

     - The "Series A Investors" are Whitney Equity Partners, L.P. and Kitty Hawk Capital Limited Partnership, III.

     - The "Series B Investors" are Whitney Equity Partners, L.P., Whitney Strategic Partners III, L.P., J.H. Whitney III, L.P., Waller-Sutton Media Partners, L.P., Kitty Hawk Capital Limited Partnership, III, Kitty Hawk Capital Limited Partnership, IV, Eagle Creek Capital, L.L.C., The North Carolina Enterprise Fund, L.P., Finley Family Limited Partnership, William R. Gupton, Jack W. Jackman and Alton D. Eckert.

     - "Operations Data Adjustments" refers to pro forma adjustments to the Company's financial statements which reflect the following transactions:
       (i) the disposition of Metrosite; (ii) the acquisition of five towers from H&K Investments LLC; (iii) the disposition of a minority interest in Communications Management Specialists, LLC; (iv) the issuance of SpectraSite's 12% Senior Discount Notes Due 2008; (v) the acquisition of GlobalComm, Inc.; and (vi) the acquisition of 40 towers from Airadigm Communications, Inc.

     - "Balance Sheet Adjustments" refers to pro forma adjustments to the Company's financial statements which reflect the acquisition of 40 towers from Airadigm Communications, Inc.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-4 with the Securities and Exchange Commission covering the notes, and this Prospectus is part of our registration statement. For further information on the Company and the notes, you should refer to our registration statement and its exhibits. This Prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the Prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

     Following the Exchange Offer, we will file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") In addition, the indenture governing the outstanding notes and the notes to be issued in this Exchange Offer requires that we file Exchange Act reports with the SEC and provide those reports to the indenture trustee and holders of notes. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York and Chicago. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this Prospectus under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Industry Overview" and "Business" are forward-looking. They include statements concerning (i) growth strategy, (ii) liquidity and capital expenditures, (iii) construction and acquisition activities, (iv) debt levels and ability to obtain financing and service debt,
(v) competitive conditions in the communications site and wireless carrier industries, (vi) regulatory matters affecting the communications site and wireless carrier industries, (vii) projected growth of the wireless communications and wireless carrier industries and (viii) general economic conditions. Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under "Risk Factors."

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. This Prospectus includes specific terms of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this Prospectus in its entirety.

                               THE EXCHANGE OFFER

     On June 26, 1998, we completed the private offering of $225,238,000 aggregate original principal amount at maturity of 12% Senior Discount Notes Due 2008. SpectraSite entered into a Registration Rights Agreement with the initial purchasers of the notes in the private offering in which we agreed, among other things, to deliver to you this Prospectus and to complete the Exchange Offer on or prior to March 10, 1999. You are entitled to exchange in the Exchange Offer your notes for registered notes with substantially identical terms. If the Exchange Offer is not completed on or prior to March 10, 1999, the interest rate on the notes will be increased at a rate of 0.50% per annum until, among other things, the completion of the Exchange Offer. You should read the discussions under the heading "-- Summary of Terms of the Exchange Notes" and "Description of the Notes" for further information regarding the registered notes.

     We believe that the notes issued in the Exchange Offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the "Securities Act"), subject to certain conditions. You should read the discussion under the headings
"-- Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the Exchange Offer and resale of the registered notes.

                                  THE COMPANY

     We are one of the leading full service providers of tower related services in the U.S. wireless communications industry. The Company develops and manages build-to-suit tower networks and provides site acquisition and site management services for major wireless communication companies such as AT&T Wireless, Nextel and Sprint PCS, as well as numerous other entrepreneurial service providers. We are capitalizing on the growing trend toward antennae co-location and independent tower ownership, as leading wireless providers increasingly redirect their capital outlays from tower development to subscriber acquisition activities and local municipalities encourage multiple tenants on single towers. As of September 30, 1998, we owned 45 towers and had an additional 100 towers under construction or scheduled to be completed during 1998. In addition, we plan to expand our tower inventory through future acquisitions or partnerings with major wireless communications service providers and by building or acquiring selective tower assets in strategic geographic areas that will be attractive to multiple tenants.

     Our primary focus is the ownership of multi-tenant towers and the leasing, under long-term contracts, of antennae space on such towers to a variety of wireless service providers, including personal communications service ("PCS"), cellular, paging, specialized mobile radio ("SMR"), enhanced specialized mobile radio ("ESMR") and other providers. We build towers suited for multi-tenant use generally under build-to-suit programs and typically do not start construction of a tower until an anchor tenant has agreed to lease antenna space on the tower. The Company retains ownership of the tower and has the ability to co-locate additional tenants. We believe that many wireless service providers are using build-to-suit programs as an alternative to tower ownership and that this outsourcing trend is likely to continue. Our build-to-suit programs provide a comprehensive solution to those wireless service providers seeking to minimize their capital expenditures, overhead and time associated with the build-out and ongoing maintenance of their wireless network infrastructure.

     We also offer comprehensive site acquisition services, including site location analysis; site acquisition; zoning and land use permitting; Federal Aviation Administration ("FAA") compliance analysis and filing; and contract, title and building permit administration. The Company has provided an array of site acquisition services for major wireless service providers in 22 states, covering approximately 3,700 sites. In addition, we provide comprehensive site management services for communications sites. We manage not only our own tower sites, but also over 1,000 sites for carriers. Site acquisition and site management allow us to offer a complete product line of tower services.

     Our principal executive offices are located at 8000 Regency Parkway, Suite 570, Cary, North Carolina 27511, and our telephone number is (919) 468-0112.

BUSINESS AND GROWTH STRATEGIES

     Our strategic objective is to be one of the largest owners and operators of communications towers and to become the premier build-to-suit provider of tower networks in the United States. Our strategy involves the following elements:

     BUILD TOWERS IN AREAS OF INCREASING WIRELESS DEMAND. We are well positioned to capitalize on the trend of wireless service providers outsourcing their investment in, and ownership of, communications sites. Our turnkey operation can develop and implement build-to-suit tower networks and then provide efficient site management services for completed towers. Carriers value our ability to serve all of their tower network development needs. In addition, we selectively invest radio frequency ("RF") engineering and site acquisition costs into sites that we believe have higher than average co-location opportunities.

     PARTNER WITH MAJOR WIRELESS SERVICE PROVIDERS TO ACQUIRE EXISTING TOWERS AND BUILD-TO-SUIT CONTRACTS. We seek to partner with major wireless communications service providers in order to assume ownership of their existing towers directly or through joint ventures. We would also offer our construction and program management expertise to our partners to facilitate timely and efficient build-out of their tower networks. Our ability to offer end-to-end tower development services positions us well for partnering opportunities with carriers seeking to outsource communication site ownership, construction and management.

     ACQUIRE UNDERUTILIZED TOWERS. We intend to continue to make selective acquisitions in the fragmented tower owner and operator industry. Our strategy is to purchase under-utilized towers with high future co-location potential. We regularly evaluate acquisition opportunities, engage in negotiations and submit bids with respect to acquisitions of individual towers, groups of towers and entities that own or manage towers and related businesses.

     MAXIMIZE CO-LOCATION ON TOWERS. We work to maximize the number of tenants on each of our towers in order to increase tower cash flow rapidly. Since most tower costs are fixed, leasing available space on an existing tower generates additional revenue with minimal additional expense. We have a separate sales force to market available co-location opportunities to wireless communications providers.

     CAPITALIZE ON STRONG RELATIONSHIPS WITH MAJOR WIRELESS SERVICE PROVIDERS. We have established a reputation as a highly professional, responsive build-to-suit and site acquisition provider. Our experience is that a high level of responsiveness and the rapid development of tower sites for an existing customer ensures that we will continue to be an integral part of that customer's build-out plans. Additionally, we believe that we can build upon existing relationships with wireless service providers to source new build-to-suit customers and acquisition opportunities.

     LEVERAGE SITE ACQUISITION SERVICES. Over the last six years, the Company has performed an array of site acquisition services covering approximately 3,700 sites for major wireless service providers, including ALLTEL, BellSouth Mobility, GTE Mobility, Horizon, Nextel and Powertel. We anticipate that site acquisition customers will continue to account for a significant portion of our build-to-suit activity.

COMPANY STRENGTHS

     The tower leasing business provides a diversified, stable, recurring cash flow stream due to the long-term nature of the customer contracts, the significant relocation costs for tower tenants and multiple customers from different wireless segments. Local opposition to the proliferation of towers also works as a barrier to entry in many markets. Once a tower is built for an anchor tenant, co-location tenants provide high incremental cash flow margins due to low, fixed tower maintenance expense. Leases are typically for an initial term of five years with four or five additional five-year renewal periods and provide for regular rent increases throughout their term. The term of the anchor tenant lease typically matches the term of the ground lease underlying the tower. Towers can accommodate a broad array of wireless communications carriers and, therefore, revenues are not dependent upon any specific wireless segment or technology.

     We believe that the following strengths will enable us to successfully expand our business:

     BUILD-TO-SUIT FOCUS. Our team specializes in developing and building tower networks to suit the needs of wireless communications carriers. We believe that our primary focus on and expertise in build-to-suit programs is unique among our major competitors.

     EXPERIENCED MANAGEMENT. Our senior managers have acquired over 3,700 communications sites and built more than 1,000 towers. In addition, we provide tower management services to approximately 1,100 sites, consisting of both Company owned and carrier owned tower sites. We believe that our industry experience allows us to offer quality service and proven results to wireless communications providers in their network build-outs.

     CAPABILITY TO MANAGE MULTIPLE PROJECTS. Our team successfully manages multiple site acquisition and tower development projects in various locations at the same time. We believe that the ability to undertake concurrent build-to-suit programs in multiple markets is attractive to wireless service providers.

     STANDARDIZED PROCEDURES AND SPECIFICATIONS. We use a pre-qualified pool of architectural, engineering and construction contractors that work within the Company's standard guidelines and have a demonstrated capacity for multiple projects. In addition, our team can effectively and efficiently (i) plan the project, (ii) secure the sites by purchase or lease, (iii) obtain zoning approvals, and (iv) manage all site preparation and tower construction.

     INTEGRATED PROVIDER OF SITE DEVELOPMENT SERVICES. We benefit from our integrated, comprehensive site development and program management capabilities. Wireless service providers prefer the flexibility of a vendor who can program manage all direct and subcontract functions related to real estate, design, construction and on-going operations.

RECENT EVENTS

     AIRADIGM ACQUISITION. We have agreed to acquire 40 towers from Airadigm Communications, Inc., and we may purchase an additional 7 towers. The total purchase price for all 47 towers is $11.75 million. In connection with this acquisition, we are negotiating with Airadigm for an exclusive multi-year build-to-suit contract. We expect to complete this transaction in November 1998.

     GLOBALCOMM ACQUISITION. In September 1998, we acquired GlobalComm, Inc., a co-location marketing company, for approximately $2 million. GlobalComm's founder and president, Michael Garrett, joined the Company and is now responsible for our co-location marketing efforts. See "Management" and "Certain Transactions -- GlobalComm Acquisition."

     AMICA ACQUISITION. In August 1998, we acquired 14 ground leases and two towers in inventory for an aggregate purchase price of approximately $474,000 from Amica Wireless PhoneService, Inc.

     H&K ACQUISITION. In June 1998, we acquired five towers for an aggregate purchase price of $1.4 million.

     CMS DISPOSITION. In May 1998, we sold our minority interest in Communications Management Specialists, LLC ("CMS") for $375,000.

     ISSUANCE OF SERIES B PREFERRED STOCK. The Series B Investors agreed to purchase 7,000,000 shares of SpectraSite's Series B Redeemable Preferred Stock for an aggregate purchase price of $28 million. The Series B Investors acquired the shares in three separate transactions in March, August and September, 1998. See "Certain Transactions -- The Series A and Series B Preferred Stock Offerings."

     WHALEN AGREEMENT. In February 1998, the Company entered into an agreement with Whalen & Company, Inc. to jointly provide services for certain projects. We expect such joint projects to generate additional build-to-suit opportunities. In addition to various projects that the parties may pursue together, Whalen agreed to bring us acquisition opportunities, and Whalen will receive a fee for any such acquisitions we complete.

                         SUMMARY OF THE EXCHANGE OFFER

Registration Rights Agreement.............  You have the right to exchange your notes for registered notes with substantially identical terms. The Exchange
                                            Offer is intended to satisfy these rights. After the
                                            Exchange Offer is complete, you will no longer be
                                            entitled to any exchange or registration rights with
                                            respect to your notes.
The Exchange Offer........................  We are offering to exchange $1,000 principal amount at maturity of SpectraSite's Series B 12% Senior Discount
                                            Notes Due 2008 which have been registered under the
                                            Securities Act (the "Exchange Notes") for each $1,000
                                            principal amount at maturity of SpectraSite's
                                            outstanding 12% Senior Discount Notes Due 2008 which
                                            were issued in June 1998 in a private offering (the "Old
                                            Notes"). In order to be exchanged, an Old Notes must be
                                            properly tendered and accepted. All outstanding Old
                                            Notes that are validly tendered and not validly
                                            withdrawn will be exchanged.
                                            As of this date there is $225,238,000 aggregate
                                            principal amount at maturity of Old Notes outstanding.
                                            We will issue Exchange Notes on or promptly after the
                                            expiration of the Exchange Offer.
Resales...................................  We believe that the Exchange Notes may be offered for resale, resold and otherwise transferred by you without
                                            compliance with the registration and prospectus delivery
                                            provisions of the Securities Act provided that:
                                            - the Exchange Notes issued in the Exchange Offer are
                                              being acquired in the ordinary course of your
                                              business;
                                            - you are not participating, do not intend to
                                              participate, and have no arrangement or understanding
                                              with any person to participate, in the distribution of
                                              the Exchange Notes issued to you in the Exchange
                                              Offer; and
                                            - you are not an "affiliate," as defined under Rule 405
                                              of the Securities Act, of ours.

                                            If our belief is inaccurate and you transfer any
                                            Exchange Note issued to you in the Exchange Offer
                                            without delivering a prospectus meeting the requirements
                                            of the Securities Act or without an exemption from
                                            registration of your Exchange Notes from such
                                            requirements, you may incur liability under the
                                            Securities Act. We do not assume or indemnify you
                                            against such liability. Each broker-dealer that is
                                            issued Exchange Notes for its own account in exchange
                                            for Old Notes which were acquired by such broker-dealer
                                            as a result of market-making or other trading
                                            activities, must acknowledge that it will deliver a
                                            prospectus meeting the requirements of the Securities
                                            Act in connection with any resale of the Exchange Notes.
                                            A broker-dealer may use this Prospectus for an offer to
                                            resell, resale or other retransfer of the Exchange Notes
                                            issued to it in the Exchange Offer.
Record Date...............................  We mailed this Prospectus and the related Exchange Offer documents to persons who were registered holders of Old
                                            Notes on           , 1998.
Expiration Date...........................  The Exchange Offer will expire at 5:00 p.m., New York
                                            City time,           , 1998, unless we decide to extend
                                            the expiration date.
Conditions to the Exchange Offer..........  The Exchange Offer is subject to certain customary conditions, which we may waive.
Procedures for Tendering Old Notes........  Each holder of Old Notes wishing to accept the Exchange
                                            Offer must complete, sign and date the accompanying
                                            Letter of Transmittal, or a facsimile thereof, or
                                            arrange for The Depository Trust Company ("DTC") to
                                            transmit certain required information to the Exchange
                                            Agent in connection with a book-entry transfer or mail
                                            or otherwise deliver such documentation, together with
                                            your Old Notes, to the United States Trust Company of
                                            New York, as Exchange Agent, at the address set forth
                                            under "The Exchange Offer -- Exchange Agent."
                                            By tendering your Old Notes in this manner, you will be
                                            representing among other things, that:
                                            - the Exchange Notes you acquire pursuant to the
                                              Exchange Offer are being acquired in the ordinary course
                                              of your business;
                                            - you are not participating, do not intend to
                                              participate, and have no arrangement or understanding
                                              with any person to participate, in the distribution of
                                              the Exchange Notes issued to you in the Exchange
                                              Offer; and
                                            - you are not an "affiliate" of ours.
Untendered Old Notes......................  If you are eligible to participate in the Exchange Offer and you do not tender your Old Notes, you will not have
                                            any further registration or exchange rights and your Old
                                            Notes will continue to be subject to certain
                                            restrictions on transfer. Accordingly, the liquidity of
                                            the market for such Old Notes could be adversely
                                            affected.

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

Special Procedures for Beneficial
  Owners..................................  If you beneficially own Old Notes registered in the name of a broker, dealer, commercial bank, trust company or
                                            other nominee and you wish to tender your Old Notes in
                                            the Exchange Offer, you should contact such registered
                                            holder promptly and instruct it to tender on your
                                            behalf. If you wish to tender on your own behalf, you
                                            must, prior to completing and executing the Letter of
                                            Transmittal and delivering your Old Notes, either
                                            arrange to have your Notes registered in your name or
                                            obtain a properly completed bond power from the
                                            registered holder. The transfer of registered ownership
                                            may take considerable time.
Guaranteed Delivery Procedures............  If you wish to tender your Old Notes and time will not permit your required documents to reach the Exchange
                                            Agent by the Expiration Date, or the procedure for
                                            book-entry transfer cannot be completed on time or
                                            certificates for Exchange Notes cannot be delivered on
                                            time, you may tender your Old Notes pursuant to the
                                            procedures described in this Prospectus under the
                                            heading "The Exchange Offer -- Guaranteed Delivery
                                            Procedures."
Withdrawal Rights.........................  You may withdraw the tender of your Old Notes at any time prior to 5:00 p.m., New York City time, on
                                                      , 1998.
Certain U.S. Federal Tax Considerations...  The exchange of notes will not be a taxable event for
                                            United States federal income tax purposes.
Use of Proceeds...........................  We will not receive any proceeds from the issuance of
                                            Exchange Notes pursuant to the Exchange Offer. We will
                                            pay all our expenses incident to the Exchange Offer.
Exchange Agent............................  United States Trust Company of New York is serving as
                                            Exchange Agent in connection with the Exchange Offer.

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

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. In this regard, we use the term "Notes" when describing provisions that govern or otherwise pertain to both the Old Notes and the Exchange Notes. The Exchange Notes will evidence the same debt as the Old Notes and both the Old Notes and the Exchange Notes are governed by the same indenture.

Exchange Notes............................  Series B 12% Senior Discount Notes Due 2008 of
                                            SpectraSite Holdings, Inc.
Maturity..................................  July 15, 2008
Accreted Value and Interest...............  The initial accreted value of the Exchange Notes will be
                                            $554.97 per $1,000 principal amount at maturity. The
                                            Exchange Notes will accrete at a daily rate of 12% per
                                            year, compounded semiannually, to an aggregate principal
                                            amount of $225,238,000 by July 15, 2003. Cash interest
                                            will begin to accrue on July 15, 2003, and we will pay
                                            cash interest on January 15, 2004, and on each July 15
                                            and January 15 thereafter, at a rate of 12% per year.
Optional Redemption.......................  Except as described below, we cannot redeem the Notes prior to July 15, 2003. After that date, we may redeem
                                            all or a portion of the Notes at specified redemption
                                            prices, plus accrued and unpaid interest, to the
                                            applicable redemption date. In addition, on any one or
                                            more occasions prior to July 15, 2001, we may redeem up
                                            to 25% of the aggregate principal amount at maturity of
                                            the Notes issued with the net cash proceeds from one or
                                            more equity offerings. The redemption price would be
                                            112% of the accreted value on the redemption date. You
                                            should refer to the heading "Description of
                                            Notes -- Optional Redemption" for further details.
Ranking...................................  The Notes:
                                            - are general unsecured obligations of SpectraSite;
                                            - rank equal in right of payment with all existing and
                                              future unsecured senior indebtedness of SpectraSite;
                                            - are senior in right of payment to all future
                                              subordinated indebtedness of SpectraSite; and
                                            - are effectively subordinated to all indebtedness,
                                              liabilities and other obligations of SpectraSite's
                                              subsidiaries.
                                            SpectraSite conducts all operations through its
                                            subsidiaries, and SpectraSite's subsidiaries are not
                                            guarantors of the Notes. As of September 30, 1998,
                                            SpectraSite had no outstanding liabilities other than
                                            the Notes, and SpectraSite's subsidiaries had
                                            approximately $3.0 million of indebtedness and other
                                            liabilities.
Certain Covenants.........................  The indenture governing the Notes contains certain covenants for your benefit which, among other things and
                                            subject to certain qualifications, restrict our ability
                                            to:
                                            - incur indebtedness;
                                            - make certain payments;
                                            - issue preferred stock;

                                            - enter into transactions with affiliates;
                                            - create liens;
                                            - sell assets; and
                                            - consolidate, merge or sell substantially all of our
                                              assets.
Change of Control.........................  Upon the occurrence of a change of control of
                                            SpectraSite, we will offer to repurchase your Notes, in
                                            whole or in part, at a price equal to 101% of their
                                            accreted value to the date of purchase prior to July 15,
                                            2003 or 101% of their principal amount, plus accrued and
                                            unpaid interest, if any, to the date of purchase on or
                                            after July 15, 2003.
Form of Exchange Notes....................  The Exchange Notes will be represented by one or more permanent global securities in bearer form deposited
                                            with United States Trust Company of New York, as book
                                            entry depositary, for the benefit of DTC. You will not
                                            receive Exchange Notes in registered form unless one of
                                            the events set forth under the heading "Description of
                                            the Exchange Notes -- Book-Entry; Delivery and Form"
                                            occurs. Instead, beneficial interests in the Exchange
                                            Notes will be shown on, and transfers of these will be
                                            effected only through, records maintained in book-entry
                                            form by DTC with respect to its participants.

                             SUMMARY FINANCIAL DATA

     The following table sets forth summary historical financial data of the Company and its predecessor, TeleSite, as derived from the audited financial statements as of and for (i) the year ended December 31, 1996; (ii) the period from January 1, 1997 to May 12, 1997; (iii) the period from the Company's inception (April 25, 1997) to December 31, 1997; and (iv) the nine-month period ended September 30, 1998. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that you should expect for the entire year.

     The combined financial data presented below for the nine months ended September 30, 1997 were derived from the audited financial statements of TeleSite for the period from January 1, 1997 to May 12, 1997 and the unaudited financial statements of the Company from April 25, 1997 to September 30, 1997. We have prepared the unaudited financial data on the same basis as the audited financial statements and, in our opinion, included all adjustments (consisting only of normal recurring adjustments) necessary to present the included information fairly.

     The unaudited pro forma statement of operations data give effect to the Operations Data Adjustments as if such transactions occurred on January 1, 1997. The unaudited pro forma balance sheet data as of September 30, 1998 give effect to the Balance Sheet Adjustments as if such transactions occurred on September 30, 1998. The information set forth below should be read in conjunction with the "Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto included elsewhere in this Prospectus.

                                                                      SPECTRASITE
                                                              ---------------------------
                                          TELESITE                               PRO
                                 --------------------------                     FORMA        NINE MONTHS ENDED SEPTEMBER 30
                                       (PREDECESSOR)                         JANUARY 1 -    ---------------------------------
                                  YEAR ENDED    JANUARY 1 -    APRIL 25 -      DECEMBER                                PRO
                                 DECEMBER 31,     MAY 12,     DECEMBER 31,       31,        COMBINED   SPECTRASITE    FORMA
                                     1996          1997           1997           1997         1997        1998         1998
                                 ------------   -----------   ------------   ------------   --------   -----------   --------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Site acquisition revenue.....     $8,841        $1,926        $ 5,002        $ 8,830      $ 5,353     $  5,154        7,330
  Site leasing revenue.........         --            --             --          1,066           --          211          970
                                    ------        ------        -------        -------      -------     --------     --------
Total revenues.................      8,841         1,926          5,002          9,896        5,353        5,365        8,300
Cost of revenues:
  Cost of site acquisition
    revenue....................      2,255           595          1,120          1,878        1,573        1,721        1,849
  Cost of site leasing
    revenue....................         --            --             --            328           --          142          378
                                    ------        ------        -------        -------      -------     --------     --------
Total cost of revenues.........      2,255           595          1,120          2,206        1,573        1,863        2,227
Gross profit...................      6,586         1,331          3,882          7,690        3,780        3,502        6,073
Selling, general and
  administrative(a)............      4,347         1,798          6,148          9,185        5,320        6,777        8,238
                                    ------        ------        -------        -------      -------     --------     --------
Operating income (loss)(a).....      2,239          (467)        (2,266)        (1,495)      (1,540)      (3,275)      (2,165)
OTHER DATA:
EBITDA(b)......................     $2,330        $ (411)       $(1,777)       $    55      $ 1,268     $ (2,495)    $   (757)
Adjusted EBITDA(c):
  Site acquisition.............                                                   (742)                   (2,328)        (550)
  Site leasing.................                                                   (245)                     (549)         224
Depreciation and
  amortization.................         91            56            489          1,550          272          780        1,409
Capital expenditures(d)........        498            64            850         12,014          220       12,496       24,246
Cash interest expense(e).......         64            31             64             95           71          211          211
SELECTED OPERATING DATA (AT END OF PERIOD):
Number of owned towers..............................................................................          45           85
Number of mandated towers...........................................................................         126          126
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and short term investments.....................................................................    $121,766     $121,766
Total assets........................................................................................     163,171      163,171
Total liabilities...................................................................................     131,956      131,956
Preferred stock.....................................................................................      39,896       39,896
Total shareholders' deficiency......................................................................      (8,681)      (8,681)
Invested equity capital.............................................................................      38,000       38,000

---------------
Notes to Summary Financial Data

(a) Selling, general and administrative expense and operating income attributable to site acquisition activities for the period April
    25 - December 31, 1997 were $2,706 and $1,110, respectively. In addition, selling, general and administrative expense includes approximately $1,463 of non-recurring charges primarily related to formation costs and the operations of Metrosite.

(b) EBITDA consists of operating income (loss) before depreciation and amortization. EBITDA is provided because it is a measure commonly used in the industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

(c) Adjusted EBITDA for any stated period means the sum of (i) the EBITDA of the Company for the fiscal quarters included within the stated period, less the Company's site leasing EBITDA for such stated period, plus (ii) the product of the most recent quarter's site leasing EBITDA included within the stated period and the total number of fiscal quarters within the stated period. Site leasing EBITDA includes, for any stated period, the EBITDA directly attributable to site rental revenue, license or management fees paid to manage, lease or sublease space on communications sites owned, leased or managed by the Company (collectively, "site leasing revenues"). For the purposes of calculating Adjusted EBITDA, the site leasing EBITDA for the most recent quarter included in the stated period shall be determined on a pro forma basis after giving effect to acquisitions or dispositions, new contracts and rent increases as if these events had occurred at the beginning of the fiscal quarter, and eliminating losses related to individual lease or site management contracts. In allocating corporate, general administrative and other operating expenses that are not allocated to any particular line of business in the financial statements of the Company, such expenses shall be allocated to the Company's site leasing business in proportion to its percentage of the total revenues for the applicable period. Adjusted EBITDA for site leasing includes the acquisition from Airadigm of certain towers without co-location tenants.

    Adjusted EBITDA is presented as additional information because management believes that it serves as a useful financial analysis tool for measuring and comparing companies in several areas, such as liquidity, operating performance and leverage. In addition, it is expected that certain debt incurrence covenants of the Company will utilize Adjusted EBITDA to measure compliance with such covenants. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

(d) Historical capital expenditures for TeleSite have been reduced for the periods ended December 31, 1996 and May 12, 1997 by $340 and $258, respectively. These expenditures were for land and construction in progress which were sold prior to the closing of the acquisition of TeleSite. Pro forma capital expenditures for the nine months ended September 30, 1998 includes the aggregate purchase price of $10,000 for the 40 towers to be acquired from Airadigm. See "-- Recent Events."

(e) Cash interest expense does not include interest expense attributable to the Notes. Total pro forma interest expense for the year ended December 31, 1997 and for the nine months ended September 30, 1998 would include interest expense on the Notes, less interest expense related to the note payable issued to Joe L. Finley III in connection with the acquisition of TeleSite and Metrosite, of $15,824 and $9,134, respectively. Cash payment of interest on the Notes does not commence until January 15, 2004.

                                  RISK FACTORS

     Ownership of the Old Notes or the Exchange Notes involves a high degree of risk. Holders of the Old Notes should consider carefully the risk factors below, as well as the other information in this Prospectus, before tendering the Old Notes in the Exchange Offer.

SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF THE COMPANY.

     The Company is and will continue to be highly leveraged. As of September 30, 1998, the Company had total consolidated indebtedness of approximately $131.9 million, total redeemable preferred stock of $39.9 million and total shareholders' deficiency of approximately $8.7 million. Also, the Company's pro forma earnings would have been inadequate to service its pro forma fixed charges by $18.5 million for the year ended December 31, 1997 and $14.7 million for the nine months ended September 30, 1998. We expect that earnings will continue to be inadequate to service the Company's fixed charges at least through fiscal 2000.

     The degree to which the Company will be leveraged could have important consequences. For example, it could

     - make it more difficult for us to satisfy our obligations with respect to the Notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to obtain additional financing;

     - require the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such cash flow to fund our growth strategy, working capital, capital expenditures or other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry; and

     - place us at a competitive disadvantage vis-a-vis less leveraged competitors.

ABILITY TO SERVICE DEBT -- WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make scheduled payments of principal of, or to pay interest on, the Company's debt obligations, and our ability to refinance any such debt obligations, or to fund planned capital expenditures, will depend on the Company's future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We anticipate substantial capital expenditures in connection with our planned tower build out and acquisitions. Based on the Company's current operations and anticipated revenue growth, we believe that, if our business strategy is successful, cash flow from operations and available cash, together with anticipated borrowings under the New Credit Facility, will be sufficient to fund the anticipated capital expenditures through 1999. Thereafter, however, or in the event we exceed our budgeted capital expenditures for 1998 and 1999, we will need to seek additional equity or debt financing to fund our business plan. Failure to obtain any such financing could require us to significantly reduce planned capital expenditures or scale back the scope of build-to-suit activity or acquisitions, any of which could have a material adverse effect on our business, financial condition or results of operations. In addition, we may need to refinance all or a portion of the Company's indebtedness on or prior to its scheduled maturity. There can be no assurance that we will generate sufficient cash flow from operations in the future, that anticipated revenue growth will be realized or that future borrowings or equity contributions will be available in amounts sufficient to service the Company's indebtedness and make anticipated capital expenditures. In addition, there can be no assurance that the Company will be able to effect any required refinancing of its indebtedness on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS EFFECTIVELY JUNIOR TO THE COMPANY'S EXISTING INDEBTEDNESS AND POSSIBLY ALL FUTURE BORROWINGS.

     SpectraSite is a holding company with no business operations of its own. SpectraSite's only significant asset is and will be the outstanding capital stock of its subsidiaries. SpectraSite conducts all of its business operations through its subsidiaries. Accordingly, SpectraSite's only source of cash to pay interest on and the principal of the Notes is distributions with respect to its ownership interest in its subsidiaries from the net earnings and cash flow generated by such subsidiaries. We currently expect that SpectraSite's subsidiaries will retain and use any earnings and cash flow to support their operations, including to service their respective debt obligations. Even if we decided to pay a dividend on or to make a distribution in respect of the capital stock of SpectraSite's subsidiaries, there can be no assurance that the subsidiaries will generate sufficient cash flow to pay such a dividend or distribute such funds to SpectraSite or that applicable state law and contractual restrictions, including negative covenants contained in the debt instruments of such subsidiaries, will permit such dividends or distributions. The Notes are not guaranteed by SpectraSite's subsidiaries. As a result, all indebtedness, including trade payables, of such subsidiaries, including any borrowings under the New Credit Facility, will be structurally senior to the Notes. As of September 30, 1998, SpectraSite's subsidiaries had approximately $3.0 million of liabilities, including trade payables, all of which will be structurally senior in right of payment to the Notes. See "Capitalization."

     The Exchange Offer will likely close before the New Credit Facility is in place. We expect that the New Credit Facility will, subject to certain limited exceptions, prohibit dividends or other distributions by SpectraSite's subsidiaries to SpectraSite. In addition, SpectraSite's subsidiaries will be permitted under the terms of the indenture governing the Notes to incur certain additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to SpectraSite. If any or all of SpectraSite's subsidiaries become subject to bankruptcy proceedings before payment of the Notes, the holders of the Notes are not expected to have claims in such proceedings. Only after such subsidiaries' creditors are fully paid would any remaining value of such subsidiaries' assets be available to SpectraSite or its creditors, including the holders of the shares of the notes. See "-- Substantial Leverage" and "Description of New Credit Facility."

     We expect that the New Credit Facility will permit distributions to SpectraSite in an amount sufficient to pay scheduled interest payments on the notes commencing in 2004, provided that there is no default or event of default outstanding under the New Credit Facility, including under the financial maintenance tests to be set forth in the New Credit Facility. Assuming the Company can meet its scheduled build out program, we believe the Company can comply with the covenants to be contained in the New Credit Facility and, therefore, can make distributions to SpectraSite in amounts sufficient to pay scheduled interest on the Notes, although no assurances can be given that the Company can do so. If SpectraSite's subsidiaries are not able to make distributions to SpectraSite, we will have to pursue other alternatives which may include refinancing the New Credit Facility, seeking other sources of debt or equity capital (if available), or other alternatives.

     We currently anticipate that, in order to pay the principal of the Notes or to redeem or repurchase the Notes upon a change of control under the indenture governing the Notes, we will be required to adopt one or more alternatives, such as refinancing the Company's indebtedness or selling its equity securities or the equity securities or assets of its subsidiaries. There can be no assurance that any of the foregoing actions could be effected on satisfactory terms, that any of the foregoing actions would enable us to pay the principal of the Notes or that any of such actions would be permitted by the terms of the Indenture governing the Notes or any other debt instruments then in effect.

WE CANNOT ASSURE YOU THAT MANDATES WILL YIELD BINDING AGREEMENTS.

     As of September 30, 1998, we had non-binding requests from customers (or "mandates") to build up to 126 towers under build-to-suit programs. Although we believe that the substantial majority of these mandates will result in long-term anchor leases for specific communications towers, there are a number of steps that need to occur before any such leases are executed. These steps include, in some cases, finalization of build-out plans by the customers who have awarded the mandates, completion of due diligence by us and our customers and finalization of other definitive documents between the parties. In addition, consistent with industry practice, mandates are typically verbal agreements. As a result, there can be no assurance as to the percentage of current and future non-binding mandates that will ultimately result in binding anchor tenant leases and constructed towers.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH CONSTRUCTION AND ACQUISITION OF TOWERS.

     Our growth strategy depends on our ability to construct, acquire and operate towers in conjunction with the expansion by wireless service providers of their tower network infrastructure. Our ability to construct new towers can be affected by a number of factors beyond our control, including zoning and local permitting requirements, FAA considerations, availability of tower components and construction equipment, availability of skilled construction personnel and weather conditions. In addition, because the concern over tower proliferation has grown in recent years, certain communities now restrict new tower construction or delay granting permits required for construction. There can be no assurance (i) of the number of mandates that the Company will be awarded or the number of mandates that will result in towers; (ii) that we will be able to overcome regulatory or other barriers to new construction; (iii) that the number of towers planned for construction will be completed in accordance with the requirements of our customers; or (iv) that there will be significant need for the construction of new towers once the wireless service providers complete their tower network infrastructure build-out. Anchor tenant leases may contain penalty or forfeiture provisions in the event the towers are not completed within specified time periods.

     Our expansion plans call for a significant increase in construction activity. There can be no assurance that we will be able to overcome the barriers to new construction or that the number of towers planned for construction will be completed. The failure to complete the necessary construction could have a material adverse effect on our business, financial condition and results of operations.

     With respect to the acquisition of towers, we compete with certain wireless service providers, broadcasters, site developers and other independent tower owners and operators for acquisitions of towers, and we expect such competition to increase. Increased competition for acquisitions may result in fewer acquisition opportunities, as well as higher acquisition prices. We regularly explore acquisition opportunities; however, there can be no assurance that we will be able to identify towers or tower companies to acquire in the future.

WE ANTICIPATE SIGNIFICANT CAPITAL EXPENDITURES.

     Our current plans call for at least $140 million of capital expenditures through fiscal 1999 for the construction and acquisition of communication sites, primarily towers. However, if acquisition or other opportunities present themselves more rapidly than we currently anticipate or if estimates prove inaccurate, we may seek additional sources of debt or equity capital prior to the end of 1999 or scale back the scope of tower construction activity. The availability of additional financing cannot be assured and could be restricted by the terms of the New Credit Facility and the Indenture governing the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Certain Indebtedness."

     We cannot be certain that we will be able to identify, finance and complete future acquisitions on acceptable terms or that we will be able to manage profitably and market available space on the Company's towers. Our business plan depends on the construction or acquisition of additional towers and the profitable operation of our tower assets. Failure to execute our business plan will have a material adverse effect on the Company's business, financial condition or results of operations.

     In addition, the time frame for the current wireless build-out cycle may be limited to the next few years, and many PCS networks have already been substantially completed in large markets. Failure to move quickly and aggressively to obtain growth capital and capitalize on this infrastructure development opportunity could have a material adverse effect on our business, financial condition or results of operations with respect to both site acquisition services and site leasing.

     Implementation of our strategy to expand our site leasing business may impose significant strains on our management, operating systems and financial resources. In addition, we anticipate that operating expenses will increase significantly as we build and acquire additional tower assets. Failure to manage growth or unexpected difficulties encountered during expansion could have a material adverse effect on our business, financial condition or results of operations. The pursuit and integration of build-to-suit prospects, acquisitions, investments, joint ventures and strategic alliances will require substantial attention from the senior management, which will limit the amount of time available to devote to the existing operations. Future acquisitions could result in the incurrence of debt and contingent liabilities and an increase in amortization expenses related to goodwill and other intangible assets, which could have a material adverse effect upon our business, financial condition or results of operations.

TECHNOLOGY RISKS -- OUR BUSINESS DEPENDS ON DEMAND FOR WIRELESS COMMUNICATIONS.

     Our business depends on demand for communications sites from wireless service providers, which, in turn, depends on the demand for wireless services. Success of the Company's business model requires us to secure co-location tenants, and securing co-location tenants depends upon the demand for communications sites from a variety of service providers in a particular market. Factors outside of the Company's control affect the demand for wireless communications services and competition for co-location tenants. A reduction in demand for communications sites or increased competition for co-location tenants could have a material adverse effect on the Company's business, financial condition or results of operations.

     Most types of wireless services currently require ground-based network facilities, including communications sites for transmission and reception. The extent to which wireless service providers lease such communications sites depends on a number of factors beyond the Company's control, including the level of demand for such wireless services, the financial condition and access to capital of such providers, the strategy of providers with respect to owning or leasing communications sites, government licensing of broadcast rights, changes in telecommunications regulations and general economic conditions. In addition, wireless service providers frequently enter into roaming agreements with competitors allowing each other to utilize one another's wireless communications facilities to accommodate customers who are out of range of their home provider's services. Such roaming agreements may be viewed by wireless service providers as a superior alternative to leasing antenna space on communications sites we own. The proliferation of such roaming agreements could have a material adverse effect on our business, financial condition or results of operations.

     The wireless communications industry has undergone significant growth in recent years. A slowdown in the growth of, or reduction in, demand in a particular wireless segment could adversely affect the demand for communications sites. Moreover, wireless service providers often operate with substantial leverage, and financial problems for the Company's customers could result in accounts receivable going uncollected, as well as the loss of customers and the associated lease revenue. A slowdown in growth or reduction in demand affecting the wireless communications industry could have a material adverse effect on our business, financial condition or results of operations.

     The emergence of new technologies could also have a negative impact on our operations. For example, the Federal Communications Commission (the "FCC") has granted license applications for three low-earth orbiting satellite systems that are intended to provide mobile voice and data services. Although such systems are highly capital-intensive and technologically untested, mobile satellite systems could compete with land-based wireless communications systems, thereby reducing the demand for the infrastructure services we provide. The occurrence of any of these factors could have a material adverse effect on our business, financial condition or results of operations.

COMPETITION -- WE COMPETE WITH COMPANIES WHO HAVE GREATER FINANCIAL RESOURCES.

     The Company competes for site leasing tenants with (i) wireless service providers that own and operate their own towers and lease, or may in the future decide to lease, antennae space to other providers, (ii) site acquisition companies which acquire antennae space on existing towers for wireless service providers, manage new tower construction and provide site acquisition services,
(iii) other independent tower construction companies and (iv) traditional local independent tower operators. Wireless service providers that own and operate their own towers generally are substantially larger and have greater financial resources than the Company. We believe that tower location and capacity, price, quality of service and density within a geographic market historically have been and will continue to be the most significant competitive factors affecting the site leasing business.

     The Company competes for acquisition and new tower construction opportunities primarily with site developers and other independent tower companies. We believe that competition for tower acquisitions and new tower construction opportunities will increase and that additional competitors will enter the tower market. Some of these additional competitors have or are expected to have greater financial resources than the Company.

CUSTOMER CONCENTRATION -- OUR HISTORICAL REVENUES COME FROM A FEW CUSTOMERS.

     We currently derive almost all of our revenues from site acquisition activities, and a significant portion of such revenues from a small number of customers. For example, five customers each accounted for over 10% of the Company's revenue during 1997, and those customers in the aggregate represented over 90% of total revenue for the year ended December 31, 1997. For the nine months ended September 30, 1998, only one customer accounted for over 10% of the Company's revenue, but that customer represented almost 60% of the Company's revenue for such period. Customers engage the Company for site acquisition services on a project-by-project basis, and a customer can generally terminate an assignment at any time without penalty. In addition, a customer's need for site acquisition services can decrease, and there can be no assurance that we will be successful in establishing relationships with new clients. Moreover, there can be no assurance that our existing customers will continue to engage the Company for additional projects. The loss of any significant site acquisition customer could have a material adverse effect on our business, financial condition or results of operations. See "Business -- Customers."

     Approximately 78% of our current mandates are from AT&T Wireless, Airadigm, Nextel and Sprint PCS. Mandates awarded under a build-to-suit program can be decreased by the carrier at any time, and a carrier can generally discontinue a build-to-suit program in its entirety at any time. Furthermore, there can be no assurance that current build-to-suit customers will award additional mandates to the Company. A material decrease in the number of mandates awarded by a significant customer or the failure to secure additional mandates in the future could have a material adverse effect on our business, financial condition or results of operations.

PROJECT RISKS -- ANY FAILURE TO MEET CUSTOMER EXPECTATIONS COULD REQUIRE ADDITIONAL EXPENDITURES TO CORRECT AND ADVERSELY AFFECT FUTURE ORDERS.

     Most of the Company's site acquisition services and build-to-suit programs involve projects which are critical to the operations of its customers' businesses. Any failure to meet customer expectations in the performance of its services could damage our reputation and adversely affect our ability to attract new business. In addition, we could incur substantial costs and expend significant resources correcting errors in its work and could become liable for damages caused by such errors. When we bid on contracts where the pricing is fixed, the Company could incur losses with regard to such projects if the expenditures associated with such projects exceed our estimate in making its bid pursuant to that contract.

REGULATORY COMPLIANCE AND APPROVAL -- OUR OPERATIONS REQUIRE COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE REGULATORY AUTHORITIES.

     The Company is subject to a variety of regulations, including those at the federal, state and local level. Both the FCC and the FAA regulate towers and other sites used for wireless communications transmitters and receivers. Such regulations control siting and marking of towers and may, depending on the characteristics of the tower, require registration of tower facilities. Wireless communications devices operating on towers are separately regulated and independently licensed based upon the regulation of the particular frequency used. All proposals to construct new communications sites or to modify existing communications sites are reviewed by both the FCC and the FAA to ensure that a site will not present a hazard to aviation. Owners of towers may have an obligation to paint them or install lighting to conform to FCC and FAA standards and to maintain such painting or lighting. Tower owners may also bear the responsibility for notifying the FAA of any tower lighting failure. The Company generally indemnifies its customers against any failure by the Company to comply with applicable standards. Failure to comply with applicable requirements may lead to civil penalties.

     Local regulations include city or other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations vary greatly, but typically require tower owners to obtain approval from local officials or community standards organizations prior to tower construction. Local regulations can delay or prevent new tower construction or site upgrade projects, thereby limiting the Company's ability to respond to customers' demands. In addition, such regulations increase the costs associated with new tower construction. There can be no assurance that existing regulatory policies will not adversely affect the timing or cost of new tower construction or that additional regulations will not be adopted that will increase such delays or result in additional costs to the Company. Such factors could have a material adverse effect on the Company's business, financial condition or results of operations and on the Company's ability to implement or achieve its business objectives in the future.

     Our customers may also become subject to new regulatory policies which adversely affect the demand for communications sites. In addition, if we pursue international opportunities, we will be subject to regulation in foreign jurisdictions.

REAL PROPERTY -- WE DO NOT OWN THE LAND UNDER OUR TOWERS.

     Our real property interests relating to towers consist of leasehold interests, private easements and licenses and easements and rights-of-way granted by governmental entities. With respect to acquired towers, we generally obtain title insurance on most leased properties and rely on title warranties from sellers with respect to other acquired properties. Our ability to protect our rights against persons claiming superior rights in towers depends on our ability to (i) recover under title policies, the policy limits of which may be less than the purchase price of a particular tower; (ii) in the absence of title insurance coverage, realize on title warranties given by tower sellers, which warranties often terminate after the expiration of a specific period (typically one to three years); and (iii) realize on title covenants from landlords contained in lease agreements.

ENVIRONMENTAL MATTERS -- WE ARE SUBJECT TO ENVIRONMENTAL LAWS THAT IMPOSE LIABILITY WITHOUT REGARD TO FAULT.

     Our operations are subject to federal, state and local environmental laws and regulations regarding the use, storage, disposal, emission, release and remediation of hazardous and nonhazardous substances, materials or wastes. Under certain of these laws, the Company could be held strictly, jointly and severally liable for the remediation of hazardous substance contamination at its facilities or at third-party waste disposal sites and could also be held liable for any personal or property damage related to such contamination. Although we believe that we are in substantial compliance with and have no material liability under all applicable environmental laws, there can be no assurance that the costs of compliance with existing or future environmental laws and liability related thereto will not have a material adverse effect on our business, financial condition or results of operations. See
"Business -- Regulatory and Environmental Matters."

DAMAGED TOWERS -- OUR TOWERS ARE SUBJECT TO NATURAL DISASTERS.

     Our towers are subject to risks associated with natural disasters such as tornadoes, hurricanes and earthquakes. The Company maintains third party insurance to protect us in the event of an accident involving a tower. A tower accident for which we are uninsured or underinsured, or damage to a tower or group of towers, could have a material adverse effect on our business, financial condition or results of operations.

RADIO FREQUENCY EMISSIONS -- RF EMISSIONS HAVE PERCEIVED HEALTH RISKS.

     The Company and the wireless service providers that utilize the Company's towers are subject to government requirements and other guidelines relating to RF emissions. The potential connection between RF emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive. Although we have not been subject to any claims relating to RF emissions, there can be no assurance that we will not be subject to such claims.

KEY PERSONNEL -- OUR SUCCESS DEPENDS ON CERTAIN KEY SENIOR EXECUTIVES.

     The Company's success depends to a significant extent upon the continued services of Stephen H. Clark, its Chairman and Chief Executive Officer, Joe L. Finley, III, its Vice Chairman and David P. Tomick, its Chief Financial Officer. Mr. Finley has an employment agreement. The Company does not have an employment agreement with Messrs. Clark or Tomick. Mr. Clark has entered into a Confidentiality and Non-Competition Agreement with the Company, and his compensation and other terms of employment will be determined by the Board of Directors. See "Management." Although the Company maintains key person life insurance on Mr. Clark such insurance would not adequately compensate for the loss of the services of Mr. Clark. The loss of the services of Messrs. Clark, Finley or Tomick or other key managers or employees, could have a material adverse effect upon the Company's business, financial condition or results of operations.

SIGNIFICANT STOCKHOLDERS -- A GROUP OF AFFILIATED STOCKHOLDERS CONTROLS THE VOTING POWER OF THE COMPANY.

     Affiliates of J. H. Whitney & Co. own approximately 8.36 million shares of SpectraSite's Series A Preferred Stock and Series B Preferred Stock representing approximately 72% of the voting power of SpectraSite's capital stock on a fully-diluted basis as of October 31, 1998. Whitney also has the right to appoint up to five members of SpectraSite's Board of Directors. Accordingly, Whitney is able to influence the Company's management and operations. In addition, action requiring the approval of SpectraSite's stockholders, such as mergers, require Whitney's consent. There can be no assurance that Whitney's interests will not conflict with the interests of holders of the Notes. See "Certain Transactions -- Stockholders' Agreement."

LACK OF PUBLIC MARKET FOR THE NOTES -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

     The Old Notes were not registered under the Securities Act or under the securities laws of any state and may not be resold unless they are subsequently registered or an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. The Exchange Notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to (i) the liquidity of any such market that may develop, (ii) the ability of holders of Exchange Notes to sell their notes or (iii) the price at which the holders of Exchange Notes would be able to sell their notes. If such a market were to exist, the Exchange Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of the Company.

     The Notes are designated for trading among qualified institutional buyers in the PORTAL market. The Company has been advised by Credit Suisse First Boston Corporation, Lehman Brothers Inc. and CIBC Oppenheimer Corp. that they presently intend to make a market in the Notes. However, they are not obligated to do so, and any market-making activity with respect to the Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the Notes or that such trading market will be liquid.

EXCHANGE NOTES -- OUR AFFILIATES AND BROKER-DEALERS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.

     We believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Notes are acquired in the ordinary course of such holder's business and that at the time of the consummation of the Exchange Offer such holder has no arrangement or understanding with any person to participate in the distribution of such Notes.

     Any broker-dealer participating in the Exchange Offer that acquired Old Notes for its own account may be a statutory underwriter. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by any person subject to the prospectus delivery requirements of the Securities Act (other than certain broker-dealers that are excluded from participating in the Exchange Offer). See "Plan of Distribution."

     Any holder who is an "affiliate" of SpectraSite, who does not acquire the Exchange Notes in the ordinary course of business or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes could not resell the Exchange Notes and, in the absence of an exemption from registration under the Securities Act must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by us.

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the Exchange Notes prior to offering or selling such Notes. Upon consummation of the Exchange Offer, holders that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes, and accordingly, such Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, Old Notes may only be offered or sold pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act and applicable state securities laws or pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange."

OLD NOTES -- FOLLOWING THE EXCHANGE OFFER, OLD NOTES OUTSTANDING AFTER THE EXCHANGE OFFER WILL NOT HAVE REGISTRATION RIGHTS AND WE EXPECT THE MARKET FOR SUCH OLD NOTES TO BE ILLIQUID.

     Issuance of the Exchange Notes pursuant to the Exchange Offer will be made only after a timely receipt of your outstanding Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Old Notes, please allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer, certain registration rights with respect to the Old Notes under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Old Notes, where such outstanding Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

     SpectraSite will not receive any cash proceeds from the issuance of the Exchange Notes in exchange for the outstanding Old Notes. In consideration for issuing the Exchange Notes, SpectraSite will receive Old Notes in like original principal amount at maturity.

     The net proceeds to the Company from the original issuance of the Old Notes, after deducting discount and estimated expenses, was approximately $120 million. The Company has deposited $11.75 million of such proceeds into escrow for the acquisition of up to 47 towers from Airadigm and has used (i) approximately $500,000 to acquire 14 ground leases and two towers in inventory from Amica, (ii) $1.9 million to acquire GlobalComm, Inc. and (iii) $2.3 million to repay an outstanding note payable. The Company issued the note payable in connection with the acquisition of Telesite and Metrosite in May 1997. The note had a stated interest rate of 7%. See "Certain Transactions -- Telesite and Metrosite Acquisition." The Company intends to use the remaining proceeds for general corporate purposes, including working capital, and may use all or a portion of such proceeds to acquire additional tower assets or related businesses.

                                 CAPITALIZATION

     The following table sets forth the consolidated cash and cash equivalents and capitalization of the Company as of September 30, 1998 on an historical basis. This table should be read in conjunction with the Company's historical financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                SEPTEMBER 30, 1998
                                                                      ACTUAL
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Cash and short term investments.............................         $121,766
                                                                     ========
Long-term debt, including current maturities:
  New Credit Facility(a)....................................               --
  12% Senior Discount Notes Due 2008........................         $128,916
  Notes Payable and other...................................              133
                                                                     --------
     Total long-term debt, including current maturities.....          129,049
Redeemable preferred stock:
  Series A Preferred Stock(b)...............................           11,100
  Series B Preferred Stock(b)...............................           28,796
Shareholders' deficiency:
  Common Stock..............................................                1
  Paid-in capital...........................................               --
  Accumulated deficit.......................................           (8,682)
                                                                     --------
     Total shareholders' deficiency.........................           (8,681)
                                                                     --------
          Total capitalization..............................         $160,264
                                                                     ========

---------------
(a) Credit Suisse First Boston has committed, subject to certain standard conditions, to provide a seven year $50 million credit facility to the Company to fund the construction and acquisition of towers and to provide for working capital. See "Description of -- New Credit Facility."

(b) Each share of Series A Preferred Stock and Series B Preferred Stock is convertible into one share of common stock. Shares of Series A Preferred Stock and Series B Preferred Stock accrue dividends at a rate of 8% per annum, and must be redeemed by the Company on December 15, 2008. Accrued dividends are payable at redemption or upon liquidation, dissolution or winding-up of SpectraSite. See "Description of Capital Stock -- Preferred Stock."

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data present the unaudited pro forma consolidated balance sheet of the Company as of September 30, 1998 and the unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1997 and the nine months ended September 30, 1998. The unaudited pro forma consolidated balance sheet reflects the Balance Sheet Adjustments as if the underlying transaction had occurred on September 30, 1998. The unaudited pro forma consolidated statements of operations reflect the Operations Data Adjustments as if the underlying transactions had occurred on January 1, 1997.

     The unaudited pro forma financial data are based on the historical financial statements of the Company and the assumptions and adjustments described in the accompanying notes. The Company believes that such assumptions are reasonable. The unaudited pro forma financial data do not purport to represent what would actually have been included in the Company's financial statements at such dates had the transactions occurred as of the dates assumed or to project the Company's financial position or results of operations at any future date or for any future period. The unaudited pro forma financial data should be read in conjunction with "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto included elsewhere in this Prospectus.

                           SPECTRASITE HOLDINGS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                                                           PENDING ASSET
                                                      HISTORICAL (a)        ACQUISITION         PRO FORMA
                                                      --------------   ----------------------   ---------
                                                                       (DOLLARS IN THOUSANDS)
Current assets:
     Cash and cash equivalents......................     $ 76,204             $     --          $ 76,204
  Investments.......................................       45,561                                 45,561
  Accounts receivable...............................        1,467                   --             1,467
  Prepaid expenses and other........................          257                   --               257
                                                         --------             --------          --------
          Total current assets......................      123,489                   --           123,489
Property and equipment, net.........................       14,818               10,000 (b)        24,818
Goodwill, net.......................................        8,087                   --             8,087
Notes receivable....................................          257                   --               257
Deposits............................................       11,750              (10,000)(b)         1,750
Debt issuance costs, net............................        4,596                                  4,596
Other...............................................          174                   --               174
                                                         --------             --------          --------
          Total assets..............................     $163,171             $     --          $163,171
                                                         ========             ========          ========
Current liabilities:
  Accounts payable..................................     $  2,262             $     --          $  2,262
  Accrued and other expenses........................          645                   --               645
  Current portion of long-term debt.................          128                   --               128
                                                         --------             --------          --------
          Total current liabilities.................        3,035                   --             3,035
Long-term debt, less current portion................            5                   --                 5
Senior notes due 2008...............................      128,916                                128,916
                                                         --------             --------          --------
          Total liabilities.........................      131,956                   --           131,956
Preferred Stock (Series A)..........................       11,100                   --            11,100
Preferred Stock (Series B)..........................       28,796                   --            28,796
Shareholders' deficiency:
  Common stock......................................            1                   --                 1
  Accumulated deficit...............................       (8,682)                  --            (8,682)
                                                         --------             --------          --------
          Total shareholder's deficit...............       (8,681)                  --            (8,681)
                                                         --------             --------          --------
          Total liabilities, preferred stock and
            shareholders' deficiency................     $163,171             $     --          $163,171
                                                         ========             ========          ========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Represents the historical consolidated balance sheet of the Company as of September 30, 1998.

(b) The Company has agreed to purchase up to 47 towers from Airadigm and has deposited the aggregate purchase price of $11,750 into escrow. The adjustment represents the asset acquisition of the 40 towers accepted by the Company for a total purchase price of $10,000 as if it had occurred on September 30, 1998. The acquisition of the remaining 7 towers is subject to additional due diligence by the Company.

                           SPECTRASITE HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                HISTORICAL
                                  --------------------------------------
                                                 SPECTRASITE
                                   TELESITE        4/25/97
                                   1/1/97 -     (INCEPTION) -   COMBINED                 ACQUISITION
                                  5/12/97 (a)   12/31/97 (b)    1997 (c)   ADJUSTMENTS    ACTIVITY        SUBTOTAL
                                  -----------   -------------   --------   -----------   -----------      --------
                                                                (DOLLARS IN THOUSANDS)
Revenues
  Site acquisition revenue......    $1,926         $ 5,002      $ 6,928       $  --        $1,902(h)      $ 8,830
  Site leasing revenue..........        --              --           --          --         1,066(i)        1,066
                                    ------         -------      -------       -----        ------         -------
        Total revenues..........     1,926           5,002        6,928          --         2,968           9,896
Cost of revenues:
  Cost of site acquisition
    revenue.....................       595           1,120        1,715          --           163(h)        1,878
  Cost of site leasing
    revenue.....................        --              --           --          --           328(i)          328
                                    ------         -------      -------       -----        ------         -------
        Total cost of
          revenues..............       595           1,120        1,715          --           491           2,206
                                    ------         -------      -------       -----        ------         -------
Gross profit....................     1,331           3,882        5,213          --         2,477           7,690
Selling, general, &
  administrative................     1,742           5,659        7,401        (476)(d)       654(h)(i)     7,579
Depreciation and amortization...        56             489          545         190 (e)       871(h)(i)     1,606
                                    ------         -------      -------       -----        ------         -------
Operating income (loss).........      (467)         (2,266)      (2,733)        286           952          (1,495)
Other income (expense):
Equity in earnings (loss) of
  affiliate.....................        (1)            205          204        (204)(g)        --              --
Interest income.................                       121          121          --            --             121
Interest expense................       (36)           (164)        (200)         --            --            (200)
Other expense...................                       (56)         (56)         --            --             (56)
                                    ------         -------      -------       -----        ------         -------
                                       (37)            106           69        (204)           --            (135)
                                    ------         -------      -------       -----        ------         -------
Net income (loss)...............    $ (504)        $(2,160)     $(2,664)      $  82        $  952         $(1,630)
                                    ======         =======      =======       =====        ======         =======


                                     OFFERING       PRO FORMA
                                  ADJUSTMENT (j)   AS ADJUSTED
                                  --------------   -----------
                                     (DOLLARS IN THOUSANDS)
Revenues
  Site acquisition revenue......     $     --       $  8,830
  Site leasing revenue..........           --          1,066
                                     --------       --------
        Total revenues..........           --          9,896
Cost of revenues:
  Cost of site acquisition
    revenue.....................           --          1,878
  Cost of site leasing
    revenue.....................           --            328
                                     --------       --------
        Total cost of
          revenues..............           --          2,206
                                     --------       --------
Gross profit....................           --          7,690
Selling, general, &
  administrative................                       7,579
Depreciation and amortization...           --          1,606
                                     --------       --------
Operating income (loss).........           --         (1,495)
Other income (expense):
Equity in earnings (loss) of
  affiliate.....................           --             --
Interest income.................           --            121
Interest expense................      (15,824)       (16,024)
Other expense...................           --            (56)
                                     --------       --------
                                      (15,824)       (15,959)
                                     --------       --------
Net income (loss)...............     $(15,824)      $(17,454)
                                     ========       ========

                           SPECTRASITE HOLDINGS, INC.

                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                 ACQUISITION                       OFFERING       PRO FORMA
                                  HISTORICAL (b)   ADJUSTMENTS    ACTIVITY           SUBTOTAL   ADJUSTMENT (j)   AS ADJUSTED
                                  --------------   -----------   -----------         --------   --------------   -----------
                                                                    (DOLLARS IN THOUSANDS)
Revenues
  Site acquisition revenue......     $ 5,154          $  --        $2,176(h)         $ 7,330       $    --        $  7,330
  Site leasing revenue..........         211             --           759(i)             970            --             970
                                     -------          -----        ------            -------       -------        --------
          Total revenues........       5,365             --         2,935              8,300            --           8,300
Cost of revenues:
  Cost of site acquisition
     revenue....................       1,721             --           128(h)           1,849            --           1,849
  Cost of site leasing
     revenue....................         142             --           236(i)             378            --             378
                                     -------          -----        ------            -------       -------        --------
          Total cost of
            revenues............       1,863             --           364              2,227            --           2,227
                                     -------          -----        ------            -------       -------        --------
Gross profit....................       3,502             --         2,571              6,073            --           6,073
Selling, general, &
  administrative................       6,516            (35)(d)       866(h)(i)        7,347                         7,347
Depreciation and amortization...         261             --           630(h)(i)          891                           891
                                     -------          -----        ------            -------       -------        --------
Operating income (loss).........      (3,275)            35         1,075             (2,165)           --          (2,165)
Other income (expense):
Interest income.................       2,110            (13)(g)        --              2,097            --           2,097
Interest expense................      (4,335)            --            --             (4,335)       (9,134)        (13,469)
Other expense...................         473           (446)(f)        --                 27            --              27
                                     -------          -----        ------            -------       -------        --------
                                      (1,752)          (459)           --             (2,211)       (9,134)        (11,345)
                                     -------          -----        ------            -------       -------        --------
Net income (loss)...............     $(5,027)         $(424)       $1,075            $(4,376)      $(9,134)       $(13,510)
                                     =======          =====        ======            =======       =======        ========

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE NINE MONTHS ENDED SEPTEMBER 30,
1998

(a) Represents the historical Statement of Operations for the Company's predecessor, TeleSite, for the period shown.

(b) Represents the historical Statement of Operations for the Company for the period shown, which includes site acquisition activities during such period.

(c) Represents the combined historical Statements of Operations for the Company and TeleSite for the period shown.

(d) Represents reductions to selling, general and administrative expenses as if the sale of Metrosite had occurred on January 1, 1997.

(e) Represents an increase to amortization expense resulting from additional amortization of goodwill as if the acquisition of TeleSite had occurred on January 1, 1997. The terms of the purchase agreement provide for additional consideration up to a maximum of 204,382 shares of SpectraSite's common stock to be issued to the former owners of TeleSite if certain operating goals are met in 1998. If such operating goals are met in 1998, these shares will be valued at the time they are issued and will be accounted for as an additional cost of the acquisition. Such amounts are not included in these pro forma financial statements.

(f) Represents the elimination of the $257 gain on the sale of Metrosite and the $189 gain on the sale of CMS as if the sale had occurred on January 1, 1997.

(g) Represents the elimination of the $204 of equity in earnings and the elimination of $13 of interest income related to the note receivable received as consideration on the sale of CMS for the respective period as if the sale of CMS had occurred on January 1, 1997.

(h) Represents the results of operations of GlobalComm as if the transaction had occurred on January 1, 1997. The adjustments are based on historical revenues, historical expenses and straight-line amortization of goodwill attributable to the acquisition.

(i) Represents the results of operations of H&K and the pending acquisition of assets from Airadigm, as if such transactions had occurred on January 1, 1997. Adjustments for revenues are based on the existing lease terms of the five H&K towers and the negotiated lease terms for the 40 Airadigm towers. Cost of revenues represents the cost of the land leases underlying the towers. Depreciation expense is straight-line depreciation of the aggregate cost of the 45 towers.

(j) Represents interest expense at a rate of 12.0% per annum, compounded semiannually, applied to the $125,000 gross proceeds received from the private sale of the Notes, plus amortization of debt issuance costs, less interest expense related to the note payable issued to Joe L. Finley III in connection with the acquisition of TeleSite and Metrosite, as if the sale of the Notes had occurred on January 1, 1997. The note payable to Mr. Finley was repaid with a portion of the proceeds from the sale of the Notes.

                            SELECTED FINANCIAL DATA

     The following table sets forth summary historical financial data of the Company and its predecessor, TeleSite, as derived from the audited financial statements as of and for (i) the year ended December 31, 1996; (ii) the period from January 1, 1997 to May 12, 1997; (iii) the period from the Company's inception (April 25, 1997) to December 31, 1997; and (iv) the nine-month period ended September 30, 1998. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that you should expect for the entire year.

     The combined financial data presented below for the nine months ended September 30, 1997 were derived from the audited financial statements of TeleSite for the period from January 1, 1997 to May 12, 1997 and the unaudited financial statements of the Company from April 25, 1997 to September 30, 1997. We have prepared the unaudited financial data on the same basis as the audited financial statements and, in our opinion, included all adjustments (consisting only of normal recurring adjustments) necessary to present the included information fairly.

                                    TELESITE                                            TELESITE
                           --------------------------                                 -------------
                                 (PREDECESSOR)          SPECTRASITE      COMBINED     (PREDECESSOR)   SPECTRASITE
                           --------------------------   ------------   ------------   -------------   -----------
                            YEAR ENDED    JANUARY 1 -    APRIL 25 -     YEAR ENDED     JANUARY 1 -    APRIL 25 -
                           DECEMBER 31,     MAY 12,     DECEMBER 31,   DECEMBER 31,      MAY 12        SEPTEMBER
                               1996          1997           1997           1997           1997         30, 1997
                           ------------   -----------   ------------   ------------   -------------   -----------
                                                           (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Site acquisition
    revenue..............     $8,841        $1,926        $ 5,002        $ 6,928         $1,926         $ 3,427
  Site leasing revenue...         --            --             --             --             --              --
                              ------        ------        -------        -------         ------         -------
Total revenues...........      8,841         1,926          5,002          6,928          1,926           3,427
Cost of revenues:
  Cost of site
    acquisition
    revenue..............      2,255           595          1,120          1,715            595             978
  Cost of site leasing
    revenue..............         --            --             --             --             --              --
                              ------        ------        -------        -------         ------         -------
Total cost of revenues...      2,255           595          1,120          1,715            595             978
                              ------        ------        -------        -------         ------         -------
Gross profit.............      6,586         1,331          3,882          5,213          1,331           2,449
Selling, general and
  administrative(a)......      4,347         1,798          6,148          7,946          1,798           3,522
                              ------        ------        -------        -------         ------         -------
Operating income
  (loss)(a)..............      2,239          (467)        (2,266)        (2,733)          (467)         (1,073)
OTHER DATA:
EBITDA(b)................     $2,330        $ (411)       $(1,777)       $(2,188)        $ (411)        $  (857)
Depreciation and
  amortization...........         91            56            489            545             56             216
Capital
  expenditures(c)........        498            64            850            914             64             156
Cash interest expense....         64            31             64             95             31              40
Ratio of earnings to
  fixed charges(d).......       23.2x           --             --             --             --              --
BALANCE SHEET DATA (AT
  END OF PERIOD):
Cash and short term investments..................................................................................
Total assets.....................................................................................................
Total liabilities................................................................................................
Preferred stock..................................................................................................
Shareholders' deficiency.........................................................................................



















































                                         SPECTRASITE
                                         -----------
                            COMBINED
                           -----------      NINE
                           NINE MONTHS     MONTHS
                              ENDED         ENDED
                            SEPTEMBER     SEPTEMBER
                            30, 1997      30, 1998
                           -----------   -----------
                            (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Site acquisition
    revenue..............    $ 5,353     $   5,154
  Site leasing revenue...         --           211
                             -------     ---------
Total revenues...........      5,353         5,365
Cost of revenues:
  Cost of site
    acquisition
    revenue..............      1,573         1,721
  Cost of site leasing
    revenue..............         --           142
                             -------     ---------
Total cost of revenues...      1,573         1,863
                             -------     ---------
Gross profit.............      3,780         3,502
Selling, general and
  administrative(a)......      5,320         6,777
                             -------     ---------
Operating income
  (loss)(a)..............     (1,540)       (3,275)
OTHER DATA:
EBITDA(b)................    $(1,268)    $  (2,495)
Depreciation and
  amortization...........        272           780
Capital
  expenditures(c)........        220        12,496
Cash interest expense....         71           211
Ratio of earnings to
  fixed charges(d).......         --            --
BALANCE SHEET DATA (AT
  END OF PERIOD):
Cash and short term inves..............  $ 121,766
Total assets...........................    163,171
Total liabilities......................    131,956
Preferred stock........................     39,896
Shareholders' deficiency...............     (8,681)

---------------

Notes to Selected Financial Data

(a) Selling, general and administrative expense and operating income attributable to site acquisition activities for the period April 25-December 31, 1997 were $2,706 and $1,110, respectively. In addition, selling, general and administrative expense includes approximately $1,463 of non-recurring charges primarily related to formation costs and the operations of Metrosite.

(b) EBITDA consists of operating income (loss) before depreciation and amortization. EBITDA is provided because it is a measure commonly used in the industry. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

(c) Capital expenditures for TeleSite have been reduced for the periods ended December 31, 1996 and May 12, 1997 by $340 and $258, respectively. These expenditures were for land and construction in progress which were sold prior to the closing of the acquisition of TeleSite.

(d) The ratio of earnings to fixed charges is computed by dividing income (loss) before income taxes and fixed charges by fixed charges. Fixed charges consist of interest charges, amortization of debt discount and debt issuance costs, and that portion of rental expense of the Company believes to be representative of interest. For the combined year ended December 31, 1997 and for the nine months ended September 30, 1998, earnings were insufficient to cover fixed charges by 2,663 and $5,027. For the year ended December 31, 1997 and the nine months ended September 30, 1998, after giving effect to the Operations Data Adjustments, earnings would have been insufficient to cover fixed charges by $17,454 and $13,510, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The Company was founded in April 1997 and acquired all of the membership interests in TeleSite and Metrosite on May 12, 1997. The Company has operated the site acquisition services business for a limited period of time and had no operations prior to May 12, 1997. The acquisitions were accounted for as a purchase and, accordingly, the results of operations of the respective former entities are included in the consolidated operations of the Company from the date of acquisition.

     The Company plans to continue to offer site acquisition services in the future. However, its primary focus will be on the ownership of multi-tenant towers and leasing of antenna space on such towers. As of September 30, 1998, the Company had 45 towers in service. As a result of its limited operating history and primary focus on tower ownership and leasing, management believes that its results of operations for the period ended December 31, 1997 and for the nine months ended September 30, 1998 are not indicative of the Company's results of operations in the future.

RESULTS OF OPERATIONS

                                                                            NINE MONTHS
                                                      YEAR ENDED               ENDED
                                                     DECEMBER 31,          SEPTEMBER 30,
                                                  -------------------   --------------------
                                                   1996       1997         1997       1998
                                                           (COMBINED)   (COMBINED)
                                                  ------   ----------   ----------   -------
                                                            (DOLLARS IN THOUSANDS)
Revenues........................................  $8,841    $ 6,928      $ 5,353     $ 5,365
Cost of revenues................................   2,255      1,715        1,573       1,863
                                                  ------    -------      -------     -------
Gross profit....................................   6,586      5,213        3,780       3,502
Selling, general and administrative.............   4,347      7,946        5,320       6,777
Operating income (loss).........................  $2,239    $(2,733)     $(1,540)    $(3,275)
                                                  ======    =======      =======     =======

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO THE COMBINED RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

     The following is a discussion of the financial condition and results of operations of the Company for the nine month period ended September 30, 1998 and for the period from inception (April 25, 1997) through September 30, 1997, and Telesite's results of operations for the period from January 1, 1997 through May 12, 1997.

     Cost of revenues increased to $1.9 million for the nine months ended September 30, 1998 from $1.6 million for the nine months ended September 30, 1997. Gross profit decreased to $3.5 million for the nine months ended September 30, 1998 from $3.8 million for the nine months ended September 30, 1997. As a percentage of total revenues, gross profit decreased to 65.3% for the nine months ended September 30, 1998 from 70.6% for the nine months ended September 30, 1997, reflecting competitive pricing and margin pressure as the volume of new site acquisition services projects coming to market has declined. Management believes that the decline in the volume of site acquisition service projects is generally a result of A-block and B-block PCS licensees completing the first phase of construction in their initial markets and not yet commencing secondary buildouts in such markets or in additional markets, and the C-block, D-block, E-block and F-block licensees not yet commencing construction of tower networks in their respective markets.

     Selling, general and administrative expenses increased to $6.8 million for the nine months ended September 30, 1998 from $5.3 million for the nine months ended September 30, 1997. The increase is a result of expenses related to additional corporate overhead to manage and operate the ongoing activities of the Company. Marketing expenses related to tower development activities as well as the site acquisition operations also contributed to the increase in expenses. Telesite did not actively market its services, but relied primarily on reputation in the industry and customer referral to generate revenues. To support the Company's entry into tower development and leasing, a marketing effort has been established which promotes both the tower development and leasing as well as site acquisition services. Amortization of goodwill was $374,000 in the nine months ended September 30, 1998 compared to $181,000 in the nine months ended September 30, 1997.

     Operating loss was $3.3 million for the nine months ended September 30, 1998, compared to $1.5 million for the nine months ended September 30, 1997.

COMBINED RESULTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TELESITE'S RESULTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996.

     The following is a discussion of the financial condition and results of operations of the Company for the nine month period ended September 30, 1998 and for the period from inception (April 25, 1997) through September 30, 1997 and through December 31, 1997, and Telesite's results of operations for the period from January 1, 1997 through May 12, 1997, April 1, 1997 through May 12, 1997 and for the twelve month period ended December 31, 1996.

     Total revenues decreased to $6.9 million for the twelve months ended December 31, 1997 from $8.8 million for the twelve months ended December 31, 1996 due primarily to the decreased demand for site development services from A-block and B-block PCS licensees as a result of their completing the first phase of construction in their initial markets and not yet commencing secondary build-outs in such markets or in additional markets, and the C-block, D-block, E-block and F-block licensees not yet commencing construction of tower networks in their respective markets.

     Total costs of revenues decreased to $1.7 million for the twelve months ended December 31, 1997 from $2.3 million for the twelve months ended December 31, 1996, due primarily to decreased site acquisition revenues. Gross profit decreased to $5.2 million for 1997 from $6.6 million for 1996. As a percentage of total revenues, gross profit increased to 75.3% for 1997 from 74.5% for 1996.

     Selling, general and administrative expenses increased to $7.9 million for the twelve months ended December 31, 1997 from $4.3 million for the twelve months ended December 31, 1996. The increase is a result of the expenses related to management of the ongoing activities of the Company, expenses related to the implementation of tower development and marketing activities, one-time non-cash charges of approximately $869,000 as a result of the formation of the Company, amortization of goodwill of approximately $278,000 in connection with the Company's acquisition of TeleSite and expenses incurred in connection with the operations of Metrosite. The Company sold its interest in Metrosite during early 1998. The Company anticipates that in the future costs related to tower development activities will be capitalized as part of the cost of the towers.

     Operating loss was $2.7 million for the twelve months ended December 31, 1997 compared to $2.2 million during the twelve months ended December 31, 1996. The change is a result of the decline in revenues and the increase in selling, general and administrative expenses attributable to the commencement of operations of the Company.

LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 1998, the Company had approximately $122 million of cash and short term investments. SpectraSite Communications, Inc. ("SCI") received a commitment from Credit Suisse First Boston Corporation, subject to standard conditions, to provide a seven-year $50 million reducing revolving credit facility to the Company to finance the construction and acquisition of towers and for working capital and general corporate purposes.

     SpectraSite is a holding company whose only significant asset is the outstanding capital stock of its subsidiary, SCI. The Issuer's only source of cash to pay interest on and principal of the Notes is distributions from SCI. Prior to July 15, 2003, interest expense on the Notes will consist solely of non-cash accretion of an original issue discount and the Notes will not require annual cash interest payments. After such time, the Notes will have accreted to approximately $225 million and will require semi-annual cash interest payments of $13.5 million. In addition, the Notes mature on July 15, 2008. Furthermore, pursuant to the commitment letter, the New Credit Facility is expected to provide for quarterly interest payments commencing as soon as any funds are borrowed thereunder.

     As a result of the issuance and sale of the Series B Preferred Stock and the Notes, the Company realized net proceeds of $147.8 million, after deducting fees and expenses. The Company has deposited $11.7 million of the proceeds in escrow towards the acquisition of 47 towers from Airadigm and has used (i) approximately $474,000 to acquire 14 ground leases and two towers in inventory from Amica and to construct towers on the sites, (ii) $1.9 million for the acquisition of GlobalComm and (iii) $2.3 million to repay outstanding indebtedness. The remaining proceeds will be used for the construction and acquisition of towers and for general working capital purposes.

     Net cash provided by operations during the nine months ended September 30, 1998 was $340,000 compared to $184,000 having been provided by operations during the comparable 1997 period. The increase in cash provided by operations was primarily attributable to an increase in accounts payable, offset by the net loss incurred during the period. The increase in accounts payable was primarily the result of liabilities incurred in conjunction with the construction of towers. Net cash used for investing for the nine months ended September 30, 1998 was $71.3 million compared to $5.2 million for the nine months ended September 30, 1997. The cash used for investing activities during the nine months ended September 30, 1998 was primarily the result of the investment of unused proceeds from the sale of the Notes in short-term investments, costs associated with tower construction, acquisition of towers from Airadigm and the acquisition of GlobalComm. The cash used for investing activities during the nine months ended September 30, 1997 primarily related to the acquisition of Telesite. Net cash provided by financing activities for the nine months ended September 30, 1998 was $144.9 million compared to $9.4 million for the same period in 1997. The increase in cash provided by financing activities was attributable to the proceeds from the sales of Series B Preferred Stock and the Notes.

     The Company's ability to make scheduled payments of principal of, or to pay interest on, its debt obligations, and its ability to refinance any such debt obligations (including the Notes) or to fund planned capital expenditures, will depend on its future performance, which, to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. The Company's business strategy contemplates substantial capital expenditures in connection with its planned tower buildout. Based on the Company's current operations and anticipated revenue growth, management believes that cash flow from operations, available cash of approximately $122 million and anticipated available borrowings under the New Credit Facility will be sufficient to fund the Company's capital expenditures of approximately $140 million through fiscal 1999. Thereafter, however, or in the event the Company exceeds its currently anticipated capital expenditures for fiscal 1998 or 1999, the Company anticipates that it will seek additional equity or debt financing to fund its business plan. Failure to obtain any such financing could require the Company to significantly reduce its planned capital expenditures or scale back the scope of its tower buildout or acquisition activities, any of which could have a material adverse effect on the Company's business, prospects, financial condition or results of operations. There can be no assurance that the Company will generate sufficient cash flow from operations in the future, that anticipated revenue growth will be realized or that future borrowings or equity contributions will be available in amounts sufficient to service its indebtedness and make anticipated capital expenditures.

     Certain of the Company's expenses, such as those for marketing, wages and benefits generally increase with inflation. However, the Company does not believe that its financial results have been, or will be, adversely affected by inflation in a material way.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosure about

Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for the reporting and disclosure of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 131 changes the manner in which public companies report segment information in annual reports and requires companies to report selected segment information in interim financial reports. The Company will be required to report financial and descriptive information about the Company's operating segments. Both these statements are effective for fiscal years beginning after December 15, 1997, with reclassification of the financial statements for earlier periods required for comparative purposes. The Company plans to adopt these statements for its year ending December 31, 1998. SFAS No. 130 is not expected to have a significant impact on the Company's historical financial statements, as the Company has no items of other comprehensive income. SFAS No. 131 is not expected to have a significant impact on the Company's historical financial statements, as the Company operates in only one business segment.

YEAR 2000 COMPLIANCE

     The Company is in the process of conducting a comprehensive review of its computer systems to identify which of its systems will have to be modified, upgraded or converted to recognize and process dates after December 31, 1999 (the "Year 2000 Issue"), and is in the initial stages of developing an implementation plan to resolve the issue. Although the Company believes that most, if not all, of its computer software and systems are Year 2000 compliant, the Company expects to incur internal staff costs, as well as other expenses, related to testing and updating its systems to prepare for the Year 2000. The Company presently believes that, with minor modifications and upgrades to existing software and successful conversion to new software, the Year 2000 Issue will not pose significant operational problems for the Company's systems as so modified, upgraded or converted. However, any delays or omissions by the Company or its customers, suppliers or contractors to resolve the Year 2000 Issue could materially adversely affect the Company's business, financial condition or results of operations. There can be no assurance that amounts to be spent on addressing the Year 2000 Issue will not be material.

                               INDUSTRY OVERVIEW

GENERAL

     The Company was formed in 1997 through the combination of three existing companies in the tower development, site acquisition and site management businesses to capitalize on the trend toward co-location and independent tower ownership in the wireless communications industry and has grown into a leading build-to-suit provider of tower networks. As wireless services and current wireless technologies are used in more applications, the cost of wireless services to consumers declines and new wireless technologies are developed. Changes in U.S. federal regulatory policy, including the implementation of the Telecommunications Act of 1996 (the "1996 Telecom Act"), have led to a significant number of competitors in the industry through the auction of frequency spectrum for a wide range of uses, most notably PCS. This competition, combined with a growing reliance on wireless services by consumers, has led to an increased demand for higher quality, uninterrupted service and improved coverage, which, in turn, has led to increased demand for communication sites as new providers build out their networks and existing providers upgrade and expand their networks to maintain their competitiveness. The Company believes that, as the wireless communications industry has become more competitive, wireless service providers have sought operating and capital efficiencies by outsourcing certain network services and build-out activities and by co-locating transmission equipment with other providers on multi-tenant towers. The need for co-location has also been driven by the growing trend by municipalities to slow the proliferation of towers by requiring that towers accommodate multiple tenants.

     All of these factors provide an opportunity for the Company to identify and acquire communication sites, lease antennae space on such sites and provide related network infrastructure and support services.

NETWORK AND TOWERS

     Wireless service providers require wireless transmission "networks" in order to provide service to their customers. Each of these networks is configured specifically to meet the coverage requirements of the particular provider and includes transmission equipment such as antennae placed at various locations throughout the service area. These locations, or "communication sites," are critical to the operation of a wireless network. A communication site may have the capacity for multiple antennae installations, or "antennae sites," depending on the size and type of the communication site. The potential value of a tower generally depends on its location and the number of antennae that it can support.

     Set forth below is a diagram illustrating the basic functions of each of the primary components of a wireless communication network.

                   [WIRELESS COMMUNICATIONS NETWORK DIAGRAM]

     Communication sites consist of towers, rooftops and other structures upon which antennae are placed. A typical tower includes a compound enclosing the tower and an equipment shelter (which houses a variety of transmitting, receiving and switching equipment). The tower can be either a self-support or guyed model. There are two types of self-supported models: the lattice and the monopole. A lattice model is usually tapered from the bottom up and can have three or four sides of open-framed steel supports. A monopole is a free standing tubular structure. Guyed towers gain their support capacity from a series of guy cables attaching separate levels of the tower to anchor foundations in the ground. Monopoles typically range in height from 50-200 feet, lattice towers can reach up to 350 feet and guyed towers can reach 2000 feet or more.

                          [TYPES OF TOWERS DIAGRAM]

     Rooftop sites are more common in urban areas where tall buildings are generally available and multiple communication sites are required because of high wireless traffic density. One advantage of a rooftop site is that zoning regulations typically permit installation of antennae. In cases of such high population density, neither height nor extended radius of coverage are as important and the installation of a tower structure may prove to be impossible because of zoning restrictions, land cost and land availability. Other structures on which antennae have been installed include billboards, electric transmission towers, silos, water tanks and smokestacks.

     OPERATION OF TWO-WAY WIRELESS SYSTEMS. Wireless transmission networks use a variety of radio frequencies to transmit voice and data. Wireless transmission networks include two-way radio applications, such as cellular, PCS, SMR and ESMR networks, and one-way radio applications, such as paging services. Each application operates within a distinct radio frequency. Although cellular currently represents the largest segment of the wireless communications industry, other wireless technologies are expected to grow significantly.

     Two-way wireless service areas are divided into multiple regions called "cells," each of which contains a base station consisting of a low-power transmitter, a receiver and signaling equipment, typically located on a tower. The cells are usually configured in a grid pattern, although terrain factors (including natural and man-made obstructions) and signal coverage patterns may result in irregularly shaped cells and overlaps or gaps in coverage. Cellular system cells generally have a radius ranging from two miles to 25 miles and PCS and other higher frequency services system cells generally have a radius ranging from one-quarter mile to 12 miles, depending on the technology being used, level of customer usage, installation, height and the terrain. Growing demand for cell sites is one of the primary reasons for the expected growing demand for the Company's services. The base station in each cell is connected by microwave, fiber optic cable or telephone wires to a switch, which uses computers and specially developed software to control the operation of the wireless telephone system for an entire service area. The switch controls the transfer of calls from cells within the system and connects calls to the local landline telephone system or to a long distance telephone carrier.

     Each wireless transmission network is planned to meet a certain level of subscriber density and traffic demand in addition to providing a certain geographic coverage. Each transmission requires a certain amount of radio frequency, so a system's capacity is limited by the amount of frequency that is available. The same frequency can be reused by each separate transmitter, subject to certain interference limitations. The design of each wireless system involves the placement of transmission equipment in locations that will make optimal use of available frequency based upon projected usage patterns, subject to the availability of such locations and the ability to use them for wireless transmission under applicable zoning requirements.

     WIRELESS COMMUNICATIONS. The wireless communications industry now provides a broad range of services, including cellular, PCS, paging, SMR and ESMR. The industry has benefited in recent years from increasing demand for its services and industry experts expect this demand to continue to increase. The following table sets forth industry estimates regarding projected subscriber growth for certain types of wireless communications services:

                                                                           1997-2002     1997-2007
                                 ESTIMATED     PROJECTED     PROJECTED    COMPOUNDED    COMPOUNDED
                                   1997          2002          2007         ANNUAL        ANNUAL
                                SUBSCRIBERS   SUBSCRIBERS   SUBSCRIBERS   GROWTH RATE   GROWTH RATE
                                -----------   -----------   -----------   -----------   -----------
                                                 (IN MILLIONS, EXCEPT PERCENTAGES)
Cellular......................     53.0          84.2          95.7           9.7%          6.1%
PCS...........................      2.9          33.8          55.8          63.9%         34.6%
ESMR..........................      1.3           7.7          11.6          42.8%         24.5%

---------------
Source: Paul Kagan Associates, Inc. There can be no assurance that these projections will prove to be accurate.

     The Company believes that more communication sites will be required in the future to accommodate the expected increase in demand for wireless communications services. Current emerging wireless communications systems, such as PCS and ESMR, represent an immediate and sizable market for providers of communication site services as they build out large nationwide and regional networks. The development of higher frequency technologies such as PCS offers the Company opportunities as the reduced cell range of those technologies require a more concentrated network of towers. While several PCS and ESMR providers have already built limited networks in certain markets, these providers still need to fill in "dead zones" and expand geographic coverage. The Cellular Telecommunications Industry Association (the "CTIA") estimates that, as of June 30, 1997, there were 38,650 antennae sites in the United States. In November 1997, the PCIA estimated that the number of antennae sites in the United States for both cellular and PCS providers will increase by an additional 100,000 antennae sites (more than one of which can be located on a single communication site) over the next ten years as cellular systems expand coverage and PCS systems are deployed.

     As a result of advances in digital technology, ESMR operators have also begun to design and deploy digital mobile telecommunications networks in competition with cellular providers. In response to the increased competition, cellular operators are re-engineering their networks by increasing the number of sites, locating sites within a smaller radius, filling in "dead zones" and converting from analog to digital cellular service in order to manage subscriber growth, extend geographic coverage and provide competitive services. The demand for communication sites is also being stimulated by the development of new paging applications, such as e-mail and voicemail notification and two-way paging, as well as other wireless data applications.

     Licenses are also being awarded, and technologies are being developed, for numerous new wireless applications that will require networks of communication sites. These potential applications include local multi-point distribution services, such as wireless local loop, wireless cable television, data and Internet access. Radio spectrum required for these technologies has, in many cases, already been awarded and licensees have begun to build out and offer services through local loop networks operated by Winstar and Teligent, through new wireless cable networks operated by companies such as CellularVision, and through data networks being constructed and operated by RAM Mobile Data, MTEL and Ardis.

CHARACTERISTICS OF THE TOWER INDUSTRY

     In addition to the increased demand for wireless services and the need to develop and expand wireless communications networks, the Company believes that other trends influencing the wireless communications industry have important implications for independent tower operators. In this increasingly competitive wireless industry environment, the Company believes that many providers are dedicating their capital and operations primarily to those activities that directly contribute to subscriber growth, such as marketing and distribution. Management believes these providers, therefore, will seek to reduce costs and increase efficiency through the outsourcing of infrastructure network functions such as communication site ownership, construction, operation and maintenance. As a result of FCC regulations mandating deployment of digital television ("DTV") transmitters, broadcast industry trade associations estimate that 66 percent of existing television broadcasters will require new or upgraded towers, involving an estimated 1000 television towers. As a result of the increased weight and windloading of DTV facilities and other tower constraints, a number of FM broadcast stations that have collocated their FM antennas on television towers will be forced to relocate to other existing towers or to construct new transmission facilities. The mandatory timetable for deploying DTV transmitters, which will begin in 1999 and extend to 2003 for various categories of stations will create a spike in demand. This is expected to drive the scarcity value of towers upward but could entail scarcities in the supply of construction crews with relevant training and experience. In order to speed new network deployment and expansion and generate efficiencies, providers are increasingly co-locating transmission equipment with that of other wireless service providers. The trend towards co-location has been furthered by the "Not-In-My-Backyard" arguments generated by local zoning and planning authorities in opposition to the proliferation of towers.

     Management believes that, in addition to the favorable growth and outsourcing trends in the wireless communications industry and high barriers to entry as a result of regulatory and local zoning restrictions associated with new tower sites, tower operators benefit from several favorable characteristics. The ability of tower operators to provide antennae sites to customers on multiple tenant towers diversifies them against the specific technology, product and market risks typically faced by an individual provider. The emergence of new technologies, providers, products and markets may allow independent tower operators to further diversify against such risks. The Company believes that independent tower operators also benefit from the contract nature of the site leasing business and the predictability and stability of these recurring revenues. In addition, the site leasing business has low variable operating costs and significant operating leverage. Towers generally are fixed cost assets with minimal variable operating costs associated with additional tenants. A tower operator can generally expect to experience increasing margins when new tenants are added to existing towers.

     The site leasing business typically experiences low customer churn rates as a result of the high costs that would be incurred by a wireless service provider were it to relocate an antennae to another site and consequently be forced to re-engineer its network. Moving a single antenna may alter the pre-engineered maximum signal coverage, requiring a reconfiguration of the network at significant cost to maintain the same coverage. Municipal approvals are becoming increasingly difficult to obtain and may also affect the provider's decision to relocate. The Company believes that the costs associated with network reconfiguration and municipal approval and the time required to complete these activities are usually not justified by the potential savings in reduced site rental expense.

                                    BUSINESS

SPECTRASITE FORMATION AND ORGANIZATION

     Integrated Site Development, Inc. ("ISD"), a Delaware corporation which has since been renamed SpectraSite Holdings, Inc., was incorporated on April 25, 1997. ISD, U.S. Towers, Inc. (since renamed SpectraSite Communications, Inc.), Metrosite and TeleSite were combined to form the Company through a series of transactions effected as of May 12, 1997, and on October 31, 1997, TeleSite was merged into SpectraSite Communications. On February 27, 1998, the Company sold Metrosite to an unaffiliated third party for approximately $299,000 in cash, plus certain royalty payments which continue for a period of six years. Metrosite primarily provides site acquisition services to municipal governments. As a result of the foregoing transactions and as of the date hereof, SpectraSite Communications is a wholly owned subsidiary of SpectraSite, and substantially all of the Company's operations are conducted through SpectraSite Communications.

OVERVIEW

     SpectraSite is one of the leading full service providers of tower related services in the U.S. wireless communications industry. The Company develops and manages build-to-suit tower networks and provides site acquisition services for major wireless communication companies such as AT&T Wireless, Nextel and Sprint PCS, as well as numerous other entrepreneurial service providers. SpectraSite's business enjoys favorable unit economics which include stable and recurring revenues, low operating costs, minimal post-construction capital requirements, high customer retention levels and a diversified asset and customer base. The Company is capitalizing on the growing trend toward antennae co-location and independent tower ownership, as leading wireless providers increasingly redirect their capital outlays from tower development to subscriber acquisition activities and local municipalities encourage multiple tenants on single towers.

     The Company builds towers suited for multi-tenant use generally under build-to-suit programs and typically does not start construction of a tower until an anchor tenant has agreed to lease antenna space on such tower. The Company has the capacity to develop a large number of towers as (i) a typical tower takes approximately two months to construct, once zoning approval is obtained, (ii) the Company utilizes a standard set of proprietary building specifications, and (iii) SpectraSite capitalizes on its program management expertise and its established relationships with highly experienced, pre-qualified third-party engineers and construction firms that specialize in the wireless communications industry. As of September 30, 1998, the Company owned 45 towers and had an additional 100 towers either under construction or scheduled to be constructed for anchor tenants during 1998. In addition, the Company plans to expand its tower inventory through future acquisitions or partnerings with wireless service providers and by building selective tower assets in strategic geographic areas that will be attractive to and usable by multiple tenants. The Company also assists in the acquisition of antenna locations on behalf of cellular and PCS carriers and has provided an array of site acquisition services for major wireless service providers in 22 states, covering approximately 3,700 sites. In addition, the Company manages 1,030 communication sites for carriers. Site acquisition and site management allow SpectraSite to offer a complete product line of tower services and further allows the Company to access customers in the early stages of their tower network development.

     The Company's primary focus is the ownership of multi-tenant towers and the leasing, under long-term contracts, of antennae space on such towers to a variety of wireless service providers, including PCS, cellular, paging, SMR, ESMR and other providers. Since a typical tower has and will have multiple antennae positions that are leased to different wireless providers and the towers are dispersed geographically, the Company will benefit from a recurring revenue base that is diversified in terms of customer mix, geographic presence and industry segment (PCS, cellular, paging, ESMR and SMR). The relatively low, fixed costs associated with maintaining a tower network allow for incremental leasing revenue from co-location tenants to result in disproportionately greater increases in tower cash flow. Management believes that tower cash flow margins will range from approximately 35% to 80% depending upon the level of co-location. Additionally, the capital requirements beyond initial construction are minimal. Assuming a conservative level of tenants per tower, the payback period on construction investment is approximately five years, while the usable life of the tower asset is estimated at over 30 years. The tower franchise is further enhanced by the high cost of antenna relocation, which reduces customer turnover, and the high barriers to entry resulting from local opposition to the proliferation of towers.

     Under a build-to-suit program for an anchor wireless service provider, the Company is awarded non-binding mandates and undertakes all site development activities and costs. In return, the anchor wireless service provider enters into a long-term lease. The Company retains ownership of the tower and has the ability to co-locate additional tenants. Management believes that many wireless service providers are using build-to-suit programs as an alternative to tower ownership and that this outsourcing trend is likely to continue. The Company's build-to-suit programs provide a comprehensive solution to those wireless service providers seeking to minimize their capital expenditures, overhead and time associated with the build-out and on-going maintenance of their wireless network infrastructure. The Company believes that its site leasing business will continue to grow, particularly through greater acceptance of build-to-suit programs.

     The Company also offers comprehensive site acquisition services, including site location analysis; site acquisition; zoning and land use permitting; FAA compliance analysis and filing; and contract, title and building permit administration. One of the three businesses that combined to form SpectraSite in 1997 has been providing site acquisition services since 1992 and has developed standard procedures for efficiently and effectively identifying locations, obtaining compliance approvals and acquiring sites. The Company is typically paid fees for site acquisition services on a project by project basis and as of September 30, 1998, the Company had a backlog from third parties to assist in the acquisition of approximately 1,170 sites.

     Management believes that the number of communication sites (which include towers, rooftops and other structures) in use will continue to increase with the growth in demand for wireless services. This increase is the result of several factors, including (i) the continuing build-out of higher frequency technologies (such as PCS) which have a reduced cell range and thus require a concentrated network of towers; (ii) the need to expand the capacity of existing networks;
(iii) the issuance of new wireless network licenses requiring the construction of new wireless networks; and (iv) the emergence of new wireless technologies. In November 1997, the PCIA estimated that the number of antenna sites in the United States for both cellular and PCS providers will increase by an additional 100,000 antenna sites (more than one of which can be located on a single communication site) over the next ten years as cellular systems expand coverage and PCS systems are deployed. Management believes that wireless service providers have begun to focus their capital and operations primarily on activities that build subscriber growth, such as marketing and customer services, and, therefore, will increasingly seek to outsource communication site ownership, construction, management and maintenance. The Company believes that it will benefit from this trend.

RECENT EVENTS

     AIRADIGM ACQUISITION. The Company and Airadigm entered into an agreement, dated August 14, 1998, covering the Company's acquisition of up to 47 communications towers and certain related assets from Airadigm. Pursuant to the agreement, the Company has agreed to acquire 40 of the towers and has identified 7 towers as to which additional due diligence would be required before the Company would accept such towers. The Company has deposited the aggregate purchase price of $11.75 million in an escrow account pending resolution of the issues identified with respect to the remaining 7 towers. The Company and Airadigm are also negotiating an exclusive multi-year build-to-suit contract. The towers are located primarily in Wisconsin, and Airadigm is or will be the anchor tenant on all towers purchased or mandated in connection with this transaction. The Company expects to consummate this transaction in November 1998.

     GLOBALCOMM ACQUISITION. As of September 23, 1998, the Company acquired all of the shares of capital stock of GlobalComm, Inc. for approximately $2 million in cash. GlobalComm provides co-location marketing services to Bell South Mobility and other wireless communications providers in North Carolina,

South Carolina and eastern Tennessee. The founder and president of GlobalComm, Michael Garrett, joined the Company as Vice President -- Co-location Marketing and, in this capacity, Mr. Garrett is responsible for marketing available antennae space on all of the Company's owned towers. See "Management" and "Certain Transactions -- GlobalComm Acquisition."

     AMICA ACQUISITION. As of August 20, 1998, the Company acquired 14 ground leases and two towers in inventory from Amica for an aggregate cash purchase price of $473,996. The Company has begun constructing towers on the sites. Amica will be the anchor tenant on all 14 towers.

     H&K ACQUISITION. On June 29, 1998, the Company acquired all of the membership interests of H&K Investments LLC for an aggregate purchase price of $1.4 million. H&K owned five towers; three of the towers are located in Kansas and two are in Missouri. Each of the towers has multiple tenants, and Sprint PCS is the anchor tenant on all five towers.

     CMS DISPOSITION. In May 1998, the Company sold its 33% interest in CMS to the other owners for $375,000. As payment, the Company received a note payable over 60 months and bearing interest at 8.5% per annum. CMS provides construction management services to telecommunications companies.

     ISSUANCE OF SERIES B PREFERRED STOCK. Pursuant to a Stock Purchase Agreement, dated as of March 23, 1998 (the "Series B Agreement"), by and among SpectraSite and the Series B Investors, the Series B Investors agreed to purchase 7,000,000 shares of the Series B Preferred Stock for an aggregate purchase price of $28 million. As of March 23, 1998, the Series B Investors purchased the first installment of 4,250,000 shares of Series B Preferred Stock for $17 million and as of August 27, 1998, the Series B Investors (other than Whitney Equity Partners, L.P.) purchased 2,074,126 shares for an aggregate purchase price of $8,296,504, and as of September 21, 1998, Whitney Equity Partners, L.P. purchased the remaining 675,874 shares of Series B Preferred Stock for an aggregate purchase price of $2,703,496. See "Certain
Transactions -- The Series A and Series B Preferred Stock Offerings."

     WHALEN AGREEMENT. In February 1998, the Company entered into an agreement with Whalen & Company, Inc. to jointly provide services for certain projects. Management expects such joint projects to generate additional build-to-suit opportunities. Whalen has been involved in program and project management since 1985 and has participated in the development of over 120 network systems and 10,000 sites in seven countries, including 42 states in the United States, for various technologies including PCS, cellular and ESMR. In addition to various projects that the parties may pursue together, Whalen agreed to bring acquisition opportunities to the Company, and Whalen will receive a fee for any such acquisitions completed by the Company.

BUSINESS AND GROWTH STRATEGIES

     The Company's strategic objective is to become the premier build-to-suit provider of tower networks in the United States and to be one of the largest owners and operators of communication towers. The Company's strategy involves the following elements:

     BUILD TOWERS IN AREAS OF INCREASING WIRELESS DEMAND. SpectraSite is well positioned to capitalize on the trend of wireless service providers outsourcing their investment in, and ownership of, communications sites. The Company's turnkey operation can develop and implement build-to-suit tower networks and then provide efficient site management services for completed towers. Carriers value SpectraSite's ability to serve all of their tower network development needs. In addition, the Company selectively invests RF engineering and site acquisition costs into sites that management believes have higher than average co-location opportunities.

     PARTNER WITH MAJOR WIRELESS SERVICE PROVIDERS TO ACQUIRE EXISTING TOWERS AND BUILD-TO-SUITE CONTRACTS. SpectraSite seeks to partner with major wireless communications service providers in order to assume ownership of their existing towers directly or through joint ventures. The Company also offers construction and program management expertise to potential partners to facilitate timely and efficient build-out of their tower networks. The Company's ability to offer end-to-end tower development services position it well for partnering opportunities with carriers seeking to outsource communication site ownership, construction and management.

     ACQUIRE UNDERUTILIZED TOWERS. The Company intends to continue to make selective acquisitions in the fragmented tower owner and operator industry. Management's strategy is to acquire towers that can service multiple tenants and will be attractive to wireless providers based upon their location, height and available capacity. Additionally, the Company's strategy is to purchase under-utilized towers with high future co-location potential. Management believes that there are small and large acquisition candidates and that the number of available towers will grow as large PCS and other telecommunications providers divest their tower holdings. SpectraSite has strict valuation criteria and believes that certain tower properties can be purchased at reasonable price levels. The Company regularly evaluates acquisition opportunities, engages in negotiations and submits bids with respect to acquisitions of individual towers, groups of towers and entities that own or manage towers and related businesses, any of which may be material.

     MAXIMIZE CO-LOCATION ON TOWERS. The Company's strategy for its owned and managed towers is to maximize the number of tenants on each tower in order to rapidly increase tower cash flow. Since most tower costs are fixed, leasing available space on an existing tower results in minimal additional expenses and, therefore, generates a disproportionately large increase in tower cash flow margins. The Company generally constructs towers to accommodate from three to six tenants in addition to the anchor tenant. The Company has created a separate sales force to market available co-location opportunities to wireless communication providers.

     CAPITALIZE ON STRONG RELATIONSHIPS WITH MAJOR WIRELESS SERVICE
PROVIDERS. SpectraSite has established a reputation as a highly professional, responsive build-to-suit and site acquisition provider. This has been achieved through ongoing investment in the development of multi-level customer relationships. The Company's sales force implements a dual marketing strategy that focuses Company resources on the client's decision maker at the local level while solidifying relationships with the customer's senior management. The Company's experience is that a high level of responsiveness and the rapid development of tower sites for an existing customer ensures that SpectraSite will continue to be an integral part of that customer's build-out plans. Additionally, management believes that it will be able to build upon its existing relationships with wireless service providers to source new build-to-suit customers.

     LEVERAGE SITE ACQUISITION SERVICES. Over the last six years, the Company has performed an array of site acquisition services covering approximately 3,700 sites for major wireless service providers, including ALLTEL, BellSouth Mobility, GTE Mobility, Horizon, Nextel and Powertel. The Company has a broad field organization that allows it to identify and participate in site acquisition projects across the country. Knowledge of local markets and strong customer relationships with wireless service providers are competitive strengths that position the Company to further capitalize on the site acquisition and build-to-suit needs of the wireless communications industry. The Company anticipates that site acquisition customers will continue to account for a significant portion of its build-to-suit mandates and as of September 30, 1998, approximately 64% of such mandates were from service providers for which the Company has previously provided site acquisition services.

COMPANY STRENGTHS

     The tower leasing business provides a diversified, stable, recurring cash flow stream due to the long-term nature of the customer contracts, the significant relocation costs for tower tenants and multiple customers from different wireless segments. Once a tower is built for an anchor tenant, co-location tenants provide high incremental cash flow margins due to low, fixed tower maintenance expense. Leases are typically for an initial term of five years with four or five additional five-year renewal periods and provide for regular rent increases throughout their term. The term of the anchor tenant lease is designed to match the term of the ground lease underlying the tower. Towers can accommodate a broad array of wireless communication carriers and, therefore, revenues are not dependent upon any specific wireless segment or technology. Penetration of PCS, cellular and ESMR was approximately 21% as of December 31, 1997 and is expected to reach 54% by 2007, according to Paul Kagan Associates, Inc. Since towers are a basic component of a wireless communication network, the Company believes that it is well positioned to benefit from the proliferation of wireless communication services.

     Management believes that the following strengths will enable the Company to successfully expand its business:

     BUILD-TO-SUIT FOCUS. The Company specializes in developing and building tower networks to suit the needs of wireless communication carriers. Management believes that its primary focus on and expertise in build-to-suit programs is unique among its major competitors. The Company has assembled the resources, tools and proven personnel which combine to form the program management organization needed for managing high-speed tower development projects. In addition, the Company offers professional site leasing and asset management services for the towers it builds, as well as for towers owned by carriers.

     EXPERIENCED MANAGEMENT. The Company's senior managers have acquired over 3,700 communication sites and built more than 1,000 towers. In addition, the Company provides tower management services to 1,075 sites, consisting of both Company owned and carrier owned tower sites. Management believes that its industry experience allows it to offer quality service and proven results to wireless communication providers in their network build-outs.

     CAPABILITY TO MANAGE MULTIPLE PROJECTS. The Company has been able to successfully manage multiple site acquisition and tower development projects in various locations at the same time. SpectraSite utilizes a pre-qualified pool of local contractors and advisors to build its towers, which allows management to focus its resources and capital on managing multiple construction projects simultaneously. The Company's diversified and outsourced labor pool provides flexibility to handle varying numbers of build-to-suit programs in a variety of local markets. Management believes that the ability to undertake concurrent build-to-suit programs in multiple markets is attractive to wireless service providers.

     STANDARDIZED PROCEDURES AND SPECIFICATIONS. The Company has developed detailed site acquisition procedures and construction specifications and procedures that allow it to rapidly construct tower networks. Wireless carriers require aggressive network build-out schedules, and uniform procedures and specifications allow for reduced employee training time, improved vendor performance and quicker identification of potential tower sites. The Company uses a pre-qualified pool of architectural, engineering and construction contractors that work within its standard guidelines and have a proven capacity for multiple projects. In addition, the Company is organized to efficiently (i) plan the project; (ii) secure the sites by purchase or lease; (iii) obtain zoning approvals; and (iv) manage all site preparation and tower construction.

     INTEGRATED PROVIDER OF SITE DEVELOPMENT SERVICES. The Company benefits from its integrated, comprehensive site development and program management capabilities, as wireless service providers prefer the flexibility of a vendor who can program manage all direct and subcontract functions related to real estate, design, construction and on-going operations. The Company's efficient site acquisition business provides a competitive advantage by (i) maintaining a comprehensive project management database; (ii) allowing management to position the Company with customers as an end-to-end, full service provider of tower development services; and (iii) permitting tower development mandates to be fulfilled more rapidly by performing site acquisition services rather than finding third parties to achieve the same task. The Company has assisted in the acquisition of sites in 22 states and has a solid customer base that includes Nextel, Sprint PCS and SBC Communications.

COMPANY SERVICES

     The Company's business is divided into three areas: (i) tower development,
(ii) tower operations, including leasing of tower space, and (iii) site acquisition. These services are centrally managed with proprietary documentation and through a program and site management database which contains information on all aspects of individual tower sites.

     TOWER DEVELOPMENT. The Company offers comprehensive build-to-suit program management and also selectively builds towers in strategic geographic locations for anchor tenant and co-location marketing opportunities. Under its build-to-suit programs, the Company generally constructs tower networks only after having signed an antenna site lease agreement with an anchor tenant and having made the determination that the initial or planned capital investment for such tower network would not exceed a targeted multiple of tower cash flow after a certain period of time. In selling its build-to-suit programs, the Company's representatives utilize their existing relationships in the wireless communications industry to target wireless service providers interested in outsourcing their network build-out. Proposals for build-to-suit towers are made by the Company's sales representatives in response to specific requests for quotes or proposals from carriers. Although the terms vary from proposal to proposal, the Company typically offers a five-year lease agreement with four or five additional five-year renewal periods. The term of the anchor tenant lease is designed to match the term of the ground lease underlying the tower. While the proposed monthly rent also varies, anchor tenants will generally pay lower monthly rents than subsequent tenants.

     Build-to-suit proposal requests typically require the Company to offer a fixed monthly lease rate for all towers included in the proposed network build-out. To arrive at this average monthly rate, the Company will analyze a number of factors including projected construction cost, projected average monthly ground lease rate, zoning and permitting issues and co-location opportunities.

     If a wireless provider accepts the terms of the proposal submitted by the Company, the provider will award the Company a mandate (i) to pursue specific sites, (ii) to identify appropriate sites within specific search rings, or (iii) to build a tower network within a general area. These mandates are in the form of non-binding agreements and either party may terminate the mandate at any time.

     Based on the status of the sites the Company has been given a mandate to pursue, the Company will provide the site development activities required to: secure and complete a ground lease; obtain zoning approval and other required permits; design the network and construct all towers within the network. Prior to starting construction on each site, the Company will enter into an antenna site lease agreement with a provider. Certain of the build-to-suit agreements contain penalty provisions in the event the towers are not completed within specified time periods.

     The Company invests resources in RF engineering and site acquisition of potential tower sites we believe have higher than average co-location opportunities. The Company does not commence tower construction until an anchor tenant signs a lease.

     The Company also selectively pursues acquisitions of revenue-producing communication sites. The Company's goal is to acquire towers that have an initial or planned capital investment not exceeding a targeted multiple of tower cash flow after a certain period of time. Tower cash flow is determined by subtracting from gross tenant revenues the direct expenses associated with operating the communication site, such as ground lease payments, real estate taxes, utilities, insurance and maintenance.

     The Company has had discussions with a number of wireless communication providers regarding possible strategic partnerships and other investment arrangements. The Company has no present agreement regarding the terms of any such transaction. If and when additional attractive opportunities become available, the Company contemplates pursuing such opportunities. Nonetheless, there can be no assurance that any such future strategic business arrangement will be entered into or the timing thereof. Specifically, any decision by the Company as to whether or not to pursue any such strategic partnership or similar business arrangement will be based upon, among other things, the relative attractiveness of available alternative business and investment opportunities, the regulatory environment for wireless communication properties, future developments relating to the Company, general economic conditions and other future developments.

     TOWER OPERATIONS. The tower operations business consists of (i) the leasing of antenna space on tower sites to wireless service providers, and (ii) the maintenance and management of tower sites. These services are provided for Company-owned towers and for carrier-owned towers. When the Company provides site leasing services for carrier-owned towers, the Company receives a percentage of the revenues of the leases it obtains on behalf of the carrier. When the Company performs site management services for carrier-owned towers, the carrier pays the Company a fixed monthly fee for each managed site. The Company generally receives monthly lease payments from customers payable under written antenna site leases. The majority of the Company's outstanding customer leases, and the new leases typically entered into by the Company, have original terms of five years (with four or five renewal periods of five years each) and usually provide for periodic price increases. Monthly lease pricing varies with the number and type of antennae installed on a communication site.

     Management believes that the site leasing portion of the Company's business has significant potential for growth, and the Company intends to expand its site leasing business through (i) increasing activity from its build-to-suit programs and (ii) selective acquisitions, such as the recent acquisition of GlobalComm.

     Once acquired or constructed, the Company maintains and manages its communication sites through a combination of in-house personnel and independent contractors. In-house personnel are responsible for oversight and supervision of all aspects of site maintenance and management and are particularly responsible for monitoring security access and lighting, RF emission and interference issues, signage, structural engineering and tower capacity, tenant relations and supervision of independent contractors. Independent contractors are hired locally by the Company to perform routine maintenance functions, such as landscaping, pest control, snow removal, site access and equipment installation oversight. Independent contractors are engaged by the Company on a fixed fee or time and materials basis.

     SITE ACQUISITION. The Company offers a full range of site acquisition services. Site acquisition typically occur in four phases: (i) network pre-design; (ii) communication site selection; (iii) communication site acquisition; and (iv) local zoning and permitting. The Company offers each phase of its site acquisition services to its customers.

     During the initial phase, network pre-design, the Company performs pre-design analysis by investigating those areas of the BTA that are designated as a priority by the customer. The Company will then identify, to the extent possible, all sites which met the customer's RF requirements. Geographic Information Systems ("GIS") specialists create maps of the sites, analyzing for a number of factors, including which areas may have the most favorable zoning regulations and availability of co-location opportunities. A preliminary zoning analysis is typically conducted, and the Company will determine those areas of the BTA where zoning approval is likely, along with a possible time frame for approval. These initial services are intended to eliminate costly redesigns once a project is commenced which can result in significant savings of both time and money.

     In the second phase, site selection, the Company determines which sites (i) most closely meet the RF engineering requirements of the customer; (ii) can be leased or purchased; (iii) have the potential to be zoned for site construction or co-location based on the then current zoning requirements; and (iv) are suitable for the construction of a site. GIS specialists select the most suitable sites based on demographics, traffic patterns and signal characteristics. Typically, the Company will identify two or three potential sites for each location in the RF engineering plan, with the intent of co-locating on an existing site or constructing a new site on the location most advantageous to the customer. FAA approval, when necessary, is also typically sought at this time.

     In the third phase, site acquisition, the Company secures the right from the property owner to construct a tower or co-locate on the site. Depending on the type of interest in the property that the Company believes will best suit the needs of the customer, the Company will negotiate and enter into on behalf of the customer (i) a contract of sale pursuant to which the customer acquires fee title to the property; (ii) a long-term ground or rooftop lease pursuant to which the customer acquires a leasehold interest in the property (typically a five-year lease with four or five renewal periods of five years each); (iii) an easement agreement pursuant to which the customer acquires an easement over the property; or (iv) an option to purchase or lease the property pursuant to which the customer has a future right to acquire fee title to the property or acquire a leasehold interest. It is during this phase of the site acquisition services that the Company generally obtains a title report on the site, conducts a survey of the site, performs soil analysis of the site and obtains an environmental survey of the site.

     The final phase, local zoning and permitting, includes preparing all appropriate zoning applications and providing representation at any zoning hearings that may be conducted. The Company also obtains all necessary entitlement land use permits necessary to commence construction on the site or install equipment on the site.

     SpectraSite Services is headquartered in Little Rock and has offices in Atlanta, Chattanooga, Cincinnati, Louisville, Memphis, Orlando and Raleigh. Once the Company is hired on a site acquisition project, a site acquisition team is dispatched to the project site. A temporary field office is established for the duration of the project. The site acquisition team is typically composed of permanent Company employees and supplemented with local hires employed only for that particular project. A team leader is assigned to each phase of the site acquisition project and reports to a project manager who oversees all team leaders. Upon the completion of a site acquisition project, the field office is typically closed and all permanent Company employees are either relocated to another project or directed to return to headquarters or one of the other division offices.

     The Company generally sets prices for each site acquisition service separately. Customers are billed for these services on a fixed price or time and materials basis and the Company may negotiate fees on individual sites or for groups of sites.

CUSTOMERS

     The Company has performed site acquisition, tower construction and site leasing services for several of the largest wireless service providers. The majority of the Company's contracts have historically been for PCS customers. The Company also serves ESMR, SMR and cellular wireless providers. In both its site acquisition and site leasing businesses, the Company works with national, local and regional operators. For the year ended December 31, 1997, Powertel, Sprint PCS, GTE Mobility, Intercel and Horizon accounted for 38.9%, 18.8%, 14.7%, 13.0% and 11.2%, respectively, of the Company's revenue, and for the nine months ended September 30, 1998, Powertel accounted for 59.2% of the Company's revenue. No other customer accounted for more than 10% of the Company's revenue during the nine months ended September 30, 1998. See "Risk Factors -- Customer Concentration."

SALES AND MARKETING

     The Company's sales and marketing goals are (i) to further cultivate existing customers in order to obtain mandates for build-to-suit programs and to maximize sales of site acquisition services; (ii) to position the Company to become a market leader in the site leasing business; (iii) to use existing relationships and develop new relationships with wireless service providers to lease antennae space on Company owned or managed communication sites; and (iv) to form affiliations with select communications system vendors who utilize end-to-end services, including those provided by the Company, which will enable the Company to market its services and products through additional channels of distribution. Historically, the Company has capitalized on the strength of its experience, performance and relationships with wireless service providers to obtain build-to-suit mandates, and expects to continue to enhance and leverage these attributes to sell site acquisition services, build-to-suit programs and antennae space on Company owned or managed communication sites.

     The Company currently has a sales force of three full-time representatives supplemented by members of the Company's executive management team. Maintaining and cultivating relationships with wireless service providers is a main focus of senior management. The Company's strategy is to delegate sales efforts to those Company employees who have the best relationships with the wireless service providers. The representatives are assigned specific accounts based on historical experience with a provider and the quality of the relationship between the Company representative and such provider. Most wireless service providers have national corporate headquarters with regional offices. The Company believes that most decisions for site acquisition and site leasing services are made by providers at the regional level with input from their corporate headquarters. The Company's sales representatives work with provider representatives at the local level and at the national level when appropriate. The Company's sales staff compensation is heavily weighted to incentive-based goals and measurements. In addition to its marketing and sales staff, the Company relies upon its executive and operations personnel on the national and field office levels to identify sales opportunities within existing customer accounts, as well as acquisition opportunities.

COMPETITION

     The Company competes with (i) other independent tower owners, some of which also provide site leasing and site acquisition services; (ii) carriers, which own and operate their own tower networks; (iii) service companies that provide engineering and site acquisition services; and (iv) other potential competitors, such as utilities, outdoor advertising companies and broadcasters, some of which have already entered the tower industry. Wireless service providers that own and operate their own tower networks generally are substantially larger and have greater financial resources than the Company. The Company believes that tower location, capacity, price, quality of service and density within a geographic market historically have been and will continue to be the most significant competitive factors affecting tower leasing companies. The Company also competes for development and new tower construction opportunities with wireless service providers, site developers and other independent tower operating companies and believes that competition for site acquisition will increase.

     The Company's principal competitors include American Tower Corporation, Crown Castle International Corp., OmniAmerica, Inc. Pinnacle Tower, SBA Communications Corporation, TeleCom Towers (an affiliate of Cox Enterprises, Inc.) and Unisite.

     Towers are not the only kind of platform for radio transmitters. The FCC has issued authorizations or is reviewing applications for several companies proposing to provide various kinds of low-earth-orbit ("LEO") satellite communication systems, and it continues to issue authorizations for geosynchronous satellite systems. Iridium, for example, will soon commence space-borne provision of cellular telephone service, and Teledesic plans to provide high-speed data services through LEO satellites. In 1997, the FCC allocated one gigahertz of spectrum in the 47 GHz band for any use consistent with the spectrum allocation table. It is as yet unclear which of these new technologies will be commercially feasible, and to what extent they will offer significant competitive alternatives to terrestrial structures.

EMPLOYEES

     As of September 30, 1998, the Company had 100 employees, none of whom are represented by a collective bargaining agreement. The Company considers its employee relations to be good. Due to the nature of the site acquisition business of the Company, it may experience increases and decreases in employees as site acquisition contracts are completed.

PROPERTIES

     The Company is headquartered in Cary, North Carolina, where it currently leases approximately 5,800 square feet of space. The Company also leases offices in Little Rock, Arkansas; Birmingham, Alabama; Atlanta, Georgia; Cincinnati, Ohio; and New Orleans, Louisiana. The Company opens and closes project offices from time to time in connection with its site acquisition business, which offices are generally leased for periods not exceeding 18 months.

LEGAL PROCEEDINGS

     From time to time, the Company is involved in various legal proceedings relating to claims arising in the ordinary course of business. The Company is not a party to any such legal proceeding, the adverse outcome of which, individually or in the aggregate, is expected to have a material adverse effect on the Company's business, financial condition or results of operations.

INTERNATIONAL

     The Company's primary focus is on its domestic operations. From time to time, however, the Company may evaluate international opportunities and take advantage of those that it feels may be profitable for the Company. Currently, the Company is not considering any significant international projects.

REGULATORY AND ENVIRONMENTAL MATTERS

     Federal Regulations. Both the FCC and FAA regulate towers used for wireless communications transmitters and receivers. Such regulations control the siting and marking of towers and may, depending on the characteristics of particular towers, require registration of tower facilities. Wireless communications devices operating on towers are separately regulated and independently licensed based upon the particular frequency used.

     Pursuant to the requirements of the Communications Act of 1934, as amended, the FCC, in conjunction with the FAA, has developed standards to consider proposals for new or modified antennae. These standards mandate that the FCC and the FAA consider the height of proposed antennae, the relationship of the structure to existing natural or man-made obstructions and the proximity of the antennae to runways and airports. Proposals to construct or to modify existing antennae above certain heights are reviewed by the FAA to ensure the structure will not present a hazard to aviation. The FAA may condition its issuance of no-hazard determination upon compliance with specified lighting and marking requirements. The FCC will not license the operation of wireless telecommunications devices on towers unless the tower has been registered with the FCC or a determination has been made that such registration is not necessary. The FCC will not register a tower unless it has been cleared by the FAA. The FCC may also enforce special lighting and painting requirements. Owners of wireless transmissions towers may have an obligation to maintain painting and lighting to conform to FCC standards. Tower owners may also bear the responsibility of notifying the FAA of any tower lighting outage. The Company generally indemnifies its customers against any failure to comply with applicable regulatory standards. Failure to comply with the applicable requirements may lead to civil penalties.

     In 1995, the FCC adopted regulations making the owners of towers, rather than radio licensees, primarily responsible for compliance with antenna structure painting and lighting requirements. These rule changes are based on statutory amendments adopted by Congress in 1992 extending regulatory jurisdiction to tower owners. Radio licensees are now secondarily responsible for tower maintenance if the tower owners are unwilling or unable to perform those duties. Currently, these requirements apply to antenna structures that are more than 200 feet in height, or that may interfere with the approach or departure space of a nearby airport runway.

     The regulatory requirements adopted in 1995 require tower owners to register existing structures by state, in accordance with filing windows, over a two year period between July 1, 1996, and June 30, 1998. The FCC has recognized that, with the proliferation of inexpensive, satellite-based locating devices such as Global Positioning System receivers, some structures whose positions were previously determined with area maps can now be easily located with a higher degree of accuracy. Accordingly, the FCC has granted an amnesty when tower owners submit location data differing slightly in longitude or latitude from the site data previously submitted to the FCC by radio licensees. Under the amnesty policy, the FCC will under some circumstances refrain from imposing monetary penalties upon tower owners or the radio licensees that use their structures. For towers that do not conform with radio licensees' construction permits, however, the FCC will determine on a case-by-case basis whether and to what extent towers may need to be moved or modified.

     The 1996 Telecom Act amended the Communications Act of 1934 by limiting state and local zoning authorities' jurisdiction over the construction, modification and placement of towers. The new law preserves local zoning authority but prohibits any action that would (i) discriminate between different providers of wireless services or (ii) ban altogether the construction, modification or placement of radio communication towers. The 1996 Telecom Act also requires the federal government to help licensees for wireless communications services gain access to preferred sites for their facilities. This may require that federal agencies and departments work directly with licensees to make federal property available for tower facilities.

     Owners and operators of antennae may be subject to, and, therefore, must comply with, Environmental Laws. The FCC's decision to license a proposed tower may be subject to environmental review pursuant to the National Environmental Policy Act of 1969 ("NEPA"), which requires federal agencies to evaluate the environmental impacts of their decisions under certain circumstances. The FCC has issued regulations implementing NEPA. Such regulations place responsibility on each applicant to investigate any potential environmental effects of operations and to disclose any significant effects on the environment in an environmental assessment prior to constructing a tower. In the event the FCC determines the proposed tower would have a significant environmental impact based on the standards the FCC has developed, the FCC would be required to prepare an environmental impact statement. This process could significantly delay the registration of a particular tower.

     As an owner and operator of real property, the Company is subject to certain Environmental Laws which may impose strict, joint and several liability for the cleanup of on-site or off-site contamination and related personal or property damages. The Company is also subject to certain Environmental Laws that govern tower placement, including pre-construction environmental studies. Operators of towers must also take into consideration certain RF emissions regulations that impose a variety of procedural and operating requirements. The potential connection between RF emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive. The Company believes that it is in substantial compliance with and has no material liability under all applicable Environmental Laws. Nevertheless, there can be no assurance that the costs of compliance with existing or future Environmental Laws and liability related thereto will not have a material adverse effect on the Company's business, prospects, financial condition or results of operations.

     STATE AND LOCAL REGULATIONS. Most states regulate certain aspects of real estate acquisition and leasing activities. Where required, the Company conducts the site acquisition portions of its site acquisition services business through licensed real estate brokers or agents, who may be employees of the Company or hired as independent contractors. Local regulations include city and other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations vary greatly, but typically require tower owners to obtain approval from local officials or community standards organizations prior to tower construction. Local zoning authorities generally have been hostile to construction of new transmission towers in their communities because of the height and visibility of the towers. Companies owning or seeking to build towers have encountered an array of obstacles arising from state and local regulation of tower site and construction, including environmental assessments, fall radius assessments, marketing/lighting requirements, and concerns with interference to other electronic devices. The delays resulting from the administration of such restrictions can last for several months, and when appeals are involved, can take several years.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND OTHER KEY EMPLOYEES

     The executive officers, directors and key employees of the Company are as follows:

               NAME                  AGE                     POSITION
               ----                  ---                     --------
Stephen H. Clark...................  54    Chairman of the Board of Directors and Chief
                                             Executive Officer
Joe L. Finley, III.................  49    Vice Chairman of the Board of Directors
David P. Tomick....................  46    Chief Financial Officer and Secretary
Terry L. Armant....................  50    Vice President -- Operations
Frank L. Marco.....................  39    Vice President -- Towers
John F. Ricci......................  31    Vice President -- Marketing
Michael Garrett....................  35    Vice President -- Co-location Marketing
Tracy E. Gill......................  38    President -- Services Division
Cathy M. Antee.....................  39    Controller and Assistant Secretary
Michael R. Stone...................  36    Director
James R. Matthews..................  31    Director
W. Chris Hegele....................  48    Director
Andrew J. Armstrong, Jr............  41    Director

     STEPHEN H. CLARK is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Clark has 21 years of general management experience in high growth, start-up companies in the communications, technology and manufacturing sectors. In 1994, he co-founded PCX Corporation ("PCX"), a manufacturer of electrical distribution systems. Prior to starting PCX, Mr. Clark co-founded and served as Chairman and President of Margaux, a supplier of building automation systems. Prior to starting Margaux, he worked at several technology based, start-up companies. Mr. Clark has a BA in physics and an MBA from the University of Colorado.

     JOE L. "BUD" FINLEY, III is Vice Chairman of the Board of Directors. Mr. Finley has 25 years experience in commercial real estate and mortgage finance. He founded the predecessor to TeleSite in 1992 and has successfully managed the rapid growth of that business during the past 6 years. Prior to founding TeleSite, Mr. Finley was a co-founder of CIERRA, Inc., an environmental consulting firm. Mr. Finley is a graduate of the University of Arkansas.

     DAVID P. TOMICK is Chief Financial Officer and Secretary of the Company. Mr. Tomick has extensive experience raising capital in both private and public markets for high growth companies in the telecommunications industry. From 1994 to 1997, Mr. Tomick was Chief Financial Officer of Masada Security, Inc., a company engaged in the security monitoring business. From 1988 to 1994, he was Vice President -- Finance of Falcon Cable TV, a multiple system operator of cable television systems, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick holds a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University.

     TERRY L. ARMANT is Vice President -- Operations of the Company. Prior to joining SpectraSite in August 1998, Mr. Armant was Director -- System Implementation at AT&T Wireless Services. In this position, he was responsible for site acquisition, construction, equipment installation and site management for the Northeast region. Mr. Armant oversaw eight departments and a staff of over 115.

     FRANK L. MARCO is Vice President -- Towers of the Company. From 1993 to 1997, Mr. Marco was a Project Director and a Regional Director for SBA Communications Corporation. In 1997, he co-founded Princeton Towers, Inc., a wireless communication site development company. Before joining SBA, Mr. Marco was a customer service manager for McCaw Cellular Communications, Inc.

     JOHN F. RICCI is Vice President -- Marketing of the Company. Prior to joining SpectraSite in June 1998, Mr. Ricci was Director, Program management and Due Diligence for SBA Communications Corporation, in which capacity he analyzed build-to-suit, speculative construction and merger opportunities nationwide. Mr. Ricci was instrumental in developing marketing and budget materials for SBA's build-to-suit tower program.

     MICHAEL GARRETT is Vice President -- Co-location Marketing of the Company. Prior to joining SpectraSite in September 1998, Mr. Garrett was president of GlobalComm, which he founded in 1995.

     TRACY E. GILL is President -- Services Division of the Company. Mr. Gill leads the Company's real estate division and has worked with SpectraSite's predecessor since 1993 in the acquisition and permitting of antenna sites. From 1985 to 1993, he managed the planning, site selection, site design, permitting, site development, construction, and development of commercial buildings for New England Security.

     CATHY M. ANTEE is Controller and Assistant Secretary of the Company. From 1995 to 1997, Ms. Antee was Controller of Masada Security, Inc. Prior to 1995, Ms. Antee was employed by Parisian, Inc., a Birmingham-based retailer, most recently as Treasury Director and Director of Investor Relations. She is a certified public accountant.

     MICHAEL R. STONE has been a director of the Company since its formation in May 1997. Mr. Stone has been employed by J.H. Whitney & Co. since 1989 and has served as a General Partner since 1992. Previously, he was with Bain & Company.

     JAMES R. MATTHEWS has been a director of the Company since August 1998. Mr. Matthews has been employed by J.H. Whitney & Co. since 1994 and has served as a Principal since 1998. Previously, he was with Gleacher & Co. Inc. and Salomon Brothers Inc.

     W. CHRIS HEGELE has been a director of the Company since its formation in May 1997. Mr. Hegele has been employed by Kitty Hawk Capital since 1984 and has been a General Partner since 1986. Previously, Mr. Hegele was employed by Arthur Andersen & Co.

     ANDREW J. ARMSTRONG, JR. has been a director since March 31, 1998. Mr. Armstrong is a General Partner of Waller-Sutton Media Partners, L.P. and President of Waller Capital Corporation, where he has been employed since 1985.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of the Company to its Chief Executive Officer and the only other executive officer whose salary and bonus exceeded $100,000 for the year ended December 31, 1997 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                            -------------------
                                         ANNUAL COMPENSATION(a)                  NUMBER OF
                               ------------------------------------------       SECURITIES
                                                                OTHER       UNDERLYING OPTIONS/
 NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)   ANNUAL($)(b)         SARS(#)
 ---------------------------   ----   ---------   --------   ------------   -------------------
Stephen H. Clark.............  1997    107,046     -0-             --             425,000
  Chairman and Chief
     Executive Officer
Joe L. Finley, III...........  1997    248,548     -0-          2,576            -0-
  Vice Chairman

---------------
(a) Amounts shown for 1997 include compensation paid by the Company to the Named Executive Officers from April 25, 1997, the date of SpectraSite's inception, through December 31, 1997.

(b) The amount reported as Other Annual compensation for Mr. Finley is for an automobile allowance. The Company has not included the value of incidental perquisites furnished or paid to Mr. Clark, since the value of such perquisites did not exceed the lesser of 10% of salary and bonus reported for 1997.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                          NUMBER OF      % OF TOTAL
                          SECURITIES    OPTIONS/SARS
                          UNDERLYING     GRANTED TO    EXERCISE
                         OPTIONS/SARS    EMPLOYEES     PRICE PER   EXPIRATION      GRANT DATE
         NAME             GRANTED(a)      IN 1997        SHARE        DATE      PRESENT VALUE(b)
         ----            ------------   ------------   ---------   ----------   ----------------
Stephen H. Clark          265,000(c)         27%         $2.89      06/24/02          0.87
                          160,000(d)         17%          2.89      06/24/07          0.87

---------------
(a) All options become exercisable immediately upon a change in control; provided, however, that no options become exercisable upon a change in control as to which a performance milestone has not been achieved as of the date of the change in control. The shares of common stock issuable upon exercise of the options are subject to certain rights of first refusal. See "-- 1997 Stock Option Plan."

(b) The present value of the options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, volatility of .70, risk free interest rate of 6.0% and expected option lives of seven years.

(c) The options are incentive stock options which vest in equal installments over a period of four years.

(d) The options are non-qualified stock options which vest upon the first to occur of the (i) seventh anniversary of the date of grant or (ii) the Company achieving certain performance goals based upon the number of towers constructed.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES

                                                                           VALUE OF UNEXERCISED
                                     NUMBER OF SECURITIES                      IN-THE-MONEY
                                    UNDERLYING UNEXERCISED                    OPTIONS/SARS AT
                                         OPTIONS/SARS                      DECEMBER 31, 1997($)
                                     AT DECEMBER 31, 1997                      UNEXERCISABLE
                                -------------------------------       -------------------------------
             NAME               EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
             ----               -----------       -------------       -----------       -------------
Stephen H. Clark                    -0-              425,000              $0                 $0

EMPLOYMENT AGREEMENTS

     Mr. Finley has an employment agreement with the Company for an initial term expiring on May 31, 1999 (the "Initial Term"), and thereafter his employment is subject to automatic renewal on a year-to-year basis. The agreement provides for a base salary of $350,000 per year for the Initial Term. Base salary after the Initial Term shall be determined by the Board of Directors. Mr. Finley is also entitled to the other benefits afforded executive employees of the Company. The agreement can be terminated by either Mr. Finley or the Company giving notice to the other of an intention not to renew at least 90 days prior the last day of the Initial Term. After the Initial Term, the agreement may be terminated at any time with 90 days prior notice to the other party. The agreement also may be terminated by liquidation, dissolution or discontinuance of the business of the Company, or by "permanent disability" or "for cause" (as such terms are defined in the agreement). The agreement requires Mr. Finley to maintain the confidentiality of certain proprietary information. In addition, Mr. Finley has agreed not to compete with the Company for up to three years following termination of employment with the Company.

     The Company does not have an employment agreement with Mr. Clark. However, Mr. Clark and SpectraSite have entered into a Confidentiality and Non-Competition Agreement, dated as of May 12, 1997, pursuant to which Mr. Clark agreed (i) to treat as confidential certain information he receives about the Company or its business, operations or properties, (ii) not to compete with the Company for three years after the termination of his employment with the Company, and (iii) to assign to the Company all of his interest in certain intellectual property conceived or developed by him while employed by the Company.

1997 STOCK OPTION PLAN

     The Company established the SpectraSite Holdings, Inc. Stock Option Plan (the "1997 Option Plan") effective June 24, 1997. The 1997 Option Plan has a term of ten years and provides for the issuance of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to key employees, directors, advisors and consultants of the Company (as well as any subsidiary of the Company). An aggregate of 1,817,700 shares of the Common Stock have been reserved for issuance under the 1997 Option Plan, of which options to purchase 1,573,900 shares have been granted and remain outstanding as of October 31, 1998. The number of shares available for grant as options may be adjusted in the event of a stock split, stock dividend, combination of shares, spin-off, spin-out or other similar change, exchange or reclassification of the Common Stock at the discretion of the Board, and shares subject to an option which expires, is terminated or canceled, or is repurchased by the Company, shall be available for future grants under the 1997 Option Plan.

     The 1997 Option Plan may be administered by the Board or by a duly appointed committee having powers specified by the Board (the "Committee"). Once the Company becomes subject to the reporting requirements of the Exchange Act, the Committee shall consist solely of directors who are "non-employee" directors, for purposes of Section 16 of the Securities Act, and "outside" directors, for purposes of Section 162(m) of the Internal Revenue Code. The specific terms of any option awarded under the 1997 Option Plan will be reflected in a stock option agreement executed by the Company and the optionee.

     The Committee has the discretion to determine which eligible individuals will receive options, the number of shares to be covered by the options, the exercise date of the options, whether the options should be ISOs or NQSOs, and the terms and conditions of the options. The exercise price of any ISO may not be less than the fair market value of the stock on the date the option is granted, provided the exercise price of any ISO shall be not less than 110% of the fair market value of a share of stock on the date the option is granted in the event the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Payment of the option price is to be made in cash, by check, in cash equivalent or by any other form permitted by the Committee (including by promissory note to the Company). Only employees are eligible to receive ISOs, and at the time an ISO is granted, the fair market value of the Common Stock for which the ISO will vest in any year may not exceed $100,000. Options awarded under the 1997 Option Plan generally are not assignable or transferable except by the laws of descent and distribution.

     Generally, the Company expects the Committee to award options that vest and become exercisable either (i) according to a four year vesting schedule, whereby 25% of the total grant of shares becomes vested every year for four consecutive years, or (ii) upon the seventh anniversary of the grant date, subject to acceleration based on the optionee's successful achievement of performance milestones. In the event of a merger, consolidation, corporate reorganization, or any transaction in which all or substantially all of the assets of the Company are sold, leased, transferred or otherwise disposed of (a "Transfer of Control"), all outstanding options shall immediately vest and become exercisable as of a date prior to the Transfer of Control, as determined by the Board. Notwithstanding the foregoing, no options will become exercisable upon a Transfer of Control as to which a performance milestone has not been achieved as of the date of the change in control.

     Once vested, an option may remain exercisable until the earliest of: (i) ten years from the date of grant (five years from the date of grant in the event the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company), or (ii) three months from the date on which the optionee terminates employment with the Company, or (iii) if the optionee's employment ceases by reason of his or her death or disability, 12 months from the date on which the optionee's employment terminated. In no event shall an ISO be exercisable after one month following the date an optionee's employment with the Company is terminated for cause, as determined by the Committee.

     Generally, the Company expects the Committee to award options subject to a right of first refusal. When an optionee proposes to sell, pledge or otherwise transfer any shares acquired upon the exercise of an option (the "Transfer Shares"), the Company would have the right to repurchase the shares under a right of first refusal, in accordance with the terms set forth in the individual option agreements. If the Company fails to exercise the right of first refusal, the optionee may conclude the proposed transfer, but the subsequent transferee would be required, as a condition of such transfer, to hold the shares subject to the Company's right of first refusal with respect to any subsequent transfer. The Company's right of first refusal would not apply to transfers of shares: (i) in connection with a Change in Control, (ii) to one or more members of the optionee's immediate family, (iii) which constitutes a pledge to the Company as security for a loan by the Company to the optionee in connection with exercise of an option, or (iv) which has been approved by the Board. In addition, the Company's right of first refusal would terminate (i) upon a Change in Control, unless the successor assumes the 1997 Option Plan, or (ii) the Common Stock is traded on a public market.

     The 1997 Option Plan may be amended, suspended or terminated by the Board in whole or in part at any time, provided that no such amendment, suspension or termination of the 1997 Option Plan may adversely affect the rights of or obligations to the optionees without such optionees' consent. The Board must obtain stockholder approval for any change in the 1997 Option Plan that would
(i) extend the period during which options may be granted beyond June 24, 2007,
(ii) materially increase the number of shares which may be issued under the 1997 Option Plan, or (iii) materially modify the requirements as to eligibility for participation under the 1997 Option Plan.

     The grant of an option under the 1997 Option Plan will not have any immediate effect on the federal income tax liability of the Company or the optionee. If the Board grants an optionee a NQSO, then the optionee will recognize ordinary income at the time he or she exercises the NQSO equal to the difference between the fair market value of the Common Stock and the exercise price paid by the optionee, and the Company will receive a deduction for the same amount.

     If the Board grants an optionee an ISO, then the optionee generally will not recognize any taxable income at the time he or she exercises the ISO (other than potential liability for alternative minimum tax) but will recognize income only at the time he or she sells the Common Stock acquired by exercise of the ISO. Upon sale of the common stock acquired upon exercise of the ISO, the optionee will recognize income equal to the difference between the exercise price paid by the optionee and the amount received upon sale, and such income generally will be eligible for capital gain treatment. The Company generally is not entitled to an income tax deduction for the grant of an ISO or as a result of either the optionee's exercise of an ISO or the optionee's sale of the common stock acquired through exercise of an ISO. However, if the optionee sells the common stock either (i) within two years of the date of the grant to him or her of the ISO, or (ii) within one year of the date of the transfer to him or her of the common stock following exercise of the ISO, then the option is treated for federal income tax purposes as if it were a NQSO; the income recognized by the optionee will not be eligible for capital gain treatment and the Company will be entitled to a federal income tax deduction equal to the amount of income recognized by the optionee.

                              CERTAIN TRANSACTIONS

TELESITE AND METROSITE ACQUISITION

     On May 12, 1997, in connection with the formation of the Company, the Company purchased the outstanding membership units of TeleSite and Metrosite for an aggregate purchase price of $7,233,125 which included 81,753 shares of common stock valued at $71,125 in the aggregate. In addition, as part of the acquisition consideration, 408,764 shares of common stock were issued into escrow and are to be released upon the acquired business achieving certain operating goals. Joe L. Finley, III, the Vice Chairman of the Company's Board of Directors, members of Mr. Finley's family and entities controlled by Mr. Finley received all of the aggregate purchase price, which amount included a note payable to Mr. Finley in the original principal amount of $2,312,000, and all of the common stock issued in connection with the acquisition. The Company used $2,331,953 of the proceeds from the sale of the Old Notes to pay the outstanding principal amount of and accrued interest on the note payable. See "Use of Proceeds." The escrow arrangement provides that the Company may repurchase the shares held in escrow if the acquired business does not achieve the specified operating goals, and in May 1998, the Company exercised its option to repurchase 204,382 shares of the common stock held in escrow for an aggregate repurchase price of $204.38.

GLOBALCOMM ACQUISITION

     As of September 23, 1998, the Company acquired all of the shares of capital stock of GlobalComm, Inc. for approximately $2 million in cash. In connection with this acquisition, the founder and president of GlobalComm, Michael Garrett, joined the Company as Vice President -- Co-location Marketing, and SpectraSite granted Mr. Garrett an option to purchase 100,000 shares of its common stock for a nominal price per share. This option vests in equal installments over a three-year period, with the first installment vesting on June 30, 1999.

REPURCHASE OF COMMON STOCK FROM FORMER EMPLOYEE

     In an agreement dated September 15, 1998, a former employee agreed to release the Company from any potential claims and to sell 125,000 shares of SpectraSite common stock to the Company for an agreed upon price. In addition, the agreement provided that shareholders of SpectraSite would have an option to purchase the former employee's remaining 37,605 shares of SpectraSite common stock for the same price per share, provided that the Company advise the former employee in writing of the exercise of all or any portion of such option by November 15, 1998. On October 9, 1998, the Company paid the former employee $500,000 for his shares and the release under the agreement.

THE SERIES A AND SERIES B PREFERRED STOCK OFFERINGS

     Pursuant to a Stock Purchase Agreement, dated as of May 12, 1997 (the "Series A Agreement"), the Series A Investors purchased an aggregate of 3,462,830 shares of SpectraSite's Series A Preferred Stock for an aggregate purchase price of $10 million in a transaction exempt from registration under the Securities Act. Each share of Series A Preferred Stock is currently convertible into one share of common stock (subject to adjustment upon the happening of certain events), accrues dividends at a rate of 8% per annum and entitles the holder to certain voting rights. See "Description of Capital Stock."

     Pursuant to the Series B Agreement, the Series B Investors agreed to purchase shares of SpectraSite's Series B Preferred Stock for an aggregate purchase price of $28 million. Each share of Series B Preferred Stock is currently convertible into one share of common stock (subject to adjustment upon the happening of certain events), accrues dividends at a rate of 8% per annum and entitles the holder to certain voting rights. See "Description of Capital Stock." In addition, SpectraSite is obligated under the Series A Agreement and the Series B Agreement to pay the Whitney Funds a monitoring fee of $10,000 in the aggregate per month until SpectraSite completes an initial public offering of its common stock.

     The Series B Investors, including the holders of the Series A Preferred Stock and certain other stockholders of SpectraSite, are entitled to certain rights under the Stockholders' Agreement and the Registration Rights Agreement, each as defined herein and described below.

STOCKHOLDERS' AGREEMENT

     As of March 23, 1998, SpectraSite and all of its stockholders and warrant holders (collectively, the "Stockholders") entered into the Second Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"), which sets forth certain agreements relating to issuances and transfers of SpectraSite's capital stock and to the governance of SpectraSite. The following summary of the Stockholders' Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Stockholders' Agreement.

     PREEMPTIVE RIGHTS. If SpectraSite wishes to issue any of its common stock or any securities exercisable for, convertible into or exchangeable for common stock, it shall so notify the Stockholders, and each Stockholder will have the right (subject to certain exceptions) to acquire its pro rata share of the offered securities and of any offered securities not purchased by the other Stockholders. Without the consent of the Whitney funds, SpectraSite may not issue or sell any capital stock or any securities exercisable for, convertible into or exchangeable for capital stock unless the purchaser agrees to become a party to the Stockholders' Agreement, but in any event such purchaser will not be entitled to the preemptive rights provided in the Stockholders' Agreement.

     RIGHTS OF FIRST REFUSAL. With the exception of the Whitney funds, if a Stockholder desires to sell or otherwise dispose of its stock to a third party, other than to certain permitted transferees, it must first offer such stock either to SpectraSite and then to the other Stockholders, or just to certain Stockholders, depending on the identity of the selling Stockholder, on the same terms and conditions that the third party has offered to buy such stock. If SpectraSite and such other Stockholders do not agree to buy all of the offered stock, the selling Stockholder may either sell the remaining stock not agreed to be bought by such other Stockholders to the third party, or choose not to sell any of the offered stock to the third party or the other Stockholders. If any stock is sold to the third party, it must agree to become a party to the Stockholders' Agreement.

     BRING-ALONG RIGHTS. If the Whitney funds propose to sell or otherwise dispose of all, but not less than all, of their stock to a third party (other than certain permitted transferees), the Whitney funds may require the other Stockholders to sell their stock to the third party for a purchase price equal to the fair market value thereof, as determined by a nationally recognized investment bank or appraisal firm, and otherwise on the terms of the Whitney funds' sale to the third party.

     BOARD OF DIRECTORS. The Stockholders' Agreement provides that the Stockholders will nominate to SpectraSite's seven member Board of Directors (i) three nominees designated by the Whitney Funds, (ii) one nominee designated by Waller-Sutton, (iii) two nominees designated by the management of SpectraSite ("Management"), and (iv) one independent nominee acceptable to the Whitney Funds, Waller-Sutton, Kitty Hawk III, Kitty Hawk IV and Management. In addition, the Stockholders have agreed to elect two nominees of the Whitney Funds and one nominee of Management to SpectraSite's audit committee and compensation committee. As long as the Preferred Stock owned by the Whitney Funds exceeds a specified amount, the Whitney Funds also have the right (a) to cause the size of SpectraSite's board of directors to be increased to nine and (b) to appoint two additional directors. However, if the Preferred Stock owned by the Whitney Funds drops below a specified amount, then the Whitney Funds will only be permitted to appoint one director. The rights of the Whitney Funds and Waller-Sutton to appoint directors terminate when the Preferred Stock owned by such stockholders drops below a specified level.

     In a separate letter agreement, the Whitney funds have agreed to nominate
W. Chris Hegele as one of their three nominees under the Stockholders' Agreement to serve as a member of the Board of Directors; provided, however, that Mr. Hegele has agreed to promptly resign from the Board upon the written request of the Whitney funds. In addition, the Company has agreed that, if a representative of Kitty Hawk IV is not serving as a member of the Board of Directors, Kitty Hawk IV will have the right to designate a representative who may consult with management on significant business issues and attend meetings of the Board of Directors except in certain limited circumstances.

     CO-SALE RIGHTS. If any of the Whitney funds desires to sell any of its Series B Preferred Stock or any shares of common stock issued upon conversion of any of its Series B Preferred Stock, to a third party, it shall notify Waller-Sutton, Kitty Hawk IV or Eagle Creek (the "Co-Sale Parties"), and each Co-Sale Party shall have the right to sell its pro rata share of Series B Preferred Stock, or any shares of common stock issued upon conversion of any of its Series B Preferred Stock, to the third party, on the same terms and conditions that the third party has offered to buy such stock from the Whitney Funds. If any of the Co-Sale Parties desires to sell any of its Series B Preferred Stock, or any shares of common stock issued upon conversion of any of its Series B Preferred Stock, to a third party, it shall notify the Whitney Funds, and each of the Whitney Funds shall have the right to sell its pro rata share of Series B Preferred Stock, or any shares of Common Stock issued upon conversion of any of its Series B Preferred Stock, to the third party, on the same terms and conditions that the third party has offered to buy such stock from such Co-Sale Party. If any stock is sold to any such third party, it must agree to become a party to the Stockholders' Agreement.

     CONSENT RIGHTS. So long as the Whitney funds and Waller-Sutton own a specified amount of Preferred Stock, SpectraSite may not take any of the following actions without the prior consent of the Whitney Funds and Waller-Sutton: (a) engage in any business other than its business or the business of its subsidiaries as of the date of the Stockholders' Agreement, (b) amend its Certificate of Incorporation in any way adverse to the holders of the Series B Preferred Stock, (c) enter into any agreement or make any payment to a holder of Series A Preferred Stock that would be to the advantage of such holder to the detriment of the holders of the Series B Preferred Stock, (d) liquidate or dissolve, or (e) file a petition in bankruptcy.

REGISTRATION RIGHTS AGREEMENT

     As of March 23, 1998, SpectraSite, the Series A Investors, the Series B Investors and certain members of the Company's management entered into the Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"), which sets forth certain agreements relating to registration of SpectraSite's capital stock under the Securities Act. The following summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Registration Rights Agreement.

     Any one or more of the Whitney funds, Waller-Sutton, Eagle Creek, Kitty Hawk IV, Kitty Hawk III and NCEF (collectively, the "Institutional Investors"), holding at least 75% of the Preferred Stock may at any time after May 12, 1998, request SpectraSite to register under the Securities Act all or any portion of the Common Stock issued upon conversion of the Preferred Stock (the "Restricted Stock"); provided, however, that at the time of the request, the Institutional Investors making such request must own in the aggregate 5% or more of the total shares of Restricted Stock on a diluted basis. However, no request may be made within 360 days of the effective date of an under-written public offering of SpectraSite's securities in which holders of Restricted Stock were entitled to join. SpectraSite will use its best efforts to cause the Restricted Stock held by such requesting Institutional Investors, as well as any Restricted Stock or other common stock requested to be included, to be registered, subject to certain limitations.

     If SpectraSite at any time proposes to register any of its securities under the Securities Act for sale to the public (other than on a Form S-4, S-8 or other form of registration statement not available for registering the Restricted Stock for sale to the public), SpectraSite will give written notice to all holders of Restricted Stock and to Stephen H. Clark, Robert M. Long and Finley LP (collectively, the "Registration Stockholders") of SpectraSite's intention to register its securities. SpectraSite will use its best efforts, to the extent requested by the holders of the Restricted Stock or the Registration Stockholders to cause the Restricted Stock and the common stock held by the Registration Stockholders to be included in the proposed registration to be filed by SpectraSite, subject to certain limitations. In addition, Institutional Investors have a right to require SpectraSite to file a registration statement on Form S-3 provided that the anticipated aggregate offering price of such registration shall be equal to or greater than $1 million.

                           OWNERSHIP OF CAPITAL STOCK

     The table below sets forth, as of October 31, 1998, certain information with respect to the beneficial ownership of SpectraSite's capital stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of any class or series of capital stock of the Company; (ii) each of the directors and executive officers individually; and (iii) all directors and executive officers as a group. At September 30, 1998, the Company had outstanding the following shares of capital stock: Common Stock -- 1,161,135 shares; Series A Preferred Stock -- 3,462,830 shares; and Series B Preferred Stock -- 7,000,000 shares.

                                                                                          PERCENTAGE
                                                                           NUMBER OF          OF
                                                                           SHARES OF     TOTAL VOTING
                                                                             COMMON        POWER OF
                                                  SERIES A    SERIES B       STOCK       BENEFICIALLY
                                       COMMON     PREFERRED   PREFERRED   BENEFICIALLY      OWNED
      NAME OF BENEFICIAL OWNER          STOCK       STOCK       STOCK       OWNED(a)     COMMON STOCK
      ------------------------        ---------   ---------   ---------   ------------   ------------
Stephen H. Clark(b).................    843,185          --          --       843,185        7.2%
Joe L. Finley(c)....................    286,135          --      50,000       336,135        2.9%
Michael R. Stone(d).................         --   3,203,118   5,161,219     8,364,337       72.3%
James R. Matthews(d)................         --   3,203,118   5,161,219     8,364,337       72.3%
W. Chris Hegele(e)..................     32,761     259,712     368,659       661,132        5.7%
Andrew J. Armstrong, Jr.(f).........         --          --   1,228,862     1,228,862       10.6%
Whitney Equity Partners, L.P.(d)....         --   3,203,118   1,720,406     4,923,524       42.5%
Whitney Strategic Partners III,
  L.P.(d)...........................         --          --      80,961        80,961        0.7%
J. H. Whitney III, L.P.(d)..........         --          --   3,359,852     3,359,852       29.0%
Waller-Sutton Media Partners,
  L.P.(f)...........................         --          --   1,228,862     1,228,862       10.6%
Kitty Hawk Capital Limited
  Partnership, III(e)...............     32,761     259,712      61,443       353,916        3.1%
Kitty Hawk Capital Limited
  Partnership, IV(e)................         --          --     307,216       307,216        2.7%
All directors and executive officers
  as a group (13 persons)(g)........  1,228,806   3,462,830   6,808,740    11,433,651       97.3%

---------------
(a) Each share of Series A Preferred Stock and each share of Series B Preferred Stock is immediately convertible into one share of the Common Stock (subject to certain adjustments) and, therefore, the holders of Series A Preferred Stock and Series B Preferred Stock are deemed to be the beneficial owners of the shares of common stock into which their Preferred Stock can be converted. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has an economic interest.

(b) Includes 106,250 shares of common stock issuable upon the exercise of options and excludes 618,750 shares issuable upon the exercise of outstanding options which are not exercisable within 60 days. The business address for Mr. Clark is 8000 Regency Parkway, Suite 570, Cary, North Carolina 27511.

(c) Of the shares reported as beneficially owned by Mr. Finley, 81,753 shares are held by Finley Family Limited Partnership and 204,382 are held in escrow. Mr. Finley disclaims beneficial ownership of all such shares, and the shares held in escrow are not considered issued and outstanding for financial reporting purposes in accordance with generally accepted accounting principles. The address for Mr. Finley and Finley Family Limited Partnership is 10770 Samples Road, Alexander, Arkansas 72002.

(d) Mr. Stone is a managing member of each of the general partners of each of the Whitney funds, and Mr. Matthews is a Principal of the Whitney funds. Messrs. Stone and Matthews disclaim beneficial ownership of the shares held by such entities. The business address for Mr. Stone, Mr. Matthews and the Whitney funds is 177 Broad Street, Stamford, Connecticut 06901.

(e) Mr. Hegele is a general partner of Kitty Hawk Partners Limited Partnership, III, the general partner of Kitty Hawk Capital Limited Partners III, and a managing member of Kitty Hawk Partners Limited Liability Company, IV, the general partner of Kitty Hawk Capital Limited Partners IV. Mr. Hegele disclaims beneficial ownership of the shares held by Kitty Hawk Capital Limited Partners III and Kitty Hawk Capital Limited Partners IV. The business address for Mr. Hegele, Kitty Hawk Capital Limited Partners III and Kitty Hawk Capital Limited Partners IV is 2700 Coltsgate Road, Suite 202, Charlotte, North Carolina 28211.

(f) Mr. Armstrong is a principal of Waller-Sutton Management, Inc., which is the general partner of Waller-Sutton Media Partners, L.P. Mr. Armstrong disclaims beneficial ownership of the shares held by such entity. The business address for Mr. Armstrong and Waller-Sutton Media Partners, L.P. is c/o Waller-Sutton Management Group, Inc., 1 Rockefeller Plaza, New York, New York 10020.

(g) Includes 172,975 shares of common stock issuable upon the exercise of options, but excludes 1,243,925 shares of common stock issuable upon the exercise of options which are not exercisable within 60 days.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms and provisions of SpectraSite's capital stock (the "Capital Stock") does not purport to be complete and is qualified in its entirety by reference to the actual terms and provisions of, including certain defined terms used herein, of the Capital Stock contained in SpectraSite's Certificate of Incorporation, as amended. In addition, the following disclosure does not reflect amendments to SpectraSite's Certificate of Incorporation to be effected in connection with the acquisition of tower assets from Nextel. Such amendments include, but are not limited to, an increase in the authorized number of shares of common stock and preferred stock, creation of Class B common shares, and designation of the rights and preferences of the Series C Preferred Stock and the Series E Preferred Stock.

     SpectraSite's Certificate of Incorporation, as amended, authorizes 20,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), and 10,462,830 shares of preferred stock, of which 3,462,830 shares have been designated as 8% Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") and 7,000,000 shares have been designated as 8% Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"). As of October 31, 1998, there were (i) 1,161,135 shares of Common Stock issued and outstanding, (ii) 3,462,830 shares of Series A Preferred Stock issued and outstanding and (iii) 7,000,000 shares of Series B Preferred Stock issued and outstanding. In addition, (i) 243,800 shares of Common Stock are reserved for issuance upon exercise of stock options available for future grant under the 1997 Option Plan; (ii) 1,573,900 shares of Common Stock are reserved for issuance upon exercise of outstanding stock options granted under the 1997 Option Plan; (iii) 10,462,830 shares of Common Stock are reserved for issuance upon the conversion of the Preferred Stock and (iv) 204,382 shares of Common Stock are held in escrow. See "Certain Transactions -- TeleSite and Metrosite Acquisition."

COMMON STOCK

     SpectraSite has one class of authorized Common Stock. The Common Stock is entitled to one vote per share. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The holders of Common Stock have no cumulative rights, preemptive rights (other than such rights granted under the Stockholders' Agreement), subscription, redemption, sinking fund or conversion rights and preferences. Subject to preferences that may be applicable to the Preferred Stock or any preferred stock which SpectraSite may issue in the future, holders of the Common Stock will be entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor. The rights and preferences of holders of Common Stock are subject to the rights of the holders of Preferred Stock and will be subject to the rights of any series of preferred stock which SpectraSite may issue in the future.

PREFERRED STOCK

     CONVERSION. Each holder of Preferred Stock has the right to convert his or her shares at any time. Each share of Preferred Stock is currently convertible into one share of Common Stock, subject to adjustment in the event of (i) any dividend or distribution in shares of Common Stock; (ii) subdivision, combination or reclassification of SpectraSite's outstanding Common Stock; (iii) any issue of Common Stock at below a specified price per share; (iv) any issue of rights, options or warrants to subscribe for or purchase shares of Common Stock at below a specified price per share; (v) any issue of rights for the purchase of shares of Common Stock or other securities convertible or exchangeable into shares of Common Stock at below a specified price per share; and (vi) any distribution by SpectraSite to the holders of Common Stock of any shares of its Capital Stock, other than Common Stock, or evidence of indebtedness, cash or other assets. The Preferred Stock will automatically convert into Common Stock upon the completion by SpectraSite of a firm commitment underwritten initial public offering raising gross proceeds of at least $30 million at an offering price per share greater than or equal to $4.47.

     DIVIDENDS. The holders of outstanding shares of Preferred Stock are entitled, in preference to the holders of any and all other classes of Capital Stock of SpectraSite, to receive, out of funds legally available therefor, cumulative dividends on the Preferred Stock in cash at a rate per annum of 8% of the original issue price subject to proration for partial years. The original issue price equals $2.89 per share for Series A Preferred Stock and $4.00 per share for Series B Preferred Stock (the "Original Issue Price") and dividends begin to accrue, for each series of Preferred Stock, upon the original date of issue of such series. No dividends will be paid on the Common Stock until all accumulated and unpaid dividends have been paid on the Preferred Stock or with the prior written consent of 75% of the holders of outstanding Preferred Stock voting as a single class. Accrued and unpaid dividends on the Preferred Stock will be payable only upon liquidation, dissolution or winding-up of SpectraSite or upon redemption of the Preferred Stock.

     LIQUIDATION. In the event of any liquidation, dissolution or winding-up of SpectraSite, either voluntary or involuntary, before any distribution or payment to holders of Common Stock or other Capital Stock, other than the Preferred Stock, the holders of shares of Preferred Stock shall be entitled to be paid an amount equal to the applicable Liquidation Preference. The Liquidation Preference, for this purpose, is equal to the Original Issue Price plus all unpaid accrued and accumulated dividends on the Preferred Stock. If the assets of SpectraSite are insufficient to permit payment in full to all the holders of Preferred Stock, the assets shall be distributed ratably to the holders of Preferred Stock. Any remaining assets available for distribution shall be distributed to holders of Common Stock.

     REDEMPTION RIGHTS. On December 15, 2008, SpectraSite is obligated, to the extent it may under applicable law, to redeem all of the outstanding shares of Preferred Stock at the then applicable Liquidation Preference. If SpectraSite is unable to fully redeem all of the outstanding shares of Preferred Stock, it must take all actions necessary to eliminate any restrictions on its ability to so redeem the shares. Dividends shall continue to accrue and cumulate on any unredeemed shares.

     VOTING. Holders of Preferred Stock are entitled to such number of votes equal to the whole number of shares of Common Stock into which such holder's Preferred Stock is convertible immediately after the close of business on the record date of the meeting.

SPECIAL REQUIRED APPROVAL

     SpectraSite may not take the following actions without approval by vote or written consent of the holders of 75% of all issued shares of Preferred Stock, voting as a single class: (i) through May 11, 2007, the consummation of any sale or lease of all or substantially all SpectraSite's assets or any merger, consolidation, refinancing or recapitalization, subject to certain conditions;
(ii) any amendment, restatement or modification of SpectraSite's Certificate of Incorporation, By-Laws or other government documents which adversely affects the rights of holders of Preferred Stock; (iii) any declaration of a dividend or any distribution with respect to the Common Stock or any other capital stock (other than the Preferred Stock); (iv) the purchase, redemption or retirement of any shares of capital stock or other equity securities; (v) the authorization, creation or issuance of any shares of capital stock or other securities which would adversely affect, or are ranked prior to or pari passu with, the Preferred Stock; (vi) engaging in any business in which SpectraSite was not engaged as of the date of the Certificate of Incorporation; (vii) voluntary dissolution, liquidation or winding-up of SpectraSite; (viii) the sale of assets of SpectraSite having a fair market value in excess of $250,000; or (ix) entering into any transaction or agreement with any affiliate of SpectraSite or amend or terminate any existing agreement with an affiliate of SpectraSite.

                       DESCRIPTION OF NEW CREDIT FACILITY

     A wholly owned subsidiary of SpectraSite, SpectraSite Communications or "SCI", received a commitment letter from Credit Suisse First Boston Corporation ("CSFB") on December 22, 1997, which has been renewed through December 31, 1998 (the "Commitment Letter"), pursuant to which CSFB will commit to the full $50 million of the New Credit Facility but has the right to arrange a syndicate to provide any portion thereof. The Exchange Offer, however, is not contingent on the execution of the New Credit Facility, and it is expected that the New Credit Facility will not be entered into prior to the closing of the Exchange Offer. The following is a summary of certain provisions of the New Credit Facility and, therefore, does not purport to be complete and is subject to, and is qualified in its entirety by, the final terms of the New Credit Facility which may differ from the provisions contained in the Commitment Letter and described in this summary. In addition, the Commitment Letter is subject to various conditions, and there can be no assurances that SCI will be able to enter into a definitive credit agreement implementing the terms and conditions of the Commitment Letter.

     The New Credit Facility is expected to provide for revolving credit loans of $50 million to finance the construction and acquisition of towers and for working capital and general corporate purposes. The New Credit Facility is expected to mature seven years after the closing of the New Credit Facility, with reductions to the amount of the commitment commencing after two years. In addition, SCI may be required to prepay the New Credit Facility in part upon the occurrence happening of certain events, such as a sale of assets, the incurrence of certain additional indebtedness, the issuance of equity, the receipt of insurance proceeds and the generation of excess cash flow. During any period for which SCI, SpectraSite and SCI's subsidiaries have earnings before interest, taxes, depreciation and amortization ("EBITDA") of less than $8 million on an annualized basis, the amount that SCI may borrow or have outstanding will be limited to a specified percentage of the construction or acquisition cost of certain of SCI's towers.

     SCI's obligations under the New Credit Facility are expected to be guaranteed by SpectraSite and by each direct and indirect subsidiary of SCI and secured by (i) substantially all the tangible and intangible assets of SCI, SpectraSite and all of their direct and indirect subsidiaries, and (ii) a pledge of all of the capital stock of SCI and of all of the direct and indirect subsidiaries of SCI and SpectraSite.

     It is anticipated that SCI will be required to pay quarterly a commitment fee of 0.50% per annum in respect of the unused portion of the New Credit Facility, which fee will be reduced to 0.375% when the ratio of SCI's total debt to EBITDA is reduced below a specified level.

     The loans under the New Credit Facility are expected to bear interest, at SCI's option, at either (i) CSFB's base rate plus an applicable margin of 1.5% per annum initially, which margin after a period of time may decrease based on a leverage ratio, or (ii) the reserve adjusted "LIBOR rate" plus an applicable margin of 2.5% per annum initially, which margin after a period of time may decrease based on a leverage ratio.

     The New Credit Facility is expected to contain a number of covenants that, among other things, may restrict the ability of SpectraSite, SCI and their respective subsidiaries to dispose of assets, incur additional indebtedness, incur guaranty obligations, pay dividends or make capital distributions, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, the New Credit Facility is expected to require compliance with certain financial covenants, including requiring SpectraSite, SCI and their respective subsidiaries on a consolidated basis to maintain a maximum ratio of total debt to adjusted EBITDA, a minimum interest coverage ratio, a minimum nontower cash flow, and a requirement that the average remaining term on eligible tower leases shall not at any time be less than three years. SpectraSite does not expect that such covenants will materially impact the ability of SCI and its subsidiaries to operate their respective businesses.

     The Commitment Letter states that the New Credit Facility will contain a general limitation on capital distributions and dividends, but the terms of the limitation have not been negotiated. It is anticipated that, as long as there is no default under the New Credit Facility, SCI will be permitted to distribute to SpectraSite sufficient amounts to permit SpectraSite to make interest payments on the Notes when due.

     The New Credit Facility is expected to contain customary events of default, including the failure to pay principal when due or any interest or other amount that becomes due within a period of time after the due date thereof, any representation or warranty being made by SCI that is incorrect in any material respect on or as of the date made, a default in the performance of any negative covenants or a default in the performance of certain other covenants or agreements for a specified period, default in certain other indebtedness, certain insolvency events, certain change of control events and a default under the Indenture.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by SpectraSite to Credit Suisse First Boston Corporation, Lehman Brothers, Inc. and CIBC Oppenheimer Corp. (the "Initial Purchasers"). The Initial Purchasers subsequently placed the Old Notes with (i) qualified institutional buyers in reliance on Rule 144A under the Securities Act and (ii) qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. As a condition to the Initial Purchasers purchase of the Old Notes, SpectraSite entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which SpectraSite has agreed, for the benefit of the holders of the Old Notes, at Issuer's cost, to file a registration statement for the Exchange Offer (the "Exchange Offer Registration Statement") (of which this Prospectus is a part) no later than November 15, 1998, with the SEC with respect to the Exchange Offer. Upon the Exchange Offer Registration Statement being declared effective, SpectraSite will offer the Exchange Notes in exchange for tender of the Old Notes. For each Old Note tendered to SpectraSite pursuant to the Exchange Offer, the holder of such Old Note will receive an Exchange Note having an original principal amount at maturity equal to that of the tendered Old Note.

     Based upon interpretations by the staff of the SEC set forth in certain no-action letters to third parties (including Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989); Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991); and Shearman & Sterling, SEC No-Action Letter (July 2,
1993)), SpectraSite believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes will in general be freely tradeable after the Exchange Offer without compliance with the registration and prospectus delivery requirements of the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of SpectraSite (within the meaning of Rule 405 under the Securities Act), who does not acquire the Exchange Notes in the ordinary course of business or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes could not rely on the position of the staff of the SEC enunciated in such no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by SpectraSite.

     As contemplated by the above mentioned no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to SpectraSite in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person is not engaging in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of SpectraSite within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the above mentioned no-action letters. As indicated above, each broker-dealer that receives an Exchange Note for its own account in exchange for Old Notes (a "Participating Broker-Dealer") must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities,
(ii) has not entered into any arrangement or understanding with SpectraSite or any "affiliate" of SpectraSite (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. For a description of the procedures for resales by Participating Broker-Dealers, see "Plan of Distribution."

     In the event that changes in the law or the applicable interpretations of the staff of the SEC do not permit SpectraSite to effect such an Exchange Offer, or if for any other reason the Exchange Offer is commenced and not consummated within 120 days of the date of the original issuance of the Old Notes, SpectraSite will (i) file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"); (ii) use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (iii) use reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of (i) two years after the date of the original issuance of the Old Notes, subject to extension under certain circumstances, or (ii) such time as all of the applicable Old Notes have been sold thereunder. SpectraSite will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Old Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the foregoing paragraph.

     The Registration Rights Agreement provides that SpectraSite will file an Exchange Offer Registration Statement with the Commission no later than November 15, 1998. In the event that (i) by November 15, 1998, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) by the 120th day after the date of filing the Exchange Offer Registration Statement, the original issuance of the Old Notes neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective; or (iii) after either the Exchange Offer Statement or Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions, including an exception for a period not to exceed 60 days in any 12-month period during which the Company effects a material corporate transaction (a "Suspension Period" as further defined in the Registration Rights Agreement)) in connection with resales of the Old Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii) above a "Registration Default"), the sole remedy available to holders of the Old Notes will be the immediate assessment of cash interest on the Old Notes (whether or not cash interest is then payable on the Old Notes under the Indenture) ("Additional Interest") as follows: the interest rate on the Old Notes will increase by 0.50% per annum from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured. All Additional Interest will be payable to holders of the Old Notes in cash on each January 15 and July 15, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Old Notes will revert to 12% per annum.

     Holders of Old Notes will be required to make certain representations to SpectraSite (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement, if required, and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, SpectraSite will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. SpectraSite will issue $1,000 original principal amount at maturity of Exchange Notes in exchange for each $1,000 original principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. As of the date of this Prospectus, $225,238,000 aggregate original principal amount at maturity of Old Notes were outstanding. SpectraSite
has fixed the close of business on           , 1998 as the record date for the
Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. SpectraSite intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     SpectraSite shall be deemed to have accepted validly tendered Old Notes when, as and if SpectraSite has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from SpectraSite.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. SpectraSite will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     SpectraSite shall keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to holders of Old Notes. The term "Expiration Date" shall mean
5:00 p.m., New York City time, on           , 1998, unless SpectraSite, in its
sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, SpectraSite will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     SpectraSite reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal or transmit an Agent's Message in connection with a book-entry transfer, and mail or otherwise deliver such Letter of Transmittal or such facsimile, or Agent's Message, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent prior to the Expiration Date along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at DTC or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, or Book-Entry Confirmation, as the case may be, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE BOOK ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     DTC has authorized DTC participants that hold Old Notes on behalf of beneficial owners of Old Notes through DTC to tender their Old Notes as if they were holders. To effect a tender of Old Notes, DTC participants should either
(i) complete and sign the Letter of Transmittal (or a manually signed facsimile thereof), have the signature thereon guaranteed if required by the instructions to the Letter of Transmittal, and mail or deliver the Letter of Transmittal (or such manually signed facsimile) to the Exchange Agent pursuant to the procedure set forth in "Procedures for Tendering" or (ii) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP") for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "-- Book-Entry Transfer."

     By executing the Letter of Transmittal or Agent's Message, each holder will make to SpectraSite the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by SpectraSite will constitute agreement between such holder and SpectraSite in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or Agent's Message.

     THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to SpectraSite of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by SpectraSite in its sole discretion, which determination will be final and binding. SpectraSite reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes SpectraSite's acceptance of which would, in the opinion of counsel for SpectraSite, be unlawful. SpectraSite also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. SpectraSite's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as SpectraSite shall determine. Although SpectraSite intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither SpectraSite, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Old Note. For purposes of the Exchange Offer, SpectraSite shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if SpectraSite has given oral or written notice thereof to the Exchange Agent.

     In all cases, the issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal or Agent's Message and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the Expiration Date.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish a new account or utilize an existing account with respect to the Old Notes at DTC promptly after the date of this Prospectus, and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes may make a book-entry tender of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. However, although tender of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and validly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Exchange Agent at its address set forth below under the caption "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. The confirmation of book-entry transfer of Old Notes into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Old Notes stating (i) the aggregate principal amount of Old Notes which have been tendered by such participant, (ii) that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and (iii) that SpectraSite may enforce such agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution");

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or in the case of a book-entry transfer, an Agent's Message) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn
at any time prior to 5:00 p.m., New York City time, on           , 1998;
otherwise such tenders are irrevocable.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by SpectraSite, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, SpectraSite shall not be required to accept for exchange, or Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of SpectraSite, might materially impair the ability of SpectraSite to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to SpectraSite or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in the sole judgment of SpectraSite, might materially impair the ability of SpectraSite to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to SpectraSite; or

          (c) any governmental approval has not been obtained, which approval SpectraSite shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If SpectraSite determines in its sole discretion that any of the conditions are not satisfied, SpectraSite may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see
"-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. SpectraSite shall keep the Exchange Offer open for at least 30 days (or longer if required by applicable law, including in connection with any material modification or waiver of the terms or conditions of the Exchange Offer that requires such extension under applicable law) after the date notice of the Exchange Offer is mailed to holders of Old Notes.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  By Registered or Certified Mail:                   By Overnight Courier:

  United States Trust Company of New York            United States Trust Company of New York
  P.O. Box 844                                       770 Broadway, 13th floor
  Cooper Station                                     New York, New York 10003
  New York, New York 10276-0844                      Attn: Corporate Trust
  Attn: Corporate Trust Services

  By Hand:                                           By Facsimile:

  United States Trust Company of New York            (212) 780-0592
  111 Broadway, Lower Level
  Corporate Trust Window                             Confirm by Telephone:
  New York, New York 10006                           (800)548-6565

DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by SpectraSite. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of SpectraSite and its affiliates or its agents.

     SpectraSite has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. SpectraSite, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by SpectraSite. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in SpectraSite's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by SpectraSite. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to SpectraSite (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to SpectraSite), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based upon interpretations by the staff of the SEC set forth in certain no-action letters issued to third parties (including Exxon Capital Holdings Corp., SEC No-Action Letter (April 13,
1989); Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991); and Shearman & Sterling, SEC No-Action Letter (July 2, 1993)), SpectraSite believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of SpectraSite within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the SEC enunciated in the above mentioned no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     As contemplated by the above mentioned no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to SpectraSite in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person is not engaging in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of SpectraSite within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the above mentioned no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it (i) acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) has not entered into any arrangement or understanding with SpectraSite or any "affiliate" of SpectraSite (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (iii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. For a description of the procedures for resales by Participating Broker-Dealers, see "Plan of Distribution.

                            DESCRIPTION OF THE NOTES

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the issuance of the Exchange Notes has been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. A copy of the Indenture, dated June 26, 1998 (the "Indenture"), between SpectraSite and United States Trust Company of New York, as trustee, has been filed as an exhibit to the exchange offer registration statement of which this Prospectus forms a part. The following summary of certain provisions of the Indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indenture are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions."

GENERAL

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of SpectraSite in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at 114 West 47th Street, 25th Floor, New York, New York 10036), except that, at the option of SpectraSite, payment of interest may be made by check mailed to the registered holders of the Notes at their registered addresses.

     The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but SpectraSite may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     For United States federal income tax purposes, a significant amount of original issue discount, taxable as ordinary income, will be recognized by a Holder as such discount is amortized from the Issue Date. However, Holders will not receive any payments on the Notes until January 15, 2004. For a description of certain tax matters related to an investment in the Notes, see "Certain U.S. Federal Tax Considerations."

TERMS OF THE NOTES

     The Notes are unsecured, senior obligations of SpectraSite, limited to $225.2 million aggregate principal amount at maturity, and will mature on July 15, 2008. Until July 15, 2003, the Notes will accrue at a rate of 12% per annum and be compounded semi-annually on each Semi-Annual Accrual Date with respect to the Notes, but, except as described herein, will not be payable in cash. Interest on the Accreted Value of each Note as of July 15, 2003 will accrue at the same rate but will be paid semi-annually commencing January 15, 2004, to Holders of record at the close of business on the January 1 or July 1 immediately preceding the interest payment date of January 15 and July 15 of each year. Interest on the Notes will be paid on a 360-day year, twelve 30-day month basis.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Notes are not be redeemable at the option of SpectraSite prior to July 15, 2003. Thereafter, the Notes will be redeemable, at SpectraSite's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of the Accreted Value), plus accrued and unpaid interest, if any, on such Accreted Value to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                              REDEMPTION
                           PERIOD                               PRICE
                           ------                             ----------
2003........................................................   106.000%
2004........................................................   104.000%
2005........................................................   102.000%
2006 and thereafter.........................................   100.000%

     In addition, at any time and from time to time prior to July 15, 2001, SpectraSite may redeem in the aggregate up to 25% of the aggregate principal amount at maturity of the Notes with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of the Accreted Value thereof) of 112% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 75% of the aggregate principal amount at maturity of the Notes must remain outstanding after each such redemption (excluding Notes held by SpectraSite or any of its Subsidiaries); provided further, that such redemption shall occur within 60 days of the date of closing of such Equity Offering.

SELECTION AND NOTICE

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

MANDATORY REDEMPTION

     SpectraSite is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

RANKING

     The indebtedness evidenced by the Notes is unsecured Senior Indebtedness of SpectraSite, will rank pari passu in right of payment with all existing and future Senior Indebtedness of SpectraSite and will be senior in right of payment to all existing and future Subordinated Obligations of SpectraSite. The Notes will also be effectively subordinated to all existing and future Secured Indebtedness of SpectraSite to the extent of the value of the assets securing such Indebtedness and structurally subordinated to all existing and future Indebtedness of any Subsidiary of SpectraSite.

     At September 30, 1998, SpectraSite would have had no indebtedness outstanding other than the Notes, and SpectraSite's subsidiaries would have had approximately $[3.3] million of liabilities, including trade payables. Although the Indenture contains limitations on the amount of additional Indebtedness which SpectraSite may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "-- Certain
Covenants -- Limitation on Indebtedness."

     All of the operations of SpectraSite are conducted through its subsidiaries and, therefore, SpectraSite is dependent upon the cash flow of its subsidiaries to meet its obligations, including its obligations under the Notes. SpectraSite's subsidiaries will not be guarantors of the Notes and are separate entities with no obligation to make payments on the Notes or to make funds available therefor. Claims of creditors of such subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of SpectraSite, including holders of the Notes. The Notes, therefore, will be effectively subordinated to all Indebtedness (including all obligations under the New Credit Facility), preferred stock (if any) and other liabilities and commitments (including trade payables and lease obligations) of SpectraSite's subsidiaries. At September 30, 1998, the total liabilities of SpectraSite's subsidiaries would have been approximately $3.0 million, including trade payables. It is expected that the provisions of the New Credit Facility will contain substantial restrictions on the ability of SCI to dividend or distribute cash or assets to SpectraSite. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of SpectraSite's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture. See "-- Certain Covenants -- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" and "Risk Factors -- Holding Company Structure; Effective Subordination; Restrictions on Access to Cash Flow of Subsidiaries."

     As of the date of the Indenture, all of SpectraSite's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, SpectraSite may designate current or future Subsidiaries as Unrestricted Subsidiaries, which will not be subject to many of the restrictive covenants set forth in the Indenture.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require SpectraSite to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof as of the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

          (i) Prior to the first public offering of common stock of SpectraSite, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of SpectraSite, whether as a result of issuance of securities of SpectraSite, any merger, consolidation, liquidation or dissolution of SpectraSite, any direct or indirect transfer of securities by SpectraSite or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (ii) subsequent to the first public offering of common stock of SpectraSite, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of SpectraSite; provided, however, that the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of SpectraSite than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of SpectraSite (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (iii) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date), individuals who at the beginning of such period constituted the Board of Directors of SpectraSite (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of SpectraSite was approved by a vote of a majority of the directors of SpectraSite then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of SpectraSite then in office;

          (iv) the merger or consolidation of SpectraSite with or into another Person or the merger of another Person with or into SpectraSite, or the sale of all or substantially all the assets of SpectraSite to another Person (other than a Permitted Holder or a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of SpectraSite that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of SpectraSite are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     Within 30 days following any Change of Control, SpectraSite shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require SpectraSite to purchase such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof as of the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by SpectraSite, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

     The phrase "all or substantially all," as used with respect to a sale of assets in the definition in the Indenture of "Change of Control," varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (the law governing the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person and therefore it may be unclear whether a Change of Control has occurred.

     SpectraSite will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, SpectraSite will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between SpectraSite and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that SpectraSite would decide to do so in the future. Subject to the limitations discussed below, SpectraSite could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect SpectraSite's capital structure or credit rating. Restrictions on the ability of SpectraSite to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness" and "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries." Such restrictions can only be waived with the consent of the holders of a majority in principal amount at maturity of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     The New Credit Facility is expected to limit SpectraSite's access to cash flow of its Subsidiaries and, therefore, restrict SpectraSite's ability to purchase any Notes. The New Credit Facility is also expected to provide that the occurrence of certain change of control events with respect to SpectraSite will constitute a default thereunder. In the event that a Change of Control occurs at a time when SpectraSite's Subsidiaries are prohibited from making distributions to SpectraSite to purchase Notes, SpectraSite could cause its Subsidiaries to seek the consent of the lenders under the new Credit Facility to allow such distributions or could attempt to refinance the borrowings that contain such prohibition. If SpectraSite does not obtain such a consent or repay such borrowings, SpectraSite will remain prohibited from purchasing Notes. In such case, SpectraSite's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. Future Indebtedness of SpectraSite and its Subsidiaries may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be purchased on a Change of Control. Moreover, the exercise by the Holders of their right to require SpectraSite to purchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on SpectraSite. Finally, SpectraSite's ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by SpectraSite's then existing financial resources, including its ability to access the cash flow of its Subsidiaries. See "Risk Factors -- Repurchase of the Notes upon a Change of Control" and "Risk
Factors -- Holding Company Structure; Effective Subordination; Restrictions on Access to Cash Flow of Subsidiaries." There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

     The provisions under the Indenture relative to SpectraSite's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount at maturity of the Notes.

     SpectraSite will not be required to make an offer pursuant to this Section upon a Change of Control if a third party, in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control made by SpectraSite, makes an offer to purchase and purchases all Notes validly tendered and not withdrawn under such offer.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) SpectraSite will not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the net proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of SpectraSite would be less than 7.00:1. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     (b) Notwithstanding the foregoing paragraph (a) and regardless of the amount of outstanding Indebtedness of SpectraSite, SpectraSite may Incur any or all of the following Indebtedness: (i) Indebtedness of SpectraSite owing to and held by any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such

Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to another Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by SpectraSite; (ii) Indebtedness represented by the Notes and the Exchange Notes;
(iii) Indebtedness of SpectraSite (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Issue Date; (iv) Indebtedness (including Capitalized Lease Obligations) of SpectraSite Incurred to finance the acquisition, construction or improvement of fixed or capital assets in an aggregate principal amount at any one time outstanding not to exceed $5.0 million (together with the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(vi) of the "Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant); provided, that such Indebtedness is Incurred within 180 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by the Board of Directors of SpectraSite; (v) Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (ii), (iii) or this clause (v); (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by SpectraSite in the ordinary course of its business and which do not secure other Indebtedness and (B) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are directly related to Indebtedness permitted to be Incurred by SpectraSite pursuant to the Indenture; (vii) Indebtedness represented by Guarantees by SpectraSite of Indebtedness otherwise permitted to be Incurred pursuant to the Indenture; (viii) Indebtedness of any other Person existing at the time such other Person is merged with or into SpectraSite outstanding on or prior to the date on which such Person was merged with or into SpectraSite (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person was merged with or into SpectraSite); provided, however, that on the date of such merger and after giving effect thereto, SpectraSite would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; (ix) Indebtedness Incurred by SpectraSite's Subsidiaries not otherwise prohibited by the terms of the Indenture; (x) the Incurrence by SpectraSite of Indebtedness not to exceed, at any one time outstanding (together with the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(ix) of the "Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant), 1.5 times the aggregate Net Cash Proceeds received by SpectraSite from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of SpectraSite and other than an issuance or sale to an employee stock ownership plan or to a trust established by SpectraSite or any of its Restricted Subsidiaries), less the amount of such Net Cash Proceeds used to make Restricted Payments pursuant clause 3(B) of paragraph (a) of the "Limitation on Restricted Payments" covenant or applied pursuant to clause (i)(B) of paragraph (b) of the "Limitation on Restricted Payments" covenant; provided, however, that, immediately prior to the consummation of each such issuance or sale of Capital Stock, SpectraSite would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and (xi) other Indebtedness in an aggregate principal amount outstanding at any time not to exceed $5.0 million (together with the amount of any Indebtedness and Preferred Stock then outstanding and Incurred pursuant to clause (b)(x) of the "Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant).

     (c) Notwithstanding the foregoing, SpectraSite shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such new Indebtedness shall (i) be subordinated to the Notes to at least the same extent as such Subordinated Obligations being Refinanced and (ii) have a Stated Maturity that is no earlier than the Stated Maturity of the Subordinated Obligations being Refinanced.

     (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, SpectraSite, in its sole discretion, will classify such item of Indebtedness and only be required to include
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

the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries. (a) SpectraSite shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock unless, on the date of such Incurrence and after giving effect to such Incurrence and the application of the net proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of SpectraSite would be less than 7.00:1. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     (b) Notwithstanding the foregoing paragraph (a) and regardless of the amount of outstanding Indebtedness of the Restricted Subsidiaries, any Restricted Subsidiary may Incur any or all of the following Indebtedness: (i) Indebtedness Incurred under the New Credit Facility in an aggregate principal amount outstanding at any time not to exceed the greater of (A) $50.0 million and (B) the product of (x) $200,000 and (y) the number of Completed Towers on the date of such Incurrence, less the aggregate amount of all proceeds from all Asset Dispositions of Tower Assets of SpectraSite that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to the "Limitation on Sale of Assets and Subsidiary Stock" covenant;
(ii) Indebtedness or Preferred Stock of a Restricted Subsidiary issued to and held by SpectraSite or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by SpectraSite thereof; (iii) Indebtedness or Preferred Stock of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by SpectraSite (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by SpectraSite); provided, however, that on the date of such acquisition and after giving effect thereto, SpectraSite would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the "Limitation on Indebtedness" covenant above; (iv) Indebtedness or Preferred Stock outstanding on the Issue Date (other than Indebtedness described in clauses (i), (ii) or (iii) of this paragraph); (v) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clauses (iii) or (iv) of this paragraph or this clause (v); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Subsidiary described in clause (iii), such Refinancing Indebtedness shall be Incurred only by such Subsidiary; (vi) Indebtedness (including Capitalized Lease Obligations) Incurred to finance the acquisition, construction or improvement of fixed or capital assets in an aggregate principal amount at any one time outstanding not to exceed $5.0 million (together with the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(iv) of the "Limitation on Indebtedness" covenant); provided, that such Indebtedness is Incurred within 180 days after the date of such acquisition, construction or improvement and does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by the Board of Directors of SpectraSite;
(vii) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided in the ordinary course of its business and which do not secure other Indebtedness and (B) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are directly related to Indebtedness permitted to be Incurred pursuant to the Indenture; (viii) Indebtedness represented by Guarantees of Indebtedness otherwise permitted to be Incurred pursuant to the Indenture; (ix) the Incurrence of Indebtedness not to exceed, at any one time outstanding (together with the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(x) of the "Limitation on Indebtedness" covenant), 1.5 times the aggregate Net Cash Proceeds received by SpectraSite from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an
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

issuance or sale to a Subsidiary of SpectraSite and other than an issuance or sale to an employee stock ownership plan or to a trust established by SpectraSite or any of its Restricted Subsidiaries), less the amount of such Net Cash Proceeds used to make Restricted Payments pursuant clause 3(B) of paragraph
(a) of the "Limitation on Restricted Payments" covenant or applied pursuant to clause (i)(B) of paragraph (b) of the "Limitation on Restricted Payments" covenant; provided, however, that, immediately prior to the consummation of each such issuance or sale of Capital Stock, SpectraSite would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the "Limitation on Indebtedness" covenant above; and (x) other Indebtedness and Preferred Stock in an aggregate principal and/or liquidation amount outstanding at any time not to exceed $5.0 million (less the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(xi) of the "Limitation on Indebtedness" covenant).

     (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, SpectraSite, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     SpectraSite will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

     Limitation on Restricted Payments. (a) SpectraSite will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment if at the time SpectraSite or such Restricted Subsidiary makes such Restricted Payment: (1) a Default or Event of Default will have occurred and be continuing (or would result therefrom); (2) SpectraSite could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the "Limitation on Indebtedness" covenant; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of SpectraSite, whose determination will be evidenced by a resolution of such Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of: (A) (x) the aggregate EBITDA (or, in the event such EBITDA shall be a deficit, minus such deficit) accrued subsequent to the Issue Date to the most recent date for which financial information is available to SpectraSite, taken as one accounting period, (y) less 1.4 times Consolidated Interest Expense for the same period; (B) (x) 100% of the aggregate Net Cash Proceeds (less the aggregate amount of such Net Cash Proceeds used to Incur Indebtedness pursuant to clause (b)(x) of the "Limitation on Indebtedness" covenant and clause (b)(ix) of the "Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant) and (y) 70% of the GAAP purchase accounting valuation of Qualified Proceeds (with each such valuation calculated as of the sale date of the Capital Stock received as consideration therefor), in each case received by SpectraSite from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of SpectraSite and other than an issuance or sale to an employee stock ownership plan or to a trust established by SpectraSite or any of its Restricted Subsidiaries); (C) the amount by which Indebtedness of SpectraSite is reduced on SpectraSite's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of SpectraSite convertible or exchangeable for Capital Stock (other than Disqualified Stock) of SpectraSite (less the amount of any cash, or the fair value of any other property, distributed by SpectraSite upon such conversion or exchange); (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets to SpectraSite or any Restricted Subsidiary from Unrestricted Subsidiaries and (ii) the portion (proportionate to SpectraSite's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by SpectraSite or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; (E) dividends and distributions received by SpectraSite subsequent to the Issue

Date from Unrestricted Subsidiaries, to the extent such dividends and distributions are not otherwise included in calculating EBITDA; and (F) Net Cash Proceeds received by SpectraSite subsequent to the Issue Date from Investments that are not Permitted Investments, to the extent not otherwise included in calculating EBITDA.

     (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any purchase, redemption, defeasance or other acquisition of Capital Stock of SpectraSite or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Capital Stock of SpectraSite (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of SpectraSite or an employee stock ownership plan or to a trust established by SpectraSite or any of its Subsidiaries); provided, however, that
(A) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments and (B) to the extent applied toward any such purchase, redemption, defeasance or other acquisition, the Net Cash Proceeds from such sale will be excluded from clause (3)(B) of paragraph (a) above, clause (b)(x) of the "Limitation on Indebtedness" covenant and clause (b)(ix) of the "Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant; (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Subordinated Obligations of SpectraSite; provided, however, that (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Obligations being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so redeemed, repurchased, acquired or retired), (B) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Obligations so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date later than the earlier of the final scheduled maturity date of the Subordinated Obligations being so redeemed, repurchased, acquired or retired and the final scheduled maturity date of the Notes and (D) such new Indebtedness has an Average Life equal to or greater than the Average Life of the Notes; provided further, however, that such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the amount of such dividend will be included in the calculation of the amount of Restricted Payments; and (iv) purchases of outstanding shares of SpectraSite's capital stock from deceased shareholders in an amount not to exceed $1.0 million in the aggregate; provided, however, that such purchases will be included in the calculation of the amount of Restricted Payments; provided, however, that, at the time of, and after giving effect to, any Restricted Payment permitted by clauses (i), (ii) and (iv), no Default or Event of Default shall have occurred and be continuing.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. SpectraSite will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to SpectraSite or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to SpectraSite, (ii) make any loans or advances to SpectraSite or (iii) transfer any of its property or assets to SpectraSite or any Restricted Subsidiary, except: (1) any encumbrance or restriction pursuant to the New Credit Facility or any agreement in effect at or entered into on the Issue Date;
(2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by SpectraSite or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by SpectraSite or a Restricted Subsidiary) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant; provided, however, that the encumbrances and restrictions with respect to such Restricted

Subsidiary contained in any such refinancing agreement or amendment taken as a whole are no less favorable to the Noteholders than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements as determined in good faith by the Board of Directors of SpectraSite; (4) in the case of clause (iii), any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract; (5) in the case of clause (iii), contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages; (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (7) customary provisions with respect to the disposition or distribution of assets or property in joint venture and other similar agreements.

     Limitation on Sales of Assets and Subsidiary Stock. (a) SpectraSite will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) SpectraSite or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non cash consideration), as determined in good faith by the Board of Directors of SpectraSite of the shares and assets subject to such Asset Disposition and (ii) except in the case of a Tower Asset Exchange, at least 75% of the consideration thereof received by SpectraSite or such Restricted Subsidiary is in the form of cash or cash equivalents.

     Within 365 days after the receipt of any Net Available Cash from an Asset Disposition, SpectraSite or the applicable Restricted Subsidiary may apply such Net Available Cash to: (A) prepay, repay, redeem or purchase Indebtedness (other than Disqualified Stock) of a Wholly Owned Subsidiary (provided, that the applicable Restricted Subsidiary, whether or not a Wholly Owned Subsidiary, also may prepay, repay, redeem or purchase its own outstanding Indebtedness) or Senior Indebtedness (in each case other than Indebtedness owed to SpectraSite or an Affiliate of SpectraSite); (B) acquire all or substantially all of the assets of an entity engaged in a Permitted Business; (C) acquire Voting Stock of an entity engaged in a Permitted Business from a Person that is not a Subsidiary of SpectraSite; provided, that, (x) after giving effect thereto, SpectraSite or its Restricted Subsidiary owns a majority of such Voting Stock and (y) such acquisition is otherwise made in accordance with the Indenture, including, without limitation, the "Limitation on Restricted Payments" covenant; or (D) make a capital expenditure or acquire other long-term assets that are used or useful in a Permitted Business. To the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) or
(D), SpectraSite shall make an Offer (as defined below) to Holders of the Notes to purchase Notes pursuant to and subject to the conditions set forth in paragraph (b) of this covenant.

     Notwithstanding the foregoing provisions, SpectraSite and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $2.5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

     For the purposes of this covenant, the following are deemed to be cash: (x) the assumption by the transferee of Indebtedness of SpectraSite (other than Disqualified Stock of SpectraSite and other than Indebtedness that is subordinated to the Notes) or Indebtedness of any Restricted Subsidiary and the release of SpectraSite or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; (y) securities received by SpectraSite or any Restricted Subsidiary from the transferee that are converted by SpectraSite or such Restricted Subsidiary into cash within 20 days of the applicable Asset Disposition (to the extent of the cash received); and
(z) any liabilities (as shown on SpectraSite's or such Restricted Subsidiary's most recent balance sheet) of SpectraSite or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases SpectraSite or any such Restricted Subsidiary from further liability.

     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to paragraph (a) of this covenant, SpectraSite will be required to purchase Notes tendered pursuant to an offer by SpectraSite for the Notes (the "Offer") at a purchase price of 100% of their Accreted Value as of the date of purchase (without premium) plus accrued and unpaid interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, SpectraSite may use any remaining Net Available Cash for general corporate purposes not otherwise prohibited by the Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is greater than the Net Available Cash allotted to the purchase of the Notes, the Trustee will select the Notes to be purchased on the basis set forth under "-- Selection and Notice" above. Upon completion of any required Offer to the holders of the Notes, the amount of Net Available Cash will be reset at zero. SpectraSite shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in the second paragraph of this "Limitation on Sales of Assets and Subsidiary Stock" covenant) are less than $5.0 million for all Asset Dispositions (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) SpectraSite will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, SpectraSite will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     (d) The provisions of this covenant shall not apply to any transaction that is permitted under the provisions of the covenant described under "-- Merger and Consolidation."

     Limitation on Transactions with Affiliates. (a) SpectraSite will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of SpectraSite (an "Affiliate Transaction") unless (i) the terms of such transaction, taken as a whole, are no less favorable to SpectraSite or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction are set forth in writing and shall have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, SpectraSite has received a written opinion from a nationally recognized independent investment banking firm that such Affiliate Transaction is fair to SpectraSite and its Restricted Subsidiaries from a financial point of view.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be made pursuant to the "Limitation on Restricted Payments" covenant, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, or any arrangements relating thereto, (iii) the grant of a stock options or similar rights to employees and directors of SpectraSite pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of SpectraSite or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of SpectraSite and its Restricted Subsidiaries who are not employees of SpectraSite or its Restricted Subsidiaries, (vi) any transaction between SpectraSite and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of SpectraSite and (viii) any transaction consummated pursuant to the terms of any agreement described in SpectraSite's final offering circular, dated June 23, 1998, to which SpectraSite is a party, in each case as such agreement is in effect on the Issue Date and without giving any effect to any subsequent amendments, modifications or alterations thereof.

     Limitation on Liens. SpectraSite will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any obligation, other than Permitted Liens, unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations) such obligation for so long as such obligation is so secured.

     Limitation on Sale or Issuance of Capital Stock of Restricted
Subsidiaries. SpectraSite (i) will not, and will not permit any Restricted Subsidiary of SpectraSite to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to SpectraSite or a Wholly Owned Subsidiary), unless (a) such transfer, conveyance, sale, lease or other disposition is of (x) all of the Capital Stock of such Restricted Subsidiary or (y) a majority of the issued and outstanding Capital Stock of such Restricted Subsidiary; provided, however, that SpectraSite's minority equity interest in such Person after giving effect to any such disposition shall be deemed to constitute an Investment by SpectraSite in such Person; and (b) the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the "Limitation on Sales of Assets and Subsidiary Stock" covenant and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, to the extent necessary or mandated by applicable law, shares of its Capital Stock constituting directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary) to any Person other than to SpectraSite or a Wholly Owned Subsidiary.

     Limitation on Sale/Leaseback Transactions. SpectraSite will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) SpectraSite or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the "Limitation on Indebtedness" covenant and (B) create a Lien on such property securing such Attributable Indebtedness without equally and ratably securing the Notes pursuant to the "Limitation on Liens" covenant,
(ii) the net cash proceeds received by SpectraSite or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors of SpectraSite) of such property and (iii) the transfer of such property is permitted by, and SpectraSite or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the "Limitation on Sales of Assets and Subsidiary Stock" covenant.

     SEC Reports. Notwithstanding that SpectraSite may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, SpectraSite will file with the SEC (unless the SEC does not permit such filing) and provide the Trustee and Noteholders with the annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. SpectraSite also will comply with the other provisions of TIA sec. 314(a).

MERGER AND CONSOLIDATION

     SpectraSite will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Issuer") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Issuer (if not SpectraSite) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of SpectraSite under the Notes and the Indenture; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing; (iii) except in the case of a merger of SpectraSite into a Wholly Owned Subsidiary or a merger entered into solely for the purpose of reincorporating SpectraSite in another jurisdiction, immediately after giving effect to such transaction on a pro forma basis as if such transaction had occurred at the beginning of the applicable four quarter period, SpectraSite or the Person formed by or surviving any such consolidation or merger (if other than SpectraSite), or to which such conveyance, transfer, lease or other disposition shall have been made, would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the "Limitation on Indebtedness" covenant above; (iv) SpectraSite will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture, as set forth in the Indenture.

     The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, SpectraSite under the Indenture, and the predecessor Issuer in the case of a conveyance, transfer or lease of all or substantially all its assets will be released from the obligations under the Indenture and the Notes, including without limitation the obligation to pay the principal of and interest on the Notes.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,
(iii) the failure by SpectraSite to comply with its obligations under "-- Merger and Consolidation," (iv) the failure by SpectraSite to comply for 30 days after notice with any of its obligations under the covenants described under "-- Change of Control" or "-- Certain Covenants" (in each case, other than a failure to purchase Notes), (v) the failure by SpectraSite to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) the failure by SpectraSite or any Significant Subsidiary of SpectraSite to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of SpectraSite or any Significant Subsidiary of SpectraSite (the "bankruptcy provisions"); (viii) any final judgment or decree for the payment of money in excess $5.0 million (net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability (subject to any deductible amounts of less than $5.0 million required to be paid by SpectraSite in accordance with the applicable insurance policy)) is rendered against SpectraSite or any Significant Subsidiary of SpectraSite and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision") or (ix) the failure of the Series B Investors to have purchased 2,750,000 shares of the Series B Preferred Stock for an aggregate purchase price of $11.0 million by April 1, 1999.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (iv), (v) and (viii) will not constitute an Event of Default until the Trustee or the Holders of 25% in aggregate principal amount at maturity of the outstanding Notes notify SpectraSite as provided in the Indenture of the default and SpectraSite does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes by notice to SpectraSite may declare the Accreted Value of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such Accreted Value and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of SpectraSite occurs and is continuing, the Accreted Value of and accrued interest on all the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder shall have previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes shall have requested the Trustee to pursue the remedy, (iii) such Holders shall have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee shall not have complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount at maturity of the outstanding Notes shall not have given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of the Noteholders. In addition, SpectraSite is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. SpectraSite also is required to deliver to the Trustee, within 30 days after its knowledge of the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action SpectraSite is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption," (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions.

     Without the consent of any Holder, SpectraSite and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of SpectraSite under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are as described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of SpectraSite for the benefit of the Noteholders or to surrender any right or power conferred upon SpectraSite, to make any change that does not materially adversely affect the rights of any Holder and to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

     The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, SpectraSite is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and SpectraSite may require a Noteholder to pay any taxes required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. SpectraSite is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

DEFEASANCE

     SpectraSite at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. SpectraSite at any time may terminate its obligations under the covenants described under "-- Certain Covenants" (other than the covenant described under "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" and the limitations contained in clauses (iii) under "-- Merger and Consolidation" ("covenant defeasance").

     SpectraSite may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If SpectraSite exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If SpectraSite exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "-- Defaults" above or because of the failure of SpectraSite to comply with clause (iii) under "-- Merger and Consolidation."

     In order to exercise either defeasance option, SpectraSite must irrevocably deposit or cause to be deposited in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes (except lost, stolen or destroyed Notes which have been replaced or repaid) to maturity or redemption, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of SpectraSite, as such, shall have any liability for any obligations of SpectraSite under the Notes, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities law, and it is the view of the SEC that such a waiver is against public policy.

CONCERNING THE TRUSTEE

     United States Trust Company of New York is the Trustee under the Indenture and has been appointed by SpectraSite as Registrar and Paying Agent with regard to the Notes.

     The Holders of a majority in principal amount at maturity of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Value" means, as of any date (the "Specified Date"), with respect to each $1,000 principal amount at maturity of Notes:

          (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth opposite such date below:

SEMI-ANNUAL ACCRUAL DATE                            ACCRETED VALUE
------------------------                            --------------
June 26, 1998.....................................    $  554.97
January 15, 1999..................................       591.90
July 15, 1999.....................................       627.41
January 15, 2000..................................       665.06
July 15, 2000.....................................       704.96
January 15, 2001..................................       747.26
July 15, 2001.....................................       792.09
January 15, 2002..................................       839.62
July 15, 2002.....................................       890.00
January 15, 2003..................................       943.40
July 15, 2003.....................................     1,000.00

          (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
     (B) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (iii) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.00.

     "Adjusted EBITDA" as of any date of determination means the sum of (i) the EBITDA of SpectraSite for the four most recent full fiscal quarters ending prior to such date, less SpectraSite's Tower EBITDA for such four-quarter period, plus
(ii) the product of four times SpectraSite's Tower EBITDA for the most recent quarterly period, which Tower EBITDA for the most recent quarterly period shall be determined on a pro forma basis after giving effect to (A) all acquisitions or dispositions of assets made by SpectraSite and its Subsidiaries from the beginning of such quarter through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter, (B) any new lease or Site Management Contract entered into by SpectraSite or any Restricted Subsidiary in the ordinary course of business with respect to Tower Assets from the beginning of such quarter through and including such date of determination as if such new lease or Site Management Contract had been signed at the beginning of such quarter and the rent required by the terms of such lease or Site Management Contract for such quarter had been received by SpectraSite or a Restricted Subsidiary during such quarter, (C) the loss from the beginning of such quarter through and including such date of determination of any lease or Site Management Contract of SpectraSite or a Restricted Subsidiary with respect to any Tower Assets that was in effect on the first day of such quarter as if such lease or Site Management Contract had not been in effect during such quarter and no rent under such lease had been received during such quarter and
(D) any rent increases received by SpectraSite or any Restricted Subsidiary from the beginning of such quarter through and including such date of determination related to leases or Site Management Contracts on Tower Assets as if such increased rental rate had been in effect at the beginning of such quarter and such increased amount of rent had been received by SpectraSite or a Restricted Subsidiary during such quarter. For purposes of making the computation referred to above, (1) acquisitions that have been made by SpectraSite or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the date of determination shall be deemed to have occurred on the first day of the reference period and EBITDA for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, and (2) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination shall be excluded.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants in the Indenture, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of SpectraSite or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by SpectraSite or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than SpectraSite or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of SpectraSite or any Restricted Subsidiary or (iii) any other assets of SpectraSite or any Restricted Subsidiary outside of the ordinary course of business of SpectraSite or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (v) a disposition by a Restricted Subsidiary to SpectraSite or by SpectraSite or a Restricted Subsidiary to a Wholly Owned Subsidiary, (w) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments", (x) a disposition of assets with a fair market value of less than $500,000, (y) grants of leases or licenses in the ordinary course of business, and (z) disposals of cash equivalents).

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Board of Directors" means the Board of Directors of SpectraSite or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Completed Tower" means a wireless transmission tower with, as of any date of determination, (i) at least one anchor tenant that has executed a definitive lease with SpectraSite or any of its Restricted Subsidiaries and (ii) capacity for at least three tenants.

     "Consolidated Indebtedness" as of any date of determination means (without duplication) (i) the total amount of Indebtedness of SpectraSite and its Restricted Subsidiaries, (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by SpectraSite or one or more of its Restricted Subsidiaries, (iii) the aggregate liquidation value of all Disqualified Stock of SpectraSite and all preferred stock of Restricted Subsidiaries of SpectraSite, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the total interest expense of SpectraSite and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by SpectraSite or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends paid in respect of all Preferred Stock of SpectraSite and its Subsidiaries held by Persons other than SpectraSite or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) SpectraSite or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than SpectraSite) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income (loss) of SpectraSite and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income (loss) of any Person (other than SpectraSite) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in (iv) below, SpectraSite's equity in the net income of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to SpectraSite or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) solely for purposes of calculating the Indebtedness to Adjusted EBITDA Ratio, SpectraSite's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

          (ii) any net income (loss) of any Person acquired by SpectraSite or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions (other than any restrictions contained in the New Credit Facility), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to SpectraSite, except that (A) subject to the exclusion contained in (iv) below

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

     SpectraSite's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to SpectraSite or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) solely for purposes of calculating the Indebtedness to Adjusted EBITDA Ratio, SpectraSite's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (iv) any gain or loss realized upon the sale or other disposition of any assets of SpectraSite, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,

          (v) any net income or loss of any Unrestricted Subsidiary, whether or not distributed to SpectraSite or one of its Subsidiaries,

          (vi) any extraordinary gain or loss, and

          (vii) the cumulative effect of a change in accounting principles.

     Notwithstanding the foregoing, for the purposes of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to SpectraSite or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Tangible Assets" means, with respect to SpectraSite, the total consolidated tangible assets of SpectraSite and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of SpectraSite and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "-- Change of Control" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) Consolidated Interest Expense, (b) all income tax expense of SpectraSite and its consolidated Restricted Subsidiaries, (c) depreciation expense of SpectraSite and its consolidated Restricted Subsidiaries, (d) amortization expense of SpectraSite and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (e) all other non-cash charges of SpectraSite and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and (f) any premium or penalty paid in connection with repurchasing, redeeming, retiring, defeasing or acquiring any Indebtedness prior to maturity to the extent deducted in calculating Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to SpectraSite by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, without in any event giving effect to any restrictions or limitations contained in the New Credit Facility.

     "Equity Offering" means a public or private issuance by SpectraSite of common stock of SpectraSite for cash.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the actual obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

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

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (ii) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit and other contingent liabilities (but only to the extent such contingent liabilities are not reflected as liabilities on the consolidated balance sheet of such Person) securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vi) all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (vii) all obligations of the type referred to in clauses (i) through
     (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above or the accreted value thereof, in the case of Indebtedness issued with original issue discount, and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indebtedness to Adjusted EBITDA Ratio" as of any date of determination means the ratio of (i) Consolidated Indebtedness as of such date to (ii) Adjusted EBITDA.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock,

Indebtedness or other similar instruments issued by such Person. For purposes of the definitions of "Unrestricted Subsidiary" and "Restricted Payment" and the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the portion (proportionate to SpectraSite's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of SpectraSite at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, SpectraSite shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) SpectraSite's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to SpectraSite's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non cash form) therefrom, in each case net of (i) all legal, title, accounting, investment banking and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by SpectraSite or any Restricted Subsidiary after such Asset Disposition, and (v) any reserves established in respect of the sales price of such asset for post-closing adjustments, indemnification purposes or employee termination expenses.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, printing costs, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "New Credit Facility" means that certain credit facility to be entered into by a wholly owned subsidiary of SpectraSite, SpectraSite Communications, Inc. ("SCI"), pursuant to a commitment letter from Credit Suisse First Boston to SCI dated December 22, 1997, which has been renewed through December 31, 1998, including any collateral documents, instruments and agreements executed in connection therewith, and the term New Credit Facility shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither SpectraSite nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking,

Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of SpectraSite or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Permitted Business" means any business conducted by SpectraSite and its Restricted Subsidiaries on the Issue Date and any other business related, ancillary or complementary to any such business.

     "Permitted Holders" means any or all of Stephen H. Clark, Joe L. Finley, Whitney Equity Partners, L.P., J.H. Whitney III, L.P., Whitney Strategic Partners III, L.P., Waller-Sutton Media Partners, L.P., Kitty Hawk Capital Limited Partnership, III, Kitty Hawk Capital Limited Partnership, IV, Eagle Creek Capital, L.L.C., The North Carolina Enterprise Fund, L.P., Finley Family Limited Partnership, and their respective Affiliates.

     "Permitted Investment" means an Investment by SpectraSite or any Restricted Subsidiary in (i) SpectraSite, a Wholly Owned Subsidiary or a Person which will, upon the making of such Investment, become a Wholly Owned Subsidiary; provided, however, that a loan or other extension of credit by SpectraSite or a Restricted Subsidiary to a Restricted Subsidiary that is not a Wholly Owned Subsidiary also will constitute a "Permitted Investment"; and provided further, however, that a Permitted Business is the primary business of the Person in which any such Investment is made; and (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, SpectraSite or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) receivables owing to SpectraSite or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as SpectraSite or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practice of SpectraSite or such Restricted Subsidiary, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to SpectraSite or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain
Covenants -- Limitation on Sales of Assets and Subsidiary Stock"; (ix) Capital Stock of SpectraSite or any Restricted Subsidiary purchased, redeemed or otherwise acquired or retired for value from members of SpectraSite's management or employees, but in any event not to exceed $500,000 in the aggregate in any twelve-month period; (x) other Investments in Permitted Businesses not to exceed, at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value), the greater of (A) $5.0 million and (B) 5% of SpectraSite's Consolidated Tangible Assets, (xi) any Interest Rate Agreement or Currency Agreement, (xii) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of SpectraSite, (xiii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits and (xiv) deposits of proceeds from Asset Dispositions with a "qualified intermediary," "qualified trustee" or similar person for purposes of facilitating a "like-kind" exchange made in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended; provided, however, that the making of any Permitted Investment pursuant to this clause (xiv) will not in any manner violate the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceeding, or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations; (g) leases and subleases of real property which do not interfere with the ordinary conduct of the business of SpectraSite or any of its Restricted Subsidiaries, and which are made on customary and usual terms applicable to similar properties; (h) Liens existing as of the date on which the Notes are originally issued and Liens created by the Indenture; (i) Liens created solely for the purpose of securing the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Notes are originally issued; provided, however, that (A) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the aggregate purchase price of the assets or property so acquired or constructed,
(B) the Indebtedness secured by such Liens shall have otherwise been permitted to be issued under the Indenture and (C) such Liens shall not encumber any other assets or property of SpectraSite or any of its Restricted Subsidiaries and shall attach to such assets or property within 90 days of the construction or acquisition of such assets or property; (j) Liens on the assets or property of a Restricted Subsidiary of SpectraSite existing at the time such Restricted Subsidiary became a Subsidiary of SpectraSite and not incurred as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Subsidiary of SpectraSite; provided, however, that (A) any such Lien does not by its terms cover any property or assets after the time such Restricted Subsidiary becomes a Subsidiary which were not covered immediately prior to such transaction, (B) the incurrence of the Indebtedness secured by such Lien shall have otherwise been permitted to be issued under the Indenture, and (C) such Liens do not extend to or cover any other property or assets of SpectraSite or any of its Restricted Subsidiaries; (k) Liens securing Indebtedness outstanding under the New Credit Facility; (l) Liens extending, renewing or replacing in whole or in part a Lien permitted by the Indenture; provided, however, that (A) such Liens do not extend beyond the property subject to the existing Lien and improvements and construction on such property and (B) the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien; (m) Liens Incurred in the ordinary course of business by SpectraSite or any Restricted Subsidiary of SpectraSite with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (i) are not Incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by SpectraSite or such Restricted Subsidiary; (n) Liens in favor of SpectraSite or a Wholly Owned Subsidiary; (o) any interest in or title of a lessor to any property subject to a Capitalized Lease Obligation permitted to be Incurred under the Indenture and (p) Liens on the Capital Stock of Unrestricted Subsidiaries.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of SpectraSite or any Restricted Subsidiary existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of SpectraSite that Refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that Refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of SpectraSite or (y) Indebtedness of SpectraSite or a Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to SpectraSite or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of SpectraSite held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Person (other than SpectraSite or a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of SpectraSite that is not Disqualified Stock), other than as permitted by clause (ix) of the definition of "Permitted Investments"; (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or (iv) the making of any Investment in any Person (other than a Permitted Investment).

     "Restricted Subsidiary" means any Subsidiary of SpectraSite other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby SpectraSite or a Restricted Subsidiary transfers such property to a Person and SpectraSite or a Restricted Subsidiary leases it from such Person.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of SpectraSite secured by a Lien.

     "Semi-Annual Accrual Date" has the meaning set forth in the definition of the term "Accreted Value."

     "Senior Indebtedness" means (i) Indebtedness of SpectraSite, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to SpectraSite to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of SpectraSite for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which SpectraSite is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of SpectraSite to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by SpectraSite, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of SpectraSite (and any accrued and unpaid interest respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of SpectraSite, (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of SpectraSite within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Site Management Contract" means any agreement pursuant to which SpectraSite or any of its Restricted Subsidiaries has the right to substantially control Tower Assets and the revenues derived from the rental or use thereof.

     "Specified Date" has the meaning set forth in the definition of the term "Accreted Value."

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of SpectraSite unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of SpectraSite (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any

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

foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of SpectraSite) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

     "Tower Asset Exchange" means any transaction in which SpectraSite or a Restricted Subsidiary exchanges assets for Tower Assets or Tower Assets and cash or cash equivalents where the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) of the Tower Assets and cash or cash equivalents received by SpectraSite and its Restricted Subsidiaries in such exchange is at least equal to the fair market value of the assets disposed in such exchange.

     "Tower Assets" means wireless communication transmission towers and related assets that are located on the site of a transmission tower.

     "Tower EBITDA" means, for any period, the EBITDA of SpectraSite and its Restricted Subsidiaries for such period that is directly attributable to site rental revenue, license or management fees paid to manage, lease or sublease space on communication sites owned, leased or managed by SpectraSite (collectively, "site leasing revenues"), all determined on a consolidated basis and in accordance with GAAP. Tower EBITDA will not include revenue derived from the sale of assets. In allocating, corporate, general, administrative and other operating expenses that are not allocated to any particular line of business in the financial statements of SpectraSite, such expenses shall be allocated to SpectraSite's site leasing business in proportion to the percentage of SpectraSite's total revenues for the applicable period that were site leasing revenues.

     "Unrestricted Subsidiary" means (i) any Subsidiary of SpectraSite that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of SpectraSite (including any newly acquired or newly formed Subsidiary of SpectraSite) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, SpectraSite or any other Restricted Subsidiary of SpectraSite that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) SpectraSite would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the "Limitation on Indebtedness" covenant above and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at SpectraSite's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustee thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of SpectraSite all the Capital Stock of which (other than directors' qualifying shares) is owned by SpectraSite or another Wholly Owned Subsidiary.

BOOK-ENTRY; DELIVERY AND FORM

     The Exchange Notes will be issued in the form of a Global Senior Note. The Global Senior Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Senior Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Senior Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     Notes that are issued as described below under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of a Senior Note in definitive form, such Senior Note will, unless the Global Senior Note has previously been exchanged for Notes in definitive form, be exchanged for an interest in the Global Senior Note representing the principal amount at maturity of Notes being transferred.

     The Depository has advised SpectraSite as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Senior Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount at maturity of the Notes represented by such Global Senior Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers of the Notes. Ownership of beneficial interests in the Global Senior Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Senior Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Senior Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Senior Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Senior Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Senior Note will not be entitled to have the Notes represented by the Global Senior Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under the Global Senior Note. SpectraSite understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Senior Note desires to take any action that the Depository, as the holder of the Global Senior Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on Notes represented by the Global Senior Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Senior Note.

     SpectraSite expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Senior Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Senior Note as shown on the records of the Depository or its nominee. SpectraSite also expects that payments by participants to owners of beneficial interests in the Global Senior Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. SpectraSite will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Senior Note for any Senior Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Senior Note owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, the Global Senior Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Senior Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor SpectraSite will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The Notes represented by the Global Senior Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S. $1,000 and integral multiples thereof if (i) the Depository notifies SpectraSite that it is unwilling or unable to continue as Depository of the Global Senior Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and a successor Depository is not appointed by SpectraSite within 90 days, (ii) SpectraSite in its discretion at any time determines not to have all of the Notes represented by the Global Senior Note or (iii) an Event of Default has occurred and is continuing. Any Senior Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Senior Note is not exchangeable, except for a Global Senior Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless SpectraSite determines otherwise in accordance with applicable law) subject, with respect to such Notes, to the provisions of such legend.

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

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

GENERAL

     The following is a summary of the material United States federal income, estate and gift tax consequences of the purchase, ownership and disposition of the Notes, but is not purported to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive or prospective. Unless otherwise specifically noted, this summary applies only to those persons that hold the Notes as capital assets within the meaning of Section 1221 of the Code. This discussion assumes that the Notes will be treated as indebtedness for United States federal income tax purposes.

     THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS THE TAX CONSEQUENCES TO TAXPAYERS WHO ARE SUBJECT TO SPECIAL RULES (SUCH AS FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, INSURANCE COMPANIES, S CORPORATIONS, REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, BROKER-DEALERS, TAXPAYERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX AND PERSONS THAT WILL HOLD THE NOTES AS PART OF A POSITION IN A "STRADDLE" OR AS PART OF A "CONSTRUCTIVE SALE" OR A "HEDGING" OR "CONVERSION" TRANSACTION) OR ADDRESS ASPECTS OF FEDERAL TAXATION THAT MIGHT BE RELEVANT TO A PROSPECTIVE INVESTOR BASED UPON SUCH INVESTOR'S PARTICULAR TAX SITUATION. THIS SUMMARY DOES NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE NOTES (INCLUDING THE INVESTOR'S STATUS AS A UNITED STATES HOLDER OR A NON-UNITED STATES HOLDER), AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

EFFECT OF EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES

     SpectraSite believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, holders will not recognize any taxable gain or loss or any interest income as a result of exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer, the holding period of the Exchange Notes will include the holding period of the Old Notes, and the basis of the Exchange Notes will equal the basis of he Old Notes immediately before the exchange.

UNITED STATES HOLDERS

     GENERAL. The following is a general discussion of certain United States federal income tax consequences of the ownership and sale or other disposition of the Notes by a beneficial owner that, for United States federal income tax purposes, is a "United States person" (a "United States Holder"). For purposes of this discussion, a "United States person" means a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States; a corporation or partnership (including any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized under the laws of the United States, any State thereof or the District of Columbia unless, in the case of a partnership, otherwise provided by regulation; an estate the income of which is subject to United States federal income tax without regard to its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be so treated shall also be considered to be United States persons.

     ORIGINAL ISSUE DISCOUNT. Because the Notes were issued at a discount from their "stated redemption price at maturity," the Notes have original issue discount ("OID") for federal income tax purposes. For federal income tax purposes, the amount of OID on a Note generally equals the excess of the "stated redemption price at maturity" of the Note over its "issue price." The issue price of the Notes is the first price at which a substantial amount of the Notes is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers). The stated redemption price at maturity of a Note is the sum of all cash payments to be made on such Note (whether denominated as principal or interest), other than payments of "qualified stated interest." Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Because there will be no required payment of interest on the Notes prior to January 15, 2004, none of the interest payments on the Notes will constitute qualified stated interest; and, accordingly, each Note bears OID in an amount equal to the excess of (i) the sum of its principal amount and all stated interest payments, over (ii) its issue price.

     A United States Holder is required to include OID in income periodically over the term of a Note before receipt of the cash or other payment attributable to such income, regardless of such Holder's method of tax accounting. The amount of OID required to be included in a United States Holder's gross income for any taxable year is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion of a taxable year during which such Holder holds the Note. The daily portion is determined by allocating to each day of any "accrual period" within a taxable year a pro rata portion of an amount equal to the "adjusted issue price" of the Note at the beginning of the accrual period multiplied by the "yield to maturity" of the Note. For purposes of computing OID, SpectraSite will use six-month accrual periods that end on the days in the calendar year corresponding to the maturity date of the Notes and the date six months prior to such maturity date, with the exception of an initial short accrual period. A United States Holder is permitted to use different accrual periods; provided that each accrual period is no longer than one year, and each scheduled payment of interest or principal occurs on either the first or last day of an accrual period. The adjusted issue price of a Note at the beginning of any accrual period is the issue price of the Note increased by the amount of OID previously includible in the gross income of the Holder and decreased by any payments previously made on the Note. The yield to maturity is the discount rate that, when used in computing the present value of all payments of principal and interest to be made on a Note, produces an amount equal to the issue price of the Note. Under these rules, United States Holders are required to include in gross income increasingly greater amounts of OID in each successive accrual period. Payments of stated interest on a Note will not be separately included in income, but rather will be treated first as payments of previously accrued OID and then as payments of principal and, consequently, will reduce a United States Holder's basis in a Note as described below under "-- United States Holders -- Sale, Exchange or Redemption of the Notes."

     SpectraSite intends to treat the possibility of (i) an optional redemption, as described under "Description of the Notes -- Optional Redemption," and (ii) a repurchase pursuant to a Change in Control, as described under "Description of the Notes -- Change of Control, " as remote under the applicable Treasury regulations SpectraSite does not intend to treat the possibilities described in
(i) or (ii) above as (x) affecting the determination of the yield to maturity of the Notes, or (y) giving rise to any additional accrual of OID or recognition of ordinary income upon the redemption, sale or exchange of a Note.

     ACQUISITION PREMIUM. A United States Holder that purchases a Note for an amount that is greater than its adjusted issue price as of the purchase date will be considered to have purchased such Note at an "acquisition premium." The amount of OID that such Holder must include in its gross income with respect to such Note for any taxable year is generally reduced by the portion of such acquisition premium properly allocable to such year. The information reported by SpectraSite to the record Holders of the Notes on an annual basis will not account for an offset against OID for any portion of the acquisition premium. Accordingly, each United States Holder should consult its own tax advisor as to the determination of the acquisition premium amount and the resulting adjustments to the amount of reportable OID.

     AMORTIZABLE BOND PREMIUM. A United States Holder that purchases a Note for an amount in excess of its principal amount will be considered to have purchased the Note at a premium and may elect to amortize such premium, using a constant yield method, over the remaining term of the Note (or, if a smaller amortization allowance would result, by computing such allowance with reference to the amount payable on an earlier call date and amortizing such allowance over the shorter period to such call date). The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "Service").

     MARKET DISCOUNT. If a United States Holder purchases, subsequent to its original issuance, a Note for an amount that is less than its "revised issue price" as of the purchase date, the amount of the difference generally will be treated as "market discount," unless such difference is less than a specified de minimis amount. The Code provides that the revised issue price of a Note equals its issue price plus the amount of OID includable in the income of all holders for periods prior to the purchase date (disregarding any deduction for acquisition premium) reduced by the amount of all prior cash payments on the Note. Subject to a de minimis exception, a United States Holder will be required to treat any gain recognized on the sale, exchange, redemption, retirement or other disposition of the Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In addition, the United States Holder may be required to defer, until the maturity date of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue market discount on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (under either the ratable or constant interest method). This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the Service. If the United States Holder of a Note makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such instruments, and with respect to the deferral of interest deductions on debt incurred or maintained to purchase or carry such debt instruments, would not apply.

     ELECTION TO TREAT ALL INTEREST AS OID. A United States Holder of a Note may elect, subject to certain limitations, to include all interest that accrues on a Note in gross income on a constant yield basis. For purposes of this election, interest includes stated interest, OID, market discount, de minimis OID, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules and limitations apply to taxpayers who make this election; therefore, United States Holders should consult their tax advisors as to whether they should make this election.

     THE AHYDO RULE. The Notes constitute "applicable high yield discount obligations" ("AHYDOs"). Accordingly, pursuant to Sections 163(e) and 163(i) of the Code, SpectraSite is not entitled to deduct OID that accrues with respect to such Notes until amounts attributable to such OID are paid in cash. In addition, to the extent that the yield to maturity of the Notes exceeds the sum of the applicable federal rate for the month in which the Notes were issued (5.93%) plus 6 percentage points (the "Excess

Yield"), the "disqualified portion" of the OID accruing on the Notes will be permanently disallowed and characterized as a nondeductible dividend with respect to SpectraSite and also will be treated as a dividend distribution (to the extent of available current and accumulated earnings and profits) solely for purposes of the dividends received deductions of Sections 243, 246 and 246A of the Code with respect to Holders that are U.S. corporations. The disqualified portion of OID for any accrual period will equal the product of (i) a percentage determined by dividing the Excess Yield by the yield to maturity, and (ii) the OID for the accrual period. Subject to otherwise applicable limitations, such a corporate Holder will be entitled to a dividend received deduction with respect to the disqualified portion of the accrued OID if SpectraSite has sufficient current or accumulated "earnings and profits." To the extent that SpectraSite's earnings and profits are insufficient, any portion of the OID that otherwise would have been recharacterized as a dividend for purposes of the dividends received deduction will continue to be treated as ordinary OID income in accordance with the rules described above under "-- United States Holders -- Original Issue Discount." Treatment of the Notes as AHYDOs will not disqualify interest or OID with respect to Notes from the portfolio interest exception described below under " -- Foreign Holders -- Interest;" provided that all applicable requirements for the exception are otherwise satisfied.

     SALE, EXCHANGE OR REDEMPTION OF THE NOTES. Generally, a sale, exchange or redemption of the Notes will result in taxable gain or loss equal to the difference between the amount of cash or other property received and the United States Holder's adjusted tax basis in the Notes. A United States Holder's adjusted tax basis for determining gain or loss on the sale or other disposition of a Note will initially equal the cost of the Note to such Holder and will be increased by (i) any amounts included in income as OID, and (ii) any market discount previously included in income by such Holder, and decreased by (a) any principal and stated interest payments received by the such Holder, and (b) any amortized premium previously deducted from income by such Holder. Except as described above with respect to market discount, such gain or loss will be capital gain or loss. Capital gain or loss will be long-term gain or loss if the
Note is held by the United States Holder for more than one year, otherwise such gain or loss will be short-term.

     United States Holders that are corporations will generally be taxed on net capital gains at a maximum rate of 35%. In contrast, United States Holders that are individuals will generally be taxed on net capital gains at a maximum rate of (i) 39.6% for property held for 12 months or less, and (ii) 20% for property held more than 12 months. Special rules (and generally lower maximum rates) apply for individuals in lower tax brackets. Any capital losses realized by a United States Holder that is a corporation generally may be used only to offset capital gains. Any capital losses realized by a United States Holder that is an individual generally may be used only to offset capital gains plus $3,000 of other income per year.

FOREIGN HOLDERS

     The following is a general discussion of certain United States federal income, estate and gift tax consequences of the ownership and sale or other disposition of the Notes by any beneficial owner of a Note that is not a United States Holder (a "Non-United States Holder"). Resident alien individuals are subject to United States federal income tax with respect to the Notes as if they were United States Holders.

     INTEREST. Under current United States federal income tax law, and subject to the discussion of backup withholding below, interest (including OID) paid on the Notes to a Non-United States Holder will not be subject to the normal 30% United States federal withholding tax; provided that (i) the interest is "effectively connected with the conduct of a trade or business in the United States" by the Non-United States Holder and the Non-United States Holder timely furnishes SpectraSite with two duly executed copies of Internal Revenue Service ("I.R.S.") Form 4224 (or any successor form), or (ii) all of the following conditions of the portfolio interest exception (the "Portfolio Interest Exception") are met: (A) the Non-United States Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of stock of SpectraSite entitled to vote, (B) the Non-United States Holder is not a controlled foreign corporation that is related, directly or indirectly, to SpectraSite through stock ownership, (C) the Non-United States Holder is not a bank receiving interest (including OID) pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) either (1) the Non-United States Holder certifies to SpectraSite or its agent, under penalties of perjury, that it is a Non-United States Holder and provides its name and address, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Notes in such capacity, certifies to SpectraSite or its agent, under penalties of perjury, that such statement has been received from the beneficial owner of the Notes by it or by a Financial Institution between it and the beneficial owner and furnishes SpectraSite or its agent with a copy thereof. The foregoing certification may be provided by the Non-United States Holder on I.R.S. Form W-8 (or any successor form). Such certificate is effective with respect to payments of interest (including OID) made after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years.

     On October 14, 1997, final regulations were published in the Federal Register (the "1997 Final Regulations") that affect the United States federal income taxation of Non-United States Holders. The 1997 Final Regulations are effective for payments after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules discussed below. The discussion under this heading and under "-- Backup Withholding Tax and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 Final Regulations. Prospective Holders of the Notes are urged to consult their tax advisors concerning the tax consequences of their investment in light of the 1997 Final Regulations.

     The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. Qualified intermediaries include: (i) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization), or
(ii) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the Service. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised I.R.S. Form W-8 (discussed below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent (including the receipt of withholding certificates, the payment of amounts of income subject to withholding and the deposit of tax withheld); provided that certain conditions are met.

     For purposes of the certification requirements, the 1997 Final Regulations generally treat as the beneficial owners of payments on a Note those persons that, under United States federal income tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally must provide the required certifications to qualify for the withholding tax exemption described above (unless the partnership has entered into a special agreement with the Service). A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for Holders not furnishing the required certifications to qualify for the withholding tax exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including I.R.S. Form W-8) with a single, revised I.R.S. Form W-8 (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 Final Regulations, this revised Form W-8 will remain valid until the last day of the third calendar year following the year in which the certificate is signed.

     The 1997 Final Regulations provide transition rules concerning existing certificates, such as I.R.S. Form W-8. Valid withholding certificates that are held on December 31, 1999 will generally remain valid until the earlier of December 31, 2000 or the date of their expiration. Existing certificates that expire in 1999 will not be effective after their expiration. Certificates dated prior to January 1, 1998 will generally remain valid until the end of 1998, irrespective of the fact that their validity expires during 1998.

     In the event that the interest (including OID) paid on the Notes is effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder, the Non-United States Holder will generally be taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to United States Holders in essentially the same manner as if the Notes were held by a United States Holder, as discussed above. In the case of a Non-United States Holder that is a corporation, such income may also be subject to the United States federal branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.

     If the interest on the Notes is not "effectively connected" and does not qualify for the Portfolio Interest Exception, then the interest will be subject to United States federal withholding tax at a flat rate of 30% (or a lower applicable income tax treaty rate upon delivery of I.R.S. Form 1001, or any successor form, certifying eligibility for treaty benefits).

     GAIN ON SALE OR OTHER DISPOSITION. Subject to special rules applicable to individuals as described below, a Non-United States Holder will generally not be subject to regular United States federal income or withholding tax on gain recognized on a sale or other disposition of the Notes, unless the gain is effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder or of a partnership, trust or estate in which such Non-United States Holder is a partner or beneficiary.

     Gains realized by a Non-United States Holder that are effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder will generally be taxed on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to United States Holders, as described above, unless exempt by an applicable income tax treaty. In the case of a Non-United States Holder that is a corporation, such income may also be subject to the United States federal branch profits tax (which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.

     In addition to being subject to the rules described above, an individual Non-United States Holder who holds the Notes as a capital asset will generally be subject to tax at a 30% rate on any gain recognized on the sale or other disposition of such Notes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder, and (ii) such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and either (A) has a "tax home" in the United States (as specially defined for purposes of the United States federal income tax), or (B) maintains an office or other fixed place of business in the United States and the gain from the sale or other disposition of the Notes is attributable to such office or other fixed place of business. Individual Non-United States Holders may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates (including certain former long-term residents of the United States).

     Under the 1997 Final Regulations, withholding of United States federal income tax may apply to payments on a taxable sale or other disposition of the Notes by a Non-United States Holder who does not provide appropriate certification to the withholding agent with respect to such transaction.

     FEDERAL ESTATE AND GIFT TAXES. A Note beneficially owned by an individual who is neither a United States citizen nor a domiciliary of the United States at the time of death will not be subject to United States federal estate tax as a result of such individual's death; provided that any interest thereon would have been eligible for the Portfolio Interest Exception described above in "-- Foreign Holders -- Interest," if such interest had been received by the individual at the time of death.

     An individual who is not a United States citizen will not be subject to United States federal gift tax on a transfer of Notes, unless such person is a domiciliary of the United States or such person is subject to provisions of United States federal gift tax law applicable to certain United States expatriates (including certain former long-term residents of the United States).

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Under current United States federal income tax law, information reporting requirements apply to interest (including OID) paid to, and to the proceeds of sales or other dispositions before maturity by, certain non-corporate persons. In addition, a 31% backup withholding tax applies if a non-corporate person (i) fails to furnish such person's Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the Service, (iii) is notified by the Service that such person has failed properly to report payments of interest and dividends, or (iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has not been notified by the Service that such person is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

     In the case of a Non-United States Holder, under current United States federal income tax law, backup withholding and information reporting do not apply to payments of interest (including OID) with respect to the Note, or to payments on the sale or other disposition of a Note, if such Holder has provided to SpectraSite or its paying agent the certification described in clause (ii)(D) of "-- Foreign Holders -- Interest" or has otherwise established an exemption.

     Under current United States federal income tax law, (i) interest payments (including OID) with respect to a Note collected outside the United States by a foreign office of a custodian, nominee or broker acting on behalf of a beneficial owner of a Note, and (ii) payments on the sale or other disposition of a Note to or through a foreign office of a broker are not generally subject to backup withholding or information reporting. However, if such custodian, nominee or broker is a "United States person" (as defined in Section 7701(a)(30) of the Code), a controlled foreign corporation for United States tax purposes or a foreign person 50% of more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period (a "U.S. Related Person"), such custodian, nominee or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments, unless such custodian, nominee or broker has in its records documentary evidence that the beneficial owner is not a United States person and certain conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such custodian, nominee or broker is required to report if such person has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

     The 1997 Final Regulations modify certain of the certification requirements for backup withholding and expand the group of U.S. Related Persons. It is possible that SpectraSite or its paying agent may request new withholding exemption forms from Holders in order to qualify for continued exemption from backup withholding when the 1997 Final Regulations become effective.

     Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Holder under the backup withholding rules are allowed as a refund or a credit against such Holder's United States federal income tax; provided that the required information is furnished to the Service.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by any Participating Broker-Dealer subject to the prospectus delivery requirements of the Securities Act (other than an Excluded Participating
Broker-Dealer). Until           , 1999 (90 days after the commencement of the
Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver to prospectus.

     SpectraSite will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer that resells the Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, or until all broker-dealers who exchange Old Notes which were acquired as a result of market making activities for Exchange Notes have sold all Exchange Notes held by them, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. SpectraSite has agreed to pay all expenses incident to the Exchange Offer. The Company will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     The Exchange Notes will not be listed on any stock exchange. The Exchange Notes are designated for trading in the PORTAL market.

                                 LEGAL MATTERS

     Dow, Lohnes & Albertson, PLLC, Washington, D.C., will pass upon the validity of the Exchange Notes.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements for the period from inception (April 25, 1997) to December 31, 1997 and the nine months ended September 30, 1998 and the consolidated financial statements of our predecessor, Telesite Services, LLC, for the year ended December 31, 1996 and for the period from January 1, 1997 to May 12, 1997 included in our Registration Statement Form on Form S-4, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES
Report of Independent Auditors..............................   F-2
Consolidated Balance Sheets as of December 31, 1997, and
  September 30, 1998........................................   F-3
Consolidated Statement of Operations for the period from
  inception (April 25, 1997) to December 31, 1997 and for
  the nine months ended September 30, 1998..................   F-4
Consolidated Statements of Redeemable Convertible Preferred
  Stock and Shareholder's Deficiency........................   F-5
Consolidated Statement of Cash Flows for the period from
  inception (April 25, 1997) to December 31, 1997 and for
  the nine months ended September 30, 1998..................   F-6
Notes to Consolidated Financial Statements..................   F-7
TELESITE SERVICES, LLC
Report of Independent Auditors..............................  F-19
Consolidated Balance Sheet as of December 31, 1996..........  F-20
Consolidated Statement of Operations for the year ended
  December 31, 1996 and the period ended May 12, 1997.......  F-21
Consolidated Statement of Members' Equity...................  F-22
Consolidated Statement of Cash Flows for the year ended
  December 31, 1996 and the period ended May 12, 1997.......  F-23
Notes to Consolidated Financial Statements..................  F-24

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
SpectraSite Holdings, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheets of SpectraSite Holdings, Inc. (the "Company") and subsidiary as of September 30, 1998 and December 31, 1997, and the related consolidated statements of operations, redeemable convertible preferred stock and shareholders' deficiency and cash flows for the nine months ended September 30, 1998 and for the period from April 25, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SpectraSite Holdings, Inc. and subsidiary at September 30, 1998 and December 31, 1997, and the consolidated results of its operations and its cash flows for the nine months ended September 30, 1998 and for the period from April 25, 1997 (inception) to December 31, 1997 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

October 23, 1998
Raleigh, North Carolina

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 2,234,148    $ 76,204,475
  Investments...............................................           --      45,561,147
  Accounts receivable.......................................    1,610,039       1,466,338
  Prepaid expenses and other................................       34,019         257,115
                                                              -----------    ------------
Total current assets........................................    3,878,206     123,489,075
Property and equipment, net.................................    1,176,032      14,818,309
Goodwill, less accumulated amortization of $278,381 and
  $652,012, respectively....................................    6,791,663       8,086,801
Deposits....................................................    1,300,000      11,750,000
Investment in affiliate.....................................      336,095              --
Note receivable.............................................           --         257,130
Debt issuance costs, less accumulated amortization of
  $115,362..................................................           --       4,595,516
Other assets................................................      159,957         174,166
                                                              -----------    ------------
Total assets................................................  $13,641,953    $163,170,997
                                                              ===========    ============
LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
  Line of credit............................................  $   628,561    $         --
  Accounts payable..........................................    1,049,157       2,261,599
  Accrued and other expenses................................    1,005,317         645,336
  Current portion of long-term debt.........................       25,404         128,044
                                                              -----------    ------------
Total current liabilities...................................    2,708,439       3,034,979
Long-term debt, less current portion........................       19,376           4,929
Note payable to shareholder.................................    2,312,000              --
Senior discount notes due 2008, net of unamortized discount
  of $96,321,863............................................           --     128,916,137
                                                              -----------    ------------
Total liabilities...........................................    5,039,815     131,956,045
Series A redeemable convertible preferred stock, $0.001 par,
  3,462,830 shares authorized, 3,462,830 outstanding........   10,500,000      11,100,000
Series B redeemable convertible preferred stock, $0.001 par,
  7,000,000 shares authorized, 7,000,000 outstanding........           --      28,796,158
Shareholders' deficiency:
  Common stock, $0.001 par, 12,000,000 and 20,000,000
     authorized, respectively, 931,753 and 1,032,213 issued
     and outstanding, respectively..........................          932           1,032
  Additional paid-in-capital................................      260,802              --
  Accumulated deficit.......................................   (2,159,596)     (8,682,238)
                                                              -----------    ------------
Total shareholders' deficiency..............................   (1,897,862)     (8,681,206)
                                                              -----------    ------------
Total liabilities, redeemable preferred stock and
  shareholders' deficiency..................................  $13,641,953    $163,170,997
                                                              ===========    ============

                            See accompanying notes.

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  PERIOD FROM
                                                                   INCEPTION         NINE MONTHS
                                                              (APRIL 25, 1997) TO       ENDED
                                                                 DECEMBER 31,       SEPTEMBER 30,
                                                                     1997               1998
                                                              -------------------   -------------
Revenues:
  Site acquisition revenue..................................      $ 5,001,668        $ 5,154,265
  Site leasing revenue......................................               --            210,910
                                                                  -----------        -----------
                                                                    5,001,668          5,365,175
Cost of revenues:
  Cost of site acquisition revenue..........................        1,119,608          1,721,349
  Cost of site leasing revenue..............................               --            142,495
                                                                  -----------        -----------
                                                                    1,119,608          1,863,844
                                                                  -----------        -----------
Gross profit................................................        3,882,060          3,501,331
Selling, general and administrative expenses................        5,957,042          6,515,595
Depreciation expense........................................          191,077            261,086
                                                                  -----------        -----------
Operating loss..............................................       (2,266,059)        (3,275,350)
Other income (expense):
  Equity in earnings of affiliate...........................          204,537                 --
  Interest income...........................................          121,432          2,110,243
  Interest expense..........................................         (163,555)        (4,335,285)
  Gain on sale of assets....................................               --            472,594
  Other expense.............................................          (55,951)                --
                                                                  -----------        -----------
                                                                      106,463         (1,752,448)
                                                                  -----------        -----------
Net loss....................................................      $(2,159,596)       $(5,027,798)
                                                                  ===========        ===========

                            See accompanying notes.

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

     CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                            SHAREHOLDER'S DEFICIENCY

                              REDEEMABLE CONVERTIBLE PREFERRED STOCK               SHAREHOLDERS' DEFICIENCY
                              ---------------------------------------   -----------------------------------------------
                                                                                 ADDITIONAL
                                                                        COMMON    PAID-IN     ACCUMULATED
                               SERIES A      SERIES B        TOTAL      STOCK     CAPITAL       DEFICIT        TOTAL
                              -----------   -----------   -----------   ------   ----------   -----------   -----------
Balance at April 25, 1997
  (inception)...............  $        --   $        --   $        --   $  --    $       --   $        --   $        --
  Issuance of common
    stock...................           --            --            --     932       809,693            --       810,625
  Issuance of warrants......           --            --            --      --       130,500                     130,500
  Issuance of preferred
    stock...................   10,000,000            --    10,000,000      --            --            --            --
  Stock issuance cost.......           --            --            --      --      (179,391)           --      (179,391)
  Accretion of redemption
    value...................      500,000            --       500,000      --      (500,000)           --      (500,000)
  Net loss..................           --            --            --      --            --    (2,159,596)   (2,159,596)
                              -----------   -----------   -----------   ------   ----------   -----------   -----------
Balance at December 31,
  1997......................   10,500,000            --    10,500,000     932       260,802    (2,159,596)   (1,897,862)
  Exercise of warrants......           --            --            --     100            --            --           100
  Issuance of preferred
    stock...................           --    28,000,000    28,000,000      --            --            --            --
  Stock issuance cost.......           --            --            --      --      (260,802)      (98,686)     (359,488)
  Accretion of redemption
    value...................      600,000       796,158     1,396,158      --            --    (1,396,158)   (1,396,158)
  Net loss..................           --            --            --      --            --    (5,027,798)   (5,027,798)
                              -----------   -----------   -----------   ------   ----------   -----------   -----------
Balance at September 30,
  1998......................  $11,100,000   $28,796,158   $39,896,158   $1,032   $       --   $(8,682,238)  $(8,681,206)
                              ===========   ===========   ===========   ======   ==========   ===========   ===========

                            See accompanying notes.

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            PERIOD FROM INCEPTION
                                                             (APRIL 25, 1997) TO    NINE MONTHS ENDED
                                                              DECEMBER 31, 1997     SEPTEMBER 30, 1998
                                                            ---------------------   ------------------
OPERATING ACTIVITIES
Net loss..................................................       $(2,159,596)          $(5,027,798)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation............................................           191,077               261,086
  Amortization............................................           297,785               519,220
  Loss (gain) on sale of assets...........................            60,048              (472,594)
  Equity in earnings of affiliate.........................          (204,537)                   --
  Amortization of discount -- senior discount notes.......                --             3,915,803
  Non cash charge (Note 1)................................           869,150                    --
  Changes in operating assets and liabilities:
     Accounts receivable..................................          (288,773)              436,101
     Prepaid expenses and other...........................           136,062              (105,348)
     Other assets.........................................                --               (44,406)
     Accounts payable.....................................           316,674             1,217,154
     Accrued and other expenses...........................         1,005,317              (359,027)
                                                                 -----------           -----------
Net cash provided by operating activities.................           223,207               340,191
INVESTING ACTIVITIES
Purchases of property and equipment.......................          (849,939)          (12,496,128)
Distribution from affiliate...............................                --               150,000
Purchases of investments..................................                --           (45,561,147)
Proceeds from sale of assets..............................                --               298,575
Acquisitions, net of cash acquired........................        (5,028,541)           (1,988,864)
Deposits on acquisitions..................................        (1,300,000)          (11,750,000)
                                                                 -----------           -----------
Net cash used by investing activities.....................        (7,178,480)          (71,347,564)
FINANCING ACTIVITIES
Proceeds from issuance of preferred stock.................        10,000,000            28,000,000
Exercise of warrants......................................                --                   100
Stock issuance costs......................................          (179,391)             (359,488)
Proceeds from issuance of senior discount notes...........                --           125,000,333
Debt issuance costs.......................................                --            (4,710,878)
Net repayments on line of credit..........................          (567,501)             (628,561)
Repayment of long-term debt...............................           (63,687)           (2,323,806)
                                                                 -----------           -----------
Net cash provided by financing activities.................         9,189,421           144,977,700
                                                                 -----------           -----------
Net increase in cash and cash equivalents.................         2,234,148            73,970,327
Cash and cash equivalents at beginning of period..........                --             2,234,148
                                                                 -----------           -----------
Cash and cash equivalents at end of period................       $ 2,234,148           $76,204,475
                                                                 ===========           ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest..................       $    63,989           $   211,232
                                                                 ===========           ===========

                            See accompanying notes.

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

FORMATION OF COMPANY

     SpectraSite Holdings, Inc. (the "Issuer") formerly known as Integrated Site Development, Inc. ("ISD"), was incorporated in the State of Delaware on April 25, 1997. On May 12, 1997, the Issuer issued 850,000 shares of its common stock and common stock warrants for 150,000 shares in exchange for all of the issued and outstanding common stock of US Towers, Inc. ("UST"), an entity which was founded on November 13, 1996, and which had deminimus assets and operations at the time of this transaction. In connection with this transaction, the primary shareholder of UST became chief executive officer of the Issuer. This transaction resulted in a non-cash charge of $869,150, based on the estimated fair value of the stock and warrants at the date of issuance.

     On May 12, 1997, the Issuer acquired all of the outstanding membership interests of TeleSite Services, LLC ("TeleSite") and its subsidiary, MetroSite Management, LLC ("MetroSite"), for consideration including $4,850,000 in cash, 81,753 shares of common stock valued at $71,125 and a $2,312,000 note payable. Since the Company had minimal operations prior to this acquisition, TeleSite is considered the Issuer's predecessor for financial reporting purposes. In October 1997, TeleSite was merged into UST, and UST changed its name to SpectraSite Communications, Inc. The acquisition was accounted for as a purchase in accordance with the provisions of APB 16 and, accordingly, the results of operations of TeleSite are included in the consolidated operations of the Issuer from the date of acquisition.

     In connection with the acquisition of TeleSite, the Issuer may be required to provide additional consideration in the form of common stock that is contingent upon the acquired businesses achieving certain operating goals through fiscal 1998. The maximum amount of remaining contingent shares of common stock that could be issued as additional consideration at September 30, 1998 is 204,382 shares. Any additional consideration will be accounted for as an additional cost of the acquisition.

     The Issuer, its wholly owned subsidiary SpectraSite Communications, Inc. ("SCI") and the wholly owned subsidiaries of SCI, H&K Investments, LLC ("H&K") and GlobalComm, Inc. ("GlobalComm") (collectively referred to as the "Company" throughout), are principally engaged in providing services to companies operating in the telecommunications industry including site development services, transmission tower construction and leasing antenna tower sites.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Issuer, SCI, H&K and GlobalComm. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) INVESTMENTS

     The Company accounts for investments in accordance with the provisions of Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities". At September 30, 1998, the Company's available for sale securities consisted of commercial paper and certificates of deposit with maturities of less than one year. The carrying amount of these investments approximates market value.

PROPERTY AND EQUIPMENT

     Property and equipment, including towers, are stated at cost. Direct costs related to the development and construction of towers are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to fifteen years.

GOODWILL

     The Company has classified as goodwill the cost in excess of fair value of net assets acquired in purchase transactions. Goodwill is being amortized on a straight-line basis over fifteen years.

DEBT ISSUANCE COSTS

     The Company capitalized costs relating to the issuance of the 12% Senior Discount Notes Due 2008 (the "Senior Discount Notes") (Note 3). The costs are amortized using the straight-line method over the term of the these notes.

INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes, ("SFAS 109"). Under SFAS 109, the liability method is used in accounting for income taxes and deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents and investments approximates fair value for these instruments. The estimated fair value of the Senior Discount Notes (see Note 3) is based on the quoted market price in the private market. The estimated fair values of the Company's financial instruments, along with the carrying amounts of the related assets (liabilities), are as follows:

                                               DECEMBER 31, 1997     SEPTEMBER 30, 1998
                                               ------------------   --------------------
                                               CARRYING    FAIR     CARRYING      FAIR
                                                AMOUNT     VALUE     AMOUNT      VALUE
                                               --------   -------   ---------   --------
                                                       (IN THOUSANDS OF DOLLARS)
Cash and cash equivalents....................  $ 2,234    $ 2,234   $  76,204   $ 76,204
Investments..................................       --         --      45,561     45,561
Senior Discount Notes........................       --         --    (128,916)  (108,114)

REVENUE RECOGNITION

     Revenue from site acquisition services is recognized when services are rendered. Revenue from site leasing contracts are recognized ratably over the term of the contracts. To date, substantially all of the Company's revenues have been generated by providing site acquisition services.

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) COST OF REVENUES

     Cost of revenues for site acquisition services and cost of revenues for site leasing services consist of the direct costs incurred to provide the related services.

SIGNIFICANT CONCENTRATIONS

     The Company's customer base consists of businesses operating in the wireless telecommunications industry. The Company's exposure to credit risk consists primarily of unsecured accounts receivable from these customers. Five customers accounted for 96.6% of the Company's 1997 revenue. One customer accounted for 59.2% of the Company's 1998 revenue. Following is a list of significant customers:

                       PERCENT OF REVENUE
                       FOR THE PERIOD FROM                         PERCENT OF REVENUES       PERCENT OF
                         APRIL 25, 1997      PERCENT OF ACCOUNTS      FOR THE NINE            ACCOUNTS
                         (INCEPTION) TO         RECEIVABLE AT         MONTHS ENDED         RECEIVABLE AT
                        DECEMBER 31, 1997     DECEMBER 31, 1997    SEPTEMBER 30, 1998    SEPTEMBER 30, 1998
                       -------------------   -------------------   -------------------   ------------------
Customer 1...........         38.9%                  75.0%                59.2%                 16.5%
Customer 2...........         18.8%                    --                   --                  14.2%
Customer 3...........         14.7%                    --                   --                    --
Customer 4...........         13.0%                    --                   --                    --
Customer 5...........         11.2%                    --                   --                    --
Customer 6...........           --                     --                   --                  10.4%
Customer 7...........           --                     --                   --                  21.5%
Customer 8...........           --                     --                   --                  25.6%

ADVERTISING EXPENSE

     The cost of advertising is expensed as incurred, and totaled approximately $131,000 and $70,000 for the period from April 25, 1997 (inception) to December 31, 1997 and for the nine months ended September 30, 1998, respectively.

STOCK OPTIONS

     The Company has elected under the provisions of Statement of Financial Standard's No. 123, Accounting for Stock Based Compensation ("SFAS 123") to account for its employee stock options in accordance with Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). Companies that account for stock based compensation arrangements under APB No. 25 are required by SFAS 123 to disclose the pro forma effect on net income
(loss) as if the fair value based method prescribed by SFAS 123 had been applied. The Company plans to continue to account for stock based compensation using the provisions of APB 25 and has adopted the disclosure requirements of SFAS 123. Under APB 25, no compensation expense has been recognized for stock options granted since the exercise price of the options has equaled or exceeded the estimated fair value of the underlying stock on the date of grant.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In December 1997, the Financial Accounting Standards Boards issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("Statement No. 130"), that establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Statement No. 130 only impacts financial statement presentation as

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) opposed to actual amounts recorded. Other comprehensive income includes all nonowner changes in equity that are excluded from net income. This Statement does not apply to an enterprise that has no items of other comprehensive income in any period presented. During the nine months ended September 30, 1998, the Company had no items of other comprehensive income.

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial statements to shareholders, SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The application of the new rules does not have a significant impact on the Company's financial position at September 30, 1998 or its results of operations for the nine months ended September 30, 1998 as the Company only operates in one business segment.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                              DECEMBER 31,   SEPTEMBER, 30
                                                                  1997           1998
                                                              ------------   -------------
Towers......................................................   $  166,568     $ 8,538,653
Construction in progress....................................      305,808       5,551,601
Equipment...................................................      465,758         640,828
Furniture and fixtures......................................      250,408         267,078
Vehicles....................................................      148,314         173,315
Other.......................................................           --          42,020
                                                               ----------     -----------
Total.......................................................    1,336,856      15,213,495
Less accumulated depreciation...............................     (160,824)       (395,186)
                                                               ----------     -----------
Property and equipment, net.................................   $1,176,032     $14,818,309
                                                               ==========     ===========

3.  DEBT

12% SENIOR DISCOUNT NOTES DUE 2008

     In June 1998, the Company issued $225,238,000 principal amount of Senior Discount Notes with gross proceeds of $125,000,333. The Senior Discount Notes accrete daily at a rate of 12% per annum, compounded semiannually, to an aggregate principal amount of $225,238,000 by July 15, 2003. Cash interest will not accrue on the Senior Discount Notes prior to July 15, 2003. Commencing July 15, 2003, cash interest will accrue and be payable semiannually in arrears on each January 15 and July 15, commencing January 15, 2004, at rate of 12% per annum. After July 15, 2003 the Company may redeem all or a portion of the Senior Discount Notes at specified redemption prices, plus accrued and unpaid interest, to the applicable redemption date. On one or more occasions prior to July 15, 2001, the Company may redeem up to 25% of the aggregate principal amount at maturity of the Senior Discount Notes issued with the net cash proceeds from one or more equity offerings. The redemption price would be 112% of the accreted value on the redemption date. The Company is required to comply with certain covenants under the terms of the Senior Discount Notes that restrict the Company's ability to incur indebtedness, make certain payments, issue preferred stock among other things. In the nine-month period ended September 30,

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

3.  DEBT -- (CONTINUED)
1998, the Company incurred amortization discount recorded as interest expense of approximately $3,916,000 related to the Senior Discount Notes.

Senior Discount Notes.......................................  $225,238,000
Unamortized discount........................................   (96,321,863)
                                                              ------------
                                                              $128,916,137
                                                              ============

LINE OF CREDIT

     During 1997, the Company maintained a $1.5 million line of credit with a bank, which bore interest at prime plus 0.5%. The balance at December 31, was $628,561. The line of credit was repaid in full in March, 1998.

OTHER LONG-TERM DEBT

     Long-term debt, other than the Senior Discount Notes, consists of the following:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
Note payable, interest at 9%, maturing May 29, 1999,
  interest payable quarterly................................    $     --       $ 100,000
Installment notes payable to a bank, bearing interest at
  rates ranging from 8.75% to 10.2%, maturing from October
  1998 to December 1999, monthly payments of principal and
  interest, collateralized by vehicles......................      44,780          32,973
                                                                --------       ---------
                                                                  44,780         132,973
Less current portion........................................     (25,404)       (128,044)
                                                                --------       ---------
Long-term debt, less current portion........................    $ 19,376       $   4,929
                                                                ========       =========

     Maturities of long-term debt at September 30, 1998 are as follows:

1999........................................................  $128,044
2000........................................................     4,929
                                                              --------
Total.......................................................  $132,973
                                                              ========

BANK CREDIT AGREEMENT

     In January, 1998 the Company signed a letter of intent with a bank for a $50 million revolving credit facility for the purpose of financing the construction and/or the acquisition of telecommunication towers for PCS or other wireless communication services and other permitted acquisitions as defined by the agreement, contingent upon certain events. In the nine months ended September 30, 1998 the Company incurred approximately $190,000 in commitment fees related to the agreement. The agreement expires December 31, 1998.

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

4.  SHAREHOLDERS' EQUITY

REDEEMABLE CONVERTIBLE VOTING PREFERRED STOCK

     The Company's mandatorily redeemable convertible preferred stock consists of Series A and Series B cumulative redeemable convertible preferred stock, $.001 par value, 10,462,830 shares authorized in the aggregate and 3,462,830 and 7,000,000 shares issued and outstanding at September 30, 1998, respectively. Dividends accumulate at a rate of 8% per annum per share and are payable when declared in cash and are subject to certain restrictions. Voting rights for preferred stock are equal to the voting rights of the largest number of common shares into which the preferred stock are convertible. Accumulated dividends for Series A and B cumulative redeemable preferred stock at September 30, 1998 are $1,896,158.

     Contemporaneously with the closing of an underwritten public offering of common stock resulting in gross proceeds of at least $30 million at a per share price of $4.47 or greater the outstanding shares of Series A and Series B Preferred Stock shall automatically convert to common stock.

     The Series A and Series B preferred stock is convertible into common stock based on a share for share basis and can be adjusted upon the occurrence of certain transactions defined in the Issuer's articles of incorporation. In December, 2008 each share of Series A and Series B preferred stock shall automatically be redeemed at a redemption price per share, in cash, equal to 100% of the original issue price plus unpaid dividends. The Company has reserved a sufficient number of its authorized shares of common stock for the purpose of effecting the future conversion of the preferred stock.

WARRANTS

     During September and October, 1998, 150,000 shares of common stock were issued in connection with the exercise of common stock warrants at a price of $0.001 per share.

STOCK OPTIONS

     During 1997, the Company adopted a stock option plan which provides for the purchase of the common stock by certain employees. The maximum number of shares for which options may be granted under the plans shall not exceed 1,817,700 shares. Stock options are granted under various stock option agreements. Each stock option agreement contains specific terms.

     The options without performance acceleration under the incentive stock option agreement and options issued the non qualified stock option agreement vest and become exercisable ratably over a four year period, commencing one year after date of grant.

     The options with performance acceleration under the incentive stock option agreement and the non qualified stock option agreement vest and become exercisable upon the seventh anniversary of the grant date. Vesting, however, can be accelerated upon the achievement of certain milestones defined in each agreement.

     In accordance with SFAS 123, the fair value of each option grant was determined by using the Black-Scholes option pricing model with the following weighted average assumptions for the year ended December 31, 1997 and the nine months ended September 30, 1998: dividend yield of 0.0%; volatility of .70; risk free interest rate of 6.0%; and expected option lives of 7 years. Had compensation cost for the Company's stock options been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's net loss would have been $2,167,196 for the year ended December 31, 1997 and $5,219,798 for the nine months ended September 30, 1998.

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

4.  SHAREHOLDERS' EQUITY -- (CONTINUED)
     Option activity under the Company's plans is summarized below:

                                                   INCENTIVE STOCK     NON QUALIFIED STOCK
                                                     OPTION PLAN           OPTION PLAN
                                                 -------------------   --------------------
                                                            WEIGHTED              WEIGHTED
                                                            AVERAGE                AVERAGE
                                                            EXERCISE              EXERCISE
                                                  SHARES     PRICE      SHARES      PRICE
                                                 --------   --------   --------   ---------
Outstanding at beginning of April 25, 1997.....        --       --          --         --
Options granted................................   724,700    $2.89     160,000      $2.89
Options exercised..............................        --       --          --         --
Options canceled...............................        --       --          --         --
                                                 --------    -----     -------      -----
Outstanding at December 31, 1997...............   724,700    $2.89     160,000       2.89
                                                 ========    =====     =======      =====
Options granted................................   367,000     3.56     450,000       3.11
Options exercised..............................        --       --          --         --
Options canceled...............................  (125,800)    2.89          --         --
                                                 --------    -----     -------      -----
Outstanding at September 30, 1998..............   965,900    $3.15     610,000      $3.05
                                                 ========    =====     =======      =====

     At December 31, 1997, there were no options exercisable under the incentive stock option plan. At September 30, 1998 there were 162,500 options exercisable under the incentive stock option plan. There were no options exercisable under the non qualified option plan at December 31, 1997 or September 30, 1998.

     At December 31, 1997 and September 30, 1998, the weighted average remaining contractual life of the incentive stock options outstanding were 8.77 years and
9.14 years, respectively.

     At December 31, 1997 and September 30, 1998, the weighted average remaining contractual life of the non qualified stock options outstanding were 8.73 years and 9.24 years, respectively.

COMMON STOCK RESERVED FOR FUTURE ISSUANCE

     At September 30, 1998 the Company had reserved a total of 12,534,452 of its authorized 20,000,000 shares of common stock for future issuance as follows:

Convertible preferred stock.................................  10,462,830
Outstanding stock options...................................   1,575,900
Outstanding warrants........................................      49,540
Contingent purchase price consideration.....................     204,382
Possible future issuance under stock option plan............     241,800
                                                              ----------
                                                              12,534,452
                                                              ==========

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

5.  LEASES

OPERATING LEASES FROM OTHERS

     The Company leases office space and certain office equipment under noncancelable operating leases. The future minimum lease payments for these leases at September 30, 1998 are as follows:

1999........................................................  $1,059,376
2000........................................................     909,539
2001........................................................     863,029
2002........................................................     589,784
2003........................................................     283,093
                                                              ----------
Total.......................................................  $3,704,821
                                                              ==========

     Rent expense was approximately $234,000 and $456,000 for the period from April 25, 1997 (inception) to December 31, 1997 and for the nine months ended September 30, 1998, respectively.

ANTENNAE SPACE LEASED TO OTHERS

     The Company currently leases antennae space on multi-tenant towers to a variety of wireless service providers under non cancelable operating leases. Cost and accumulated depreciation of the leased towers at September 30, 1998, was $8,539,000 and 128,000, respectively, and at December 31, 1997, was $167,000 and $3,000, respectively.

     At September 30, 1998, the approximate future minimum rental income under operating leases that have initial or remaining non cancelable terms in excess of one year are as follows:

                       (IN THOUSANDS)                         RENTAL INCOME
                       --------------                         -------------
1999........................................................   $  820,992
2000........................................................      820,992
2001........................................................      764,525
2002........................................................      637,121
2003........................................................       81,482
                                                               ----------
Total.......................................................   $3,125,112
                                                               ==========

6.  INCOME TAXES

     The Company did not recognize any income tax expense for the period from April 25, 1997 (inception) to December 31, 1997 and for the nine months ended September 30, 1998 as the Company incurred a net loss for the periods and the resulting deferred tax assets were fully reserved.

     The components of net deferred taxes are as follows:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
Deferred tax assets
Tax loss carryforwards......................................    $183,000      $2,370,000
                                                                ========      ==========
Total gross deferred tax assets.............................     183,000       2,370,000
Valuation allowance.........................................    (183,000)     (2,370,000)
                                                                --------      ----------
                                                                $     --      $       --
                                                                ========      ==========

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

6.  INCOME TAXES -- (CONTINUED)
     Deferred tax assets result primarily from differences between book and tax treatment of net operating losses. The Company has a federal net operating loss carryforward of approximately $6.0 million that expires in the year 2012. Also, the Company has state tax losses of $6.0 million that expire in 2002. Deferred tax assets were fully reserved as of December 31, 1997 and September 30, 1998. Based on the Company's history of losses to date, management has provided a valuation allowance to offset the deferred assets related to federal and state net operating losses.

7.  RELATED PARTY TRANSACTION

     In conjunction with the acquisition of TeleSite, the Company issued a $2,312,000 note payable to a shareholder. In the period from April 25, 1997 (inception) to December 31, 1997 and the nine months ended September 30, 1998, the Company incurred approximately $100,000 and $81,000 of interest expense related to the note payable to shareholder, respectively. The balance at December 31, 1997 was $2,312,000. In June, 1998, the note was paid in full.

     During the period from April 25, 1997 (inception) to December 31, 1997 and the nine months ended September 30, 1998, the Company paid approximately $60,000 and $90,000 to a related party for management fees.

     During the period from April 25, 1997 (inception) to December 31, 1997, the Company paid approximately $57,000 to a related party for rent expense for an office facility. In September 1997, the lease with the related party was terminated.

8.  EMPLOYEE BENEFIT PLAN

     The Company provides a 401(k) plan for the benefit of all its employees meeting specified eligibility requirements. The Company's contributions to the plan are discretionary and totaled approximately $11,000 and $20,000 for the period from April 25, 1997 (inception) to December 31, 1997 and for the nine months ended September 30, 1998, respectively.

9.  SALE OF AFFILIATES

     In February, 1998 the Company entered into a purchase and sale agreement under which it sold its wholly-owned subsidiary, MetroSite, for $298,575. The Company recognized a gain on the sale of $257,251.

     In May, 1998, the Company sold its ownership interest in Communication Management Specialists, LLC ("CMS") for $375,000, in exchange for a note receivable bearing interest at 8.5% per annum, payable to the Company over 60 months. The Company recognized a gain on the sale of approximately $189,000. Prior to the sale, the Company's ownership interest in CMS was accounted for using the equity method.

10.  ACQUISITION ACTIVITY

     In June 1998, the Company entered into an agreement under which it acquired all of the membership interests of H&K Investments, LLC for $1,400,000 in a transaction accounted for as a purchase. The results of operations of H&K are included in the Company's operations from the date of acquisition. The Company paid $1,300,000 in cash and recorded notes payable for $100,000 in conjunction with the acquisition.

     In August 1998, the Company entered into an asset purchase agreement with Airadigm Communications, Inc. ("Airadigm") for the purchase of 47 towers for approximately $11,750,000. The

                   SPECTRASITE HOLDINGS, INC. AND SUBSIDIARY

10.  ACQUISITION ACTIVITY -- (CONTINUED)
Company paid the entire amount to an escrow account pending completion of due diligence review terms included in the agreement. Accordingly, the Company recorded the estimated purchase price as a non-current deposit. Under the terms of the agreement, the Company will leaseback antenna space on the towers to Airadigm.

     In August 1998, the Company entered into an asset purchase agreement with Amica Wireless Phone Service, Inc. for the purchase of the construction in progress of 14 towers for approximately $474,000.

     In September 1998, the Company acquired all of the outstanding common stock of GlobalComm, Inc. for $1,988,864 cash in a transaction accounted for as a purchase. The Company recorded approximately $1,669,000 of goodwill related to the transaction.

11.  SUBSEQUENT EVENTS

     On October 9, 1998, the Company paid a former employee $500,000 under an agreement to release the Company from any potential claims and to buy 125,000 shares of SpectraSite common stock from the former employee for an agreed upon price. In addition, the agreement provided that shareholders of SpectraSite would have an option to purchase the former employee's remaining 37,605 shares of SpectraSite common stock for the same price per share, provided that the Company advise the former employee in writing of the exercise of all or any portion of such option by November 15, 1998.

12.  YEAR 2000 ISSUE (UNAUDITED)

     Many existing computer systems and applications, and other control devices, use only two digits to identify a year in the date field, without considering the impact of the upcoming changes in the century. As a result, such systems and applications could fail or create erroneous results unless corrected so that they can process data related to the year 2000. The Company relies on its systems, applications and devices in operating and monitoring all major aspects of its business, including the financial systems (such as general ledger, accounts payable and payroll modules), customer services, infrastructure, embedded computer chips, networks and telecommunications equipment and products. The Company also relies, directly and indirectly, on external systems of business enterprises such as customers, suppliers, creditors, financial organizations and of governmental entities, both domestic and international, for accurate exchange of data. The Company's current estimate is that the costs associated with the year 2000 issue, and the consequences of incomplete or untimely resolution of the year 2000 issue, will not have a material adverse effect on the results of operations or financial position of the Company in any given year. However, despite the Company's efforts to address the year 2000 impact on its internal systems, the Company has not fully identified such impact or whether such impact can be resolved without disruption of its business and without incurring significant expense. In addition, even if the internal systems of the Company are not materially affected by the year 2000 issue, the Company could be affected through disruption in the operation of the enterprises with which the Company interacts.

                         REPORT OF INDEPENDENT AUDITORS

The Members
TeleSite Services, LLC

     We have audited the accompanying consolidated balance sheet of TeleSite Services, LLC (the "Company") as of December 31, 1996 and the related consolidated statements of operations and members' equity and cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 through May 12, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TeleSite Services, LLC at December 31, 1996 and the consolidated results of its operations and its cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 through May 12, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Raleigh, North Carolina
March 27, 1998

                             TELESITE SERVICES, LLC

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

ASSETS
Current assets:
  Cash......................................................  $    4,854
  Accounts receivable:
     Trade..................................................   1,777,611
     Other..................................................      37,107
  Prepaid expenses and other................................      39,964
                                                              ----------
Total current assets........................................   1,859,536
Property and equipment, net.................................     931,291
Investment in affiliate.....................................     131,459
                                                              ----------
Total assets................................................  $2,922,286
                                                              ==========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Line of credit............................................  $  946,724
  Accounts payable..........................................     688,180
  Accrued expenses..........................................      33,092
  Current portion of long-term debt.........................     295,711
                                                              ----------
Total current liabilities...................................   1,963,707
Long-term debt, less current portion........................      81,106
                                                              ----------
Total liabilities...........................................   2,044,813
Members' equity.............................................     877,473
                                                              ----------
Total liabilities and members' equity.......................  $2,922,286
                                                              ==========

                            See accompanying notes.

                             TELESITE SERVICES, LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                      FOR THE
                                                                                    PERIOD FROM
                                                                   FOR THE        JANUARY 1, 1997
                                                                 YEAR ENDED             TO
                                                              DECEMBER 31, 1996    MAY 12, 1997
                                                              -----------------   ---------------
Revenues....................................................     $8,840,869         $1,925,985
Cost of revenues............................................      2,254,777            594,683
                                                                 ----------         ----------
Gross profit................................................      6,586,092          1,331,302
Selling, general and administrative expenses................      4,255,840          1,741,856
Depreciation expense........................................         91,133             55,870
                                                                 ----------         ----------
Operating income (loss).....................................      2,239,119           (466,424)
Interest expense............................................        (66,505)           (35,695)
Equity in earnings (loss) of affiliate......................        116,459             (1,087)
                                                                 ----------         ----------
Net income (loss)...........................................     $2,289,073         $ (503,206)
                                                                 ==========         ==========

                            See accompanying notes.

                             TELESITE SERVICES, LLC

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

Members' deficiency at January 1, 1996......................  $ (445,584)
  Distributions to members..................................    (966,016)
  Net income................................................   2,289,073
                                                              ----------
Members' equity at December 31, 1996........................  $  877,473
                                                              ==========

                            See accompanying notes.

                             TELESITE SERVICES, LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                      FOR THE
                                                                                    PERIOD FROM
                                                                   FOR THE        JANUARY 1, 1997
                                                                 YEAR ENDED             TO
                                                              DECEMBER 31, 1996    MAY 12, 1997
                                                              -----------------   ---------------
OPERATING ACTIVITIES
Net income (loss)...........................................     $ 2,289,073         $(503,206)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation..............................................          91,133            55,870
  Equity in (earnings) loss of affiliate....................        (116,459)            1,087
  Changes in operating assets and liabilities:
     Trade accounts receivable..............................      (1,314,087)          456,345
     Other accounts receivable..............................         (34,072)          (76,610)
     Prepaid expenses and other.............................         (35,827)          (17,487)
     Accounts payable.......................................         197,702           (42,534)
     Accrued expenses.......................................          31,568            55,593
                                                                 -----------         ---------
Net cash provided by (used in) operating activities.........       1,109,031           (70,942)
INVESTING ACTIVITIES
Purchases of property and equipment.........................        (837,808)         (321,788)
Investment in affiliate.....................................         (15,000)               --
                                                                 -----------         ---------
Net cash used in investing activities.......................        (852,808)         (321,788)
FINANCING ACTIVITIES
Net proceeds from line of credit............................         368,724           249,338
Net proceeds from long-term debt............................         556,391           293,785
Repayment of long-term debt.................................        (224,923)               --
Proceeds from capital contribution..........................              --               100
Distribution to members.....................................        (966,016)         (153,499)
                                                                 -----------         ---------
Net cash (used in) provided by financing activities.........        (265,824)          389,724
                                                                 -----------         ---------
Net decrease in cash........................................          (9,601)           (3,006)
Cash at beginning of period.................................          14,455             4,854
                                                                 -----------         ---------
Cash at end of period.......................................     $     4,854         $   1,848
                                                                 ===========         =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest....................     $    64,000         $  30,695
                                                                 ===========         =========

                            See accompanying notes.

                             TELESITE SERVICES, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     TeleSite Services, LLC (the "Company") was formed on August 1, 1995, for the purpose of providing site development services, as agent, to companies operating in the telecommunications industry. TeleSite's clients are located primarily in the southeastern and south central regions of the United States.

     Metrosite Management, LLC ("Metrosite") was formed on February 28, 1997 by the contribution of $99 by the Company and $1 by a member of the Company for the 99% and 1% ownership of Metrosite, respectively. Metrosite was formed for the purpose of negotiating agreements with municipalities to lease certain locations to PCS providers (e.g., water towers, etc.) in return for a percentage of the monthly rental amounts charged by the municipalities to the PCS providers.

PRINCIPLES OF CONSOLIDATION

     The accompanying 1997 consolidated financial statements include the accounts of TeleSite, LLC and MetroSite Management, LLC from the date of MetroSite's formation. All significant intercompany transactions and balances have been eliminated in consolidation. Minority interest related to the membership interest not owned by the Company is insignificant.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from three to seven years.

REVENUE RECOGNITION

     Revenue from projects is recognized when site selection services are rendered.

COST OF REVENUES

     Cost of revenues consist of the direct costs incurred to provide the related services.

SIGNIFICANT CONCENTRATIONS

     The Company's customer base consists of companies operating in the telecommunications industry. The Company's exposure to credit risk consists primarily of unsecured accounts receivable from these

                             TELESITE SERVICES, LLC

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) customers. Following is information concerning revenue and accounts receivable concentrations of the Company's major customers:

                                                           % OF REVENUES
                                               --------------------------------------
                                                                      PERIOD FROM
                                                                    JANUARY 1, 1997
                                                  YEAR ENDED               TO
                                               DECEMBER 31, 1996      MAY 12, 1997
                                               -----------------   ------------------
Customer 1...................................         21%                  34%
Customer 2...................................         63%                  30%
Customer 3...................................         --                   12%

                                                    % OF ACCOUNTS RECEIVABLE AT
                                               --------------------------------------
                                               DECEMBER 31, 1996      MAY 12, 1997
                                               -----------------      ------------
Customer 1...................................         11%                  37%
Customer 2...................................         67%                  24%

INVESTMENT IN AFFILIATE

     The Company's 33% ownership interest in Communication Management Specialists, LLC, ("CMS") a company that provides construction management services to telecommunications companies, is accounted for using the equity method.

     Summary financial information of CMS is as follows:

                                                                     AS OF AND FOR
                                                                          THE
                                                                      PERIOD FROM
                                                AS OF AND FOR THE   JANUARY 1, 1997
                                                   YEAR ENDED             TO
                                                DECEMBER 31, 1996    MAY 12, 1997
                                                -----------------   ---------------
                                                   (UNAUDITED)        (UNAUDITED)
Current Assets................................     $1,110,500          $810,200
Non-current Assets............................         16,300            17,800
Current Liabilities...........................        747,400           452,000
Non-current Liabilities.......................             --                --
Members' equity...............................        379,400           376,000
Net Sales.....................................      2,404,866           650,000
Gross Profit..................................        553,164           179,500
Net income....................................        352,900            (3,300)

INCOME TAXES

     The Company is organized as a limited liability company and is therefore not subject to income taxes. All taxable income or loss is reported by the members on their respective income tax returns. Therefore the accompanying Consolidated Statement of Operations and Members' Equity does not include any provision for income tax expense.

                             TELESITE SERVICES, LLC

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1996:

Land........................................................  $  297,600
Equipment...................................................     304,148
Furniture and fixtures......................................     143,199
Vehicles....................................................     200,240
Leasehold improvements......................................      53,448
Construction in progress....................................      42,259
                                                              ----------
Total.......................................................   1,040,894
Less accumulated depreciation...............................    (109,603)
                                                              ----------
Property and equipment, net.................................  $  931,291
                                                              ==========

3.  LINE OF CREDIT AND LONG-TERM DEBT

     The Company has a maximum $1,500,000 line of credit with a bank, with an outstanding balance of $946,724 at December 31, 1996. The line of credit bears interest at a variable rate, not to exceed 10%, with interest payable monthly and principal due May 31, 1997. The rate of interest at December 31, 1996 was 8.5%. The line of credit is collateralized by substantially all assets of the Company.

     Long-term debt consisted of the following at December 31, 1996:

Note payable to a bank, bearing interest at 8.5%, maturing
  April 4, 1997, monthly payments of interest of $1,780,
  collateralized by land....................................  $ 250,000
Installment notes payable to a bank, bearing interest at
  rates ranging from 8.75% to 10.2%, maturing from October
  20, 1998 to December 9, 1999, monthly payments of
  principal and interest of $4,614, collateralized by
  vehicles..................................................    126,817
                                                              ---------
Total.......................................................    376,817
Less current maturities.....................................   (295,711)
                                                              ---------
Long-term debt..............................................  $  81,106
                                                              =========

     Maturities of long-term debt at December 31, 1996 are as follows:

                                                                   FOR THE
                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                              -----------------
1997........................................................      $295,711
1998........................................................        46,815
1999........................................................        34,291
                                                                  --------
Total.......................................................      $376,817
                                                                  ========

     The Company estimates that the fair value of notes payable approximates the carrying value based upon its effective current borrowing rate for debt with similar terms and remaining maturities. Disclosure about fair value of financial instruments is based upon information available to management as of December 31, 1996.

                             TELESITE SERVICES, LLC

4.  RELATED PARTY TRANSACTIONS

     The company is affiliated with other organizations by common ownership and/or control. During the year ended December 31, 1996 and the period from January 1, 1997 to May 12, 1997, the Company paid approximately $66,000 and $22,000, respectively, to an affiliated organization for rent expense.

     On May 9, 1997, a member of the Company assumed the Company's construction line of credit with a bank of $562,135, in exchange for land and construction in progress with carrying values of $297,600 and $322,292, respectively. The Company recorded a non-cash shareholder's distribution of $57,757 associated with this transaction.

5.  LEASES

     The Company leases office space and certain office equipment under noncancelable operating leases. The future minimum lease payments under such leases at December 31, 1996 are as follows:

1997........................................................  $164,597
1998........................................................   136,409
1999........................................................    93,696
2000........................................................    66,429
2001........................................................    27,500
                                                              --------
Total.......................................................  $488,631
                                                              ========

     Rent expense under operating leases was approximately $110,000 and $57,000 for the year ended December 31, 1996 and for the period from January 1, 1997 to May 12, 1997, respectively.

6.  EMPLOYEE BENEFIT PLAN

     The Company provides a 401(k) plan for the benefit of its employees meeting specified eligibility requirements. The Company's contributions to the plan are discretionary and totaled $15,205 in 1996 and $12,342 for the period from January 1, 1997 to May 12, 1997.

7.  SUBSEQUENT EVENT

     On May 12, 1997, 100% of the members' interests of the Company and its subsidiary, Metrosite, were acquired by SpectraSite Holdings, Inc., a Delaware corporation.

------------------------------------------------------
------------------------------------------------------

     No dealer, salesperson or other person is authorized to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations. This Prospectus is an offer to sell or to buy only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date.

                      ------------------------------------

                               TABLE OF CONTENTS
                      ------------------------------------

                                        PAGE
                                        ----
Certain Introductory Matters..........    1
Prospectus Summary....................    2
Risk Factors..........................   12
Use of Proceeds.......................   20
Capitalization........................   21
Unaudited Pro Forma Financial Data....   22
Selected Financial Data...............   28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   30
Industry Review.......................   34
Business..............................   39
Management............................   50
Certain Transactions..................   55
Ownership of Capital Stock............   58
Description of Capital Stock..........   60
Description of New Credit Facility....   62
The Exchange Offer....................   64
Description of the Notes..............   73
Certain U.S. Federal Tax
  Considerations......................  103
Plan of Distribution..................  110
Legal Matters.........................  110
Experts...............................  110
Index to Financial Statements.........  F-1

     UNTIL           , 1998 (90TH DAY AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                           SPECTRASITE HOLDINGS, INC.

                               EXCHANGE OFFER FOR
                       12% SENIOR DISCOUNT NOTES DUE 2008
                     -------------------------------------

                                   PROSPECTUS
                     -------------------------------------

                                SPECTRASITE LOGO
                                          , 1998

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation (in its original certificate of incorporation or amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise of perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation, as amended, limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   3.1    Certificate of Incorporation of Integrated Site Development
          ("ISD"), dated and filed as of April 25, 1997
   3.2    Certificate of Amendment of the Certificate of Incorporation
          of ISD, dated as of May 11, 1997 (authorizing Series A
          Preferred Stock) and filed May 12, 1997
   3.3    Certificate of Amendment of the Certificate of Incorporation
          of ISD, dated as of August 14, 1997 (changing name to
          SpectraSite Communications, Inc. ("SCI")) and filed August
          15, 1997
   3.4    Certificate of Amendment of the Certificate of Incorporation
          of SCI, dated and filed as of October 29, 1997 (changing
          name to SpectraSite Holdings, Inc. (the "Registrant"))
   3.5    Certificate of Amendment of the Certificate of Incorporation
          of the Registrant, dated and filed as of March 23, 1998
          (authorizing Series B Preferred Stock)
   3.6    Certificate of Amendment of the Certificate of Incorporation
          of the Registrant, dated as of May 29, 1998 and filed June
          2, 1998
   3.7    Certificate of Amendment of the Certificate of Incorporation
          of the Registrant, dated as of August 18, 1998 and filed
          August 19, 1998
   3.8    Bylaws of ISD, dated as of April 25, 1997
   4.1    Indenture, dated as of June 26, 1998, between the Registrant and United States Trust Company of New York, as trustee

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *5.1    Opinion of Dow Lohnes & Albertson, PLLC
  10.1    Stock Purchase Agreement (Series A Preferred Stock), dated as of May 12, 1997, by and among U.S. Towers, Inc. ("UST"),
          TeleSite Services, LLC ("TeleSite"), Metrosite Management,
          LLC ("Metrosite"), Whitney Equity Partners, L.P. ("Whitney
          Equity"), Kitty Hawk Capital Limited Partnership, L.P., III
          ("Kitty Hawk III"), and ISD
  10.2    Stock Purchase Agreement (Series B Preferred Stock), dated as of March 23, 1998, by and among the Registrant, Whitney
          Equity, J. H. Whitney, III, L.P. ("Whitney III"), Whitney
          Strategic Partners III, L.P. ("Whitney Strategic"),
          Waller-Sutton Media Partners, L.P. ("Waller-Sutton"), Kitty
          Hawk III, Kitty Hawk Capital Limited Partnership, IV ("Kitty
          Hawk IV"), Eagle Creek Capital, L.L.C. ("Eagle Creek"), The
          North Carolina Enterprise Fund, L.P. ("NCEF"), Finley Family
          Limited Partnership ("Finley LP"), William R. Gupton
          ("Gupton"), Jack W. Jackman ("Jackman") and Alton D. Eckert
          ("Eckert")
  10.3    First Amendment to Stock Purchase Agreement (Series B
          Preferred Stock), dated as of May 29, 1998
  10.4    Second Amendment to Stock Purchase Agreement (Series B
          Preferred Stock), dated as of August 27, 1998
  10.5    Amended and Restated Registration Rights Agreement, dated as of March 23, 1998, by and among the Registrant, Whitney
          Equity, Whitney III, Whitney Strategic, Waller-Sutton, Kitty
          Hawk III, Kitty Hawk IV, Eagle Creek, NCEF, Finley LP,
          Gupton, Eckert, Stephen H. Clark ("Clark") and Robert M.
          Long ("Long")
  10.6    Second Amended and Restated Stockholders' Agreement, dated as of March 23, 1998, by and among the Registrant, Whitney
          Equity, Whitney III, Whitney Strategic, Waller-Sutton, Kitty
          Hawk III, Kitty Hawk IV, Eagle Creek, Clark, Long, Finely
          LP, NCEF, Edward Lutkewich ("Lutkewich"), Jackman, Eckert,
          and Gupton
  10.7    First Amendment to Second Amended and Restated Stockholders'
          Agreement, dated as of May 29, 1998
  10.8    Executive Employment Agreement, dated as of May 12, 1997, by
          ISD and Joe Finley, III ("Finley")
  10.9    Assignment and Amendment of Employment Agreement, dated as of October 31, 1997, by and between the Registrant, SCI and
          Finley
  10.10   Employment Agreement, dated as of May 12, 1997, by ISD and
          Tracy Gill
  10.11   Confidentiality and Non-Competition Agreement, dated as of
          May 12, 1997, by and between ISD and Clark
  10.12   Membership Interests Purchase Agreement, dated as of
          December 31, 1997, by and among SCI, Jeffrey Hawkins, Edwin
          Keuck and H&K Investments LLC
  10.13   First Amendment to the Membership Interests Purchase
          Agreement, dated May 29, 1998
  10.14   Purchase and Sale Agreement, dated as of February 20, 1998, by and among the Registrant, Metrosite and Apex Site
          Management, L.P.
  10.15   Letter Agreement, dated as of February 6, 1998, by and
          between SCI and Whalen

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  10.16   Stock Option Plan of the Registrant, effective as of June
          24, 1997
  10.17   Management Rights Letter Agreement, dated as of March 23,
          1998, by and between the Registrant and Kitty Hawk IV
  10.18   Escrow Agreement, dated as of May 12, 1997, by and among
          ISD, Finley LP, and Morrison Cohen Singer & Weinstein, LLP
          ("Morrison Cohen")
  10.19   Option Escrow Agreement, dated as of May 12, 1997, by and
          among Whitney LP, Kitty Hawk III and Morrison Cohen
  10.20   Release and Settlement Agreement, dated as of May 12, 1997, by and among PCX Corporation ("PCX"), NCEF, Kitty Hawk III,
          Eckert, Gupton, Jackman, Lutkewich, UST, Long and Clark
  10.21   Stock Restriction Agreement, dated as of May 12, 1997, by
          and between ISD and Finley LP
  10.22   Agreement, dated September 15, 1998, by and between Robert
          M. Long and the Registrant
  10.23   Asset Purchase Agreement, dated as of August 14, 1998 by and among Airadigm Communications, Inc. ("Airadigm") and SCI
  10.24   Form of Master Tower Attachment Lease Agreement by and
          between Airadigm and SCI
  10.25   Asset Purchase, dated as of August 20, 1998, by and among
          Amica Wireless PhoneService, Inc. ("Amica") and SCI
  10.26   Form of Master Design Build Lease Agreement by and between
          Amica and SCI
  10.27   Stock Contribution Agreement, dated as of May 12, 1997, by and among ISD, Clark, Long and UST
  10.28   Membership Interests Contribution Agreement, dated as of May
          12, 1997, by and among ISD, Finley, Caroline Finley, Finley
          LP, the Central Arkansas Opportunity Foundation, TeleSite
          and MetroSite
  10.29   Agreement and Plan of Merger, dated as of October 31, 1997, by and between UST and SCI
   12.1   Computation of Ratio of Earnings to Fixed Charges
   21.1   Subsidiaries of the Registrant
  *23.1   Consent of Dow, Lohnes & Albertson, PLLC (contained in
          Exhibit 5.1)
   23.2   Consent of Ernst & Young LLP
   27.1   Financial Data Schedule
   99.1   Form of Letter of Transmittal
   99.2   Form of Notice of Guaranteed Delivery

---------------
* To be filed by amendment

     (b) Financial Statement Schedules.

          None.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issues undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, SPECTRASITE HOLDINGS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CARY, STATE OF NORTH CAROLINA, ON NOVEMBER 10, 1998.

                                          SPECTRASITE HOLDINGS, INC.

                                          By:     /s/ STEPHEN H. CLARK
                                            ------------------------------------
                                                      Stephen H. Clark
                                                  Chief Executive Officer

     SPECTRASITE HOLDINGS, INC., A DELAWARE CORPORATION, AND EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEPHEN H. CLARK AND DAVID P. TOMICK, AND EITHER OF THEM, WITH FULL POWER TO ACT WITHOUT THE OTHERS, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN THIS REGISTRATION STATEMENT, AND ANY AND ALL AMENDMENTS THERETO (INCLUDING, WITHOUT LIMITATION, POST-EFFECTIVE AMENDMENTS AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(b) OR RULE 462(d) UNDER THE SECURITIES ACT OF 1933, AS AMENDED), AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING NECESSARY OR DESIRABLE TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT, OR EITHER OF THEM, OR THEIR SUBSTITUTE OR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                   TITLE                        DATE
                ---------                                   -----                        ----

           /s/ STEPHEN H. CLARK             Chief Executive Officer and Chairman   November 10, 1998
------------------------------------------  of the Board of Directors (Principal
             Stephen H. Clark               Executive Officer)

           /s/ DAVID P. TOMICK              Chief Financial Officer and Secretary  November 10, 1998
------------------------------------------  (Principal Financial Officer)
             David P. Tomick

            /s/ CATHY M. ANTEE              Controller and Assistant Secretary     November 10, 1998
------------------------------------------  (Principal Accounting Officer)
              Cathy M. Antee

          /s/ JOE L. FINLEY, III            Vice Chairman of the Board of          November 10, 1998
------------------------------------------  Directors
            Joe L. Finley, III

           /s/ MICHAEL R. STONE             Director                               November 10, 1998
------------------------------------------
             Michael R. Stone

          /s/ JAMES R. MATTHEWS             Director                               November 10, 1998
------------------------------------------
            James R. Matthews

           /s/ W. CHRIS HEGELE              Director                               November 10, 1998
------------------------------------------
             W. Chris Hegele

         /s/ ANDREW J. ARMSTRONG            Director                               November 10, 1998
------------------------------------------
           Andrew J. Armstrong